Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 26, 2024 (the “Amendment Effective Date”), between CORE INCOME FUNDING V LLC, a Delaware limited liability company, as the borrower (the “Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, Blue Owl Credit Income Corp., as the Servicer, the Administrative Agent, Blue Owl Credit Income Corp., as the Equityholder, State Street Bank and Trust Company, as the Collateral Agent, Alter Domus (US) LLC, as the Collateral Custodian and each of the Lenders, are party to the Loan and Security Agreement, dated as of March 9, 2023 (as amended, modified, waived, supplemented, restated or replaced from time to time, the “Loan and Security Agreement”); and

WHEREAS, the parties hereto desire to amend the Loan and Security Agreement in accordance with Section 2.19(a) thereof and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.   Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Security Agreement.

ARTICLE II

Amendments to Loan and Security Agreement

SECTION 2.1.   As of the Amendment Effective Date, the Loan and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1.  The Borrower hereby represents and warrants to the

Administrative Agent that, as of the Amendment Effective Date, (i) no Default, Event of Default or Change of Control has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1.   This Amendment shall become effective upon the execution and delivery of this Amendment by the parties hereto.

ARTICLE V

Miscellaneous

SECTION 5.1.   Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2.   Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3.   Ratification. Except as expressly amended hereby, the Loan and Security Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Security Agreement for all purposes.

SECTION 5.4.   Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5.   Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6.   Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on

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the Uniform Electronic Transactions Act.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Effective Date.

CORE INCOME FUNDING V LLC, as the Borrower

By:	/s/ Bryan Cole
Name: Bryan Cole
Title: President and Treasurer

[Signature Page to Amendment No. 1 to LSA]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:	/s/ Brendan Cappiello
Name: Brendan Cappiello
Title: Vice President

[Signature Page to Amendment No. 1 to LSA]

Appendix A

EXECUTION VERSION

CONFORMED THROUGH FIRST AMENDMENT DATED JUNE 26, 2024

$300,000,000

LOAN AND SECURITY AGREEMENT

by and among

BLUE OWL ~~ROCK CORE~~CREDIT INCOME CORP.,

(Servicer)

CORE INCOME FUNDING V LLC,

(Borrower)

BLUE OWL ~~ROCK CORE~~CREDIT INCOME CORP.,

(Equityholder)

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

(Lenders)

WELLS FARGO BANK, NATIONAL ASSOCIATION,

(Administrative Agent)

STATE STREET BANK AND TRUST COMPANY,

(Collateral Agent)

and

ALTER DOMUS (US) LLC,

(Collateral Custodian)

Dated as of March 9, 2023

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

Section 1.1	Certain Defined Terms	2
Section 1.2	Other Terms	~~55~~55
Section 1.3	Computation of Time Periods	~~55~~55
Section 1.4	Interpretation	~~55~~55

ARTICLE II

THE ADVANCES

Section 2.1	The Advances	~~58~~58
Section 2.2	Procedures for Advances by the Lenders	~~58~~58
Section 2.3	Reduction of the Facility Amount; Principal Repayments	~~59~~59
Section 2.4	Determination of Interest	~~60~~60
Section 2.5	[Reserved]	~~61~~60
Section 2.6	Borrowing Base Deficiency Cures	~~61~~60
Section 2.7	Priority of Payments	~~61~~61
Section 2.8	Alternate Priority of Payments	~~64~~64
Section 2.9	Collections and Allocations	~~65~~65
Section 2.10	Payments, Computations, etc.	~~67~~66
Section 2.11	Fees	~~68~~67
Section 2.12	Increased Costs; Capital Adequacy; Illegality	~~68~~67
Section 2.13	Taxes	~~70~~69
Section 2.14	Reinvestments; Discretionary Sales, Substitutions and Optional Sales of Loans	~~74~~73
Section 2.15	Assignment of the Sale Agreements	~~77~~77
Section 2.16	Capital Contributions	~~78~~77
Section 2.17	Defaulting Lenders	~~78~~77
Section 2.18	Mitigation Obligations; Replacement of Lenders	~~79~~79
Section 2.19	Effect of Benchmark Transition Event	~~80~~80

ARTICLE III

CONDITIONS TO CLOSING AND ADVANCES

Section 3.1	Conditions to Closing	~~81~~81
Section 3.2	Conditions Precedent to All Advances and Acquisitions of Loans	~~84~~83
Section 3.3	Custodianship; Transfer of Loans and Permitted Investments	~~86~~86

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1	Representations and Warranties of the Loan Parties	~~88~~87
Section 4.2	Representations and Warranties of each Loan Party Relating to this Agreement and the Collateral	~~97~~97
Section 4.3	Representations and Warranties of the Servicer	~~98~~97
Section 4.4	Representations and Warranties of the Collateral Agent	~~100~~99
Section 4.5	Representations and Warranties of the Seller and the Equityholder	~~101~~100

ARTICLE V

GENERAL COVENANTS

Section 5.1	Affirmative Covenants of the Loan Parties	~~101~~101
Section 5.2	Negative Covenants of each Loan Party	~~107~~106
Section 5.3	Affirmative Covenants of the Servicer	~~109~~109
Section 5.4	Negative Covenants of the Servicer	~~112~~111
Section 5.5	Affirmative Covenants of the Collateral Agent	~~113~~113
Section 5.6	Negative Covenants of the Collateral Agent	~~114~~113
Section 5.7	Covenants of the Equityholder and the Seller	~~114~~114

ARTICLE VI

COLLATERAL ADMINISTRATION

Section 6.1	Appointment of the Servicer	~~115~~115
Section 6.2	Duties of the Servicer	~~116~~115
Section 6.3	Authorization of the Servicer	~~122~~121
Section 6.4	Collection of Payments; Accounts	~~123~~122
Section 6.5	Realization Upon Defaulted Loans	~~124~~123
Section 6.6	Servicer Compensation	~~124~~123
Section 6.7	Expense Reimbursement	~~124~~124
Section 6.8	Reports; Information	~~125~~124
Section 6.9	Annual Statement as to Compliance	~~126~~125
Section 6.10	The Servicer Not to Resign	~~126~~126
Section 6.11	Servicer Termination Events	~~127~~126

ARTICLE VII

THE COLLATERAL AGENT

Section 7.1	Designation of Collateral Agent	~~127~~127
Section 7.2	Duties of Collateral Agent	~~128~~127
Section 7.3	Merger or Consolidation	~~130~~129
Section 7.4	Collateral Agent Compensation	~~130~~130
Section 7.5	Collateral Agent Removal	~~130~~130
Section 7.6	Limitation on Liability	~~131~~130
Section 7.7	Resignation of the Collateral Agent	~~132~~132

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ARTICLE VIII

SECURITY INTEREST

Section 8.1	Grant of Security Interest	~~133~~132
Section 8.2	Release of Lien on Collateral	~~134~~133

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1	Events of Default	~~135~~134
Section 9.2	Remedies	~~138~~137
Section 9.3	Collateral Agent Shall Enforce Claims	~~139~~139
Section 9.4	Application of Cash Collected	~~140~~139
Section 9.5	Rights of Action	~~140~~139
Section 9.6	Unconditional Rights of Lenders to Receive Principal and Interest	~~140~~139
Section 9.7	Restoration of Rights and Remedies	~~140~~140
Section 9.8	Rights and Remedies Cumulative	~~141~~140
Section 9.9	Delay or Omission Not Waiver	~~141~~140
Section 9.10	Waiver of Stay or Extension Laws	~~141~~140
Section 9.11	Power of Attorney	~~141~~140

ARTICLE X

INDEMNIFICATION

Section 10.1	Indemnities by the Loan Parties	~~142~~141
Section 10.2	Indemnities by the Servicer	~~145~~144
Section 10.3	After-Tax Basis	~~146~~145

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.1	Appointment	~~146~~145
Section 11.2	Standard of Care	~~147~~146
Section 11.3	Administrative Agent’s Reliance, etc.	~~147~~146
Section 11.4	Credit Decision with Respect to the Administrative Agent	~~147~~146
Section 11.5	Indemnification of the Administrative Agent	~~147~~146
Section 11.6	Successor Administrative Agent	~~148~~147
Section 11.7	Payments by the Administrative Agent	~~148~~147
Section 11.8	Erroneous Payments	~~149~~148

ARTICLE XII

MISCELLANEOUS

Section 12.1	Amendments and Waivers	~~151~~150
Section 12.2	Notices, etc.	~~152~~151
Section 12.3	Ratable Payments	~~153~~151
Section 12.4	No Waiver; Remedies	~~153~~152

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Section 12.5	Binding Effect; Benefit of Agreement	~~153~~152
Section 12.6	Term of this Agreement	~~153~~152
Section 12.7	Governing Law	~~153~~152
Section 12.8	Consent to Jurisdiction; Waivers	~~154~~153
Section 12.9	Costs and Expenses	~~154~~153
Section 12.10	No Proceedings	~~155~~154
Section 12.11	Recourse Against Certain Parties	~~155~~154
Section 12.12	Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances	~~157~~156
Section 12.13	Confidentiality	~~158~~157
Section 12.14	Execution in Counterparts; Severability; Integration	~~160~~158
Section 12.15	Waiver of Setoff	~~160~~159
Section 12.16	Assignments by the Lenders	~~160~~159
Section 12.17	Heading and Exhibits	~~162~~161
Section 12.18	Recognition of the U.S. Special Resolution Regimes	~~162~~161
Section 12.19	Intent of the Parties	~~163~~161

ARTICLE XIII ~~INTENT OF~~ THE ~~PARTIES~~COLLATERAL CUSTODIAN

Section 13.1	The Collateral Custodian	~~163~~162
Section 13.2	Collateral Custodian Compensation	~~166~~165
Section 13.3	Limitation on Liability	~~167~~165
Section 13.4	Collateral Custodian Resignation	~~168~~167
Section 13.5	Release of Documents	~~168~~167
Section 13.6	Return of Underlying Instruments	~~169~~167
Section 13.7	Shipment of Required Loan Documents	~~169~~168
Section 13.8	Access to Certain Documentation and Information Regarding the Collateral; Audits	~~169~~168
Section 13.9	Collateral Agent	~~170~~169
Section 13.10	Removal and Resignation	~~170~~169

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EXHIBITS

EXHIBIT A-1	Form of Funding Notice
EXHIBIT A-2	Form of Repayment Notice
EXHIBIT A-3	Form of Reinvestment Notice
EXHIBIT A-4	Form of Borrowing Base Certificate
EXHIBIT A-5	Form of Approval Notice
EXHIBIT B	Form of Officer’s Certificate as to Solvency
EXHIBIT C	Form of Officer’s Closing Certificate
EXHIBIT D	Form of Release of Underlying Instruments
EXHIBIT E	Form of Assignment of Underlying Instruments
EXHIBIT F	Form of Joinder Supplement
EXHIBIT G	Form of Section 2.13 Certificate
EXHIBIT H	Form of Certificate of Required Loan Documents
EXHIBIT I	Form of Loan Checklist
EXHIBIT J	Form of Payment Date Report

SCHEDULES

SCHEDULE I	Legal Names
SCHEDULE II	Loan Schedule

ANNEXES

ANNEX A	Addresses for Notices
ANNEX B	Commitments

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of March 9, 2023, by and among:

(1)   BLUE OWL ~~ROCK CORE~~CREDIT INCOME CORP., a Maryland corporation, as Servicer (the “Servicer”);

(2)  CORE INCOME FUNDING V LLC, a Delaware limited liability company, as borrower (the “Borrower”);

(3)   BLUE OWL ~~ROCK CORE~~CREDIT INCOME CORP., a Maryland corporation, as equityholder (the “Equityholder”);

(4)   EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender,” collectively, the “Lenders”);

(5)  WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as the administrative agent hereunder (together with its successors and assigns in such capacity, the “Administrative Agent”);

(6)   STATE STREET BANK AND TRUST COMPANY, not in its individual capacity but as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”); and

(7)   ALTER DOMUS (US) LLC, a Delaware limited liability company, as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).

RECITALS

WHEREAS, the Borrower has requested that the Lenders extend credit hereunder by providing Commitments and making Advances (each as defined below) from time to time prior to the Reinvestment Period End Date (as defined below) for the general business purposes of the Borrower;

WHEREAS, the Borrower has requested that the Servicer act as the servicer of the Borrower and manage the Collateral (as defined below); and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Certain Defined Terms.

Certain capitalized terms used throughout this Agreement are defined in this Section 1.1. As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:

“1940 Act”: The United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account”: Any of the Canadian Dollar Account, the Collateral Account, the Euro Account, the GBP Account, the General Collection Account, the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account and any sub-accounts thereof deemed appropriate or necessary by the Collateral Agent or Securities Intermediary for convenience in administering such accounts.

“Accreted Interest”: Interest accrued on a Loan that is added to the principal amount of such Loan instead of being paid as it accrues.

“Accrual Period”: With respect to (a) the first Payment Date, the period from and including the Closing Date to and including the Determination Date immediately preceding the first Payment Date, and (b) any subsequent Payment Date, the period from but excluding the Determination Date preceding the previous Payment Date to and including the Determination Date preceding the current Payment Date (or, in the case of the final Accrual Period, to and including the Collection Date).

“Adjusted Borrowing Value”: For any Eligible Loan, on any date of determination, an amount equal to the Assigned Value for such Eligible Loan on such date multiplied by the Outstanding Balance of such Loan.

“Administrative Agent”: Wells Fargo, in its capacity as administrative agent, together with its successors and assigns, including any successor appointed pursuant to Section 11.6.

“Administrative Expenses”: All fees, expenses and indemnification payments (other than such amounts specified in Section 2.7(a)(1), (a)(2), (a)(3) and (a)(6), Section 2.7(b)(1), (b)(2), (b)(3) and (b)(6) and Section 2.8(1), (2), (3) and (6)) due or accrued and payable by the Borrower to any Person pursuant to any provision of any Transaction Document.

“Advance”: The meaning specified in Section 2.1(a).

“Advance Date”: With respect to any Advance, the date on which such Advance is made.

“Advances Outstanding”: On any date of determination, the aggregate principal amount of all Advances outstanding on such day, after giving effect to all repayments of Advances and the making of new Advances on such day; provided that, in each case, other than as explicitly set forth herein, (i) if such Advances and repayments are denominated in an Available Currency other than Dollars, Advances Outstanding shall be measured in respect of the equivalent in Dollars of such amounts, determined by the Servicer using the Applicable Exchange Rate; and (ii) excluding Accreted Interest and other accrued and unpaid interest thereon.

“Advisers Act”: The United States Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Affected Party”: The Administrative Agent, the Lenders and each of their respective permitted assigns.

“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent Approval Failure”: The Borrower has delivered at least ten (10) Loans to the Administrative Agent for review and approval during any 12-month period, the failure of the Administrative Agent to approve at least 50% of such Loans; provided that, (a) all Loans selected meet the requirements (other than, with respect to any rejected Loans, the consent of the Administrative Agent) set forth in the definition of Eligible Loan hereto and (b) any Loan approved with an Assigned Value less than 85% shall be deemed rejected solely for purposes of this definition.

“Agented Loan”: Any Loan which is agented by a Person (other than the Borrower) on behalf of each lender that is at any time party to the related Underlying Instruments.

“Aggregate Borrowing Base”: As of any Measurement Date, an amount equal to the least of:

(a)   the sum of (i) the sum of the products, for each Eligible Loan (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount on deposit in the Principal Collection Account and the Principal Collections on deposit in the Canadian Dollar Account, the Euro Account and the GBP Account (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date, minus (iii) the

Unfunded Exposure Required Amount (converted into Dollars using the Applicable Exchange Rate, if applicable), plus (iv) the amount on deposit in the Unfunded Exposure Account and the amounts designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account and the GBP Account (converted into Dollars using the Applicable Exchange Rate, if applicable);

(b)  (i) the aggregate Adjusted Borrowing Value of all Eligible Loans (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date minus (ii) the Minimum Equity Amount plus (iii) the amount on deposit in the Principal Collection Account and the Principal Collections on deposit in the Canadian Dollar Account, the Euro Account and the GBP Account (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date, minus (iv) the Unfunded Exposure Required Amount (converted into Dollars using the Applicable Exchange Rate, if applicable), plus (v) the amount on deposit in the Unfunded Exposure Account and the amounts designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account and the GBP Account (converted into Dollars using the Applicable Exchange Rate, if applicable); and

(c)  (i) the Facility Amount, minus (ii) the greater of (x) zero and (y) the Unfunded Exposure Required Amount (converted into Dollars using the Applicable Exchange Rate, if applicable) minus the amount on deposit in the Unfunded Exposure Account and the amounts designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account and the GBP Account (converted into Dollars using the Applicable Exchange Rate, if applicable).

“Agreement”: The meaning specified in the Preamble.

“Anti-Corruption Laws”: (a) The U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower, the Servicer, the Seller, the Equityholder or any of their respective Subsidiaries is located or doing business.

“Anti-Money Laundering Laws”: Applicable Law in any jurisdiction in which the Borrower, the Servicer, the Seller, the Equityholder or any of their respective Subsidiaries are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Exchange Rate”: With respect to any Loan denominated and payable in an Available Currency (other than Dollars) on any date of determination the lesser of (x) the applicable currency-Dollar spot rate used by the Borrower at the time of executing such exchange and (y) the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Law”: For any Person or property of such Person, all existing and future laws, rules, regulations (including proposed, temporary and final income tax regulations and FATCA), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such Person or property (including, without limitation, predatory lending laws, usury laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage”: (a) In the case of a Broadly Syndicated Loan, 72.5%, (b) in the case of a Middle Market Loan, 67.5%, (c) in the case of a Recurring Revenue Loan, 55.0%, (d) in the case of a First Lien Last-Out Loan, 45.0% and (e) in the case of a Second Lien Loan, 25.0%.

“Applicable Reference Rate”: (a) With respect to any Advance denominated in Dollars, Daily Simple SOFR, (b) with respect to any Advance denominated in Canadian Dollars, ~~CDOR~~Daily Simple CORRA, (c) with respect to any Advance denominated in GBP, SONIA or (d) with respect to any Advance denominated in Euros, EURIBOR, in each case subject to the Floor; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date has occurred, the Applicable Reference Rate shall be the relevant Benchmark Replacement.

“Applicable Spread”: The rate per annum set forth in the Fee Letter.

“Approval Notice”: An approval notice substantially in the form of Exhibit A-5 hereto.

“Approved Jurisdictions”: Austria, Belgium, Canada, Denmark, Finland, France, Germany, Norway, Ireland, Luxembourg, The Netherlands, Sweden, Switzerland, the United Kingdom, the United States and any other country added with the prior written consent of the Administrative Agent in its sole discretion.

“Assigned Value”: With respect to each Loan, as of any date of determination and expressed as a percentage of the Outstanding Balance of such Loan, the lower of (i) the Purchase Price of such Loan or (ii) the value assigned by the Administrative Agent in its sole discretion as of the applicable Cut-Off Date, subject to the following terms:

(a)   If an Assigned Value Adjustment Event of the type described in clauses (a) through (l) of the definition thereof with respect to such Loan occurs, “Assigned Value” may be amended (provided that after the initial amendment to the Assigned Value with respect to any Loan, any additional amendment shall only be (i) as a result of a separate Assigned Value Adjustment Event or (ii) on a quarterly basis determined based on intervening adverse facts or circumstances related to such Loan after receipt by Wells Fargo from the Servicer of the applicable financial information with respect to such Loan).

(b)   If (i) the Net Senior Leverage Ratio or the Cash Interest Coverage Ratio, as the case may be, of any Loan for which the Assigned Value has been decreased due to an Assigned Value Adjustment Event improves to a level that is equal to or better than the level that existed as of the applicable Cut-Off Date or the applicable Assigned Value

Adjustment Event, (ii) the Net Senior Leverage Ratio of any Loan decreases to a level that is at least 0.75x lower than the level that existed as of the applicable Cut-Off Date or (iii) in the case of any Loan for which the Assigned Value has been decreased solely due to an Assigned Value Adjustment Event of the type described in clause (a) of the definition thereof, the Obligor under such Loan cures the delivery requirements thereunder, then the Borrower may present such Loan to the Administrative Agent and request in writing that the Administrative Agent reevaluate the Assigned Value of such Loan.

provided that, solely with respect to the occurrence of an Assigned Value Adjustment Event of the type described in clause (a) of the definition thereof, immediately after giving effect to any such reevaluation, the Assigned Value shall not be lower than such value that would result in the Facility Attachment Ratio for such Loan (other than a Recurring Revenue Loan) (based upon such Loan’s Net Senior Leverage Ratio) being lower than the “Minimum Facility Attachment Ratio” specified therefore in accordance with the grid below; provided further that, for the avoidance of doubt, the below grids shall not be applicable to Recurring Revenue Loans:

Broadly Syndicated Loan (other than Quoted Broadly Syndicated Loans) and Middle Market Loans
Net Senior Leverage Ratio	Minimum Facility Attachment Ratio
Less than 4.25x	2.90x
Greater than or equal to 4.25x and less than 5.00x	2.80x
Greater than or equal to 5.00x and less than 6.00x	2.70x
Greater than or equal to 6.00x and less than 7.00x	2.60x
Greater than or equal to 7.00x and less than 8.00x	2.40x
Greater than or equal to 8.00x	0.00x

First Lien Last-Out Loans
Net Senior Leverage Ratio	Minimum Facility Attachment Ratio
Less than 5.00x	Facility Attachment Ratio as of the date of acquisition of such Loan
Greater than or equal to 5.00x and less than 6.00x	Facility Attachment Ratio as of the date of acquisition of such Loan less 0.25x
Greater than or equal to 6.00x and less than 7.00x	Facility Attachment Ratio as of the date of acquisition of such Loan less 0.50x
Greater than or equal to 7.00x	0.00x

Second Lien Loans
Net Total Leverage Ratio	Minimum Facility Attachment Ratio
Less than 5.00x	Facility Attachment Ratio as of the date of acquisition of such Loan
Greater than or equal to 5.00x and less than 6.00x	Facility Attachment Ratio as of the date of acquisition of such Loan less 0.25x
Greater than or equal to 6.00x and less than 7.00x	Facility Attachment Ratio as of the date of acquisition of such Loan less 0.50x
Greater than or equal to 7.00x	0.00x

Designated Loans
Net Total Leverage Ratio	Minimum Facility Attachment Ratio
Less than 6.00x	Lesser of (x) the Facility Attachment Ratio as of the date of acquisition of such Loan and (y) 2.00x
Greater than or equal to 6.00x	0.00x

(c)   If such Loan is a Broadly Syndicated Loan (other than any Broadly Syndicated Loan subject to an Assigned Value Adjustment Event described in clause (c) of the definition thereof) (subject to meeting the criteria in the definition therein at the time of such revaluation solely for this clause), the Assigned Value shall be:

(i)   the value (expressed as a percentage of par) assigned to such Loan through bid-side quotes determined by any two of LoanX Mark It Partners, Loan Pricing Corporation or another nationally recognized pricing service or broker-dealer selected by the Servicer and approved in writing by the Administrative Agent;

(ii)   if the Administrative Agent, in its sole discretion, determines that the value assigned by clause (i) is not current, accurate or available, or does not represent a bona fide trading level, the value for such Loan (expressed as a percentage of par) shall be the average of the bid-side quotes determined by three independent broker-dealers active in the trading of such loan; or (A) if only two such bid-side quotes can be obtained, the average of the bid-side quotes of such two bids; or (B) if only one such bid-side quote can be obtained, such bid-side quote; provided that, if the Administrative Agent determines that any such quote is not current or accurate or does not represent a bona fide trading level, the Administrative Agent may reject such quote; and

(iii)  if no price can be arrived at by the means described above in clauses (i) and (ii) above, the Assigned Value will be determined by the Administrative Agent.

(d)  If any event constituting an Assigned Value Adjustment Event has been remedied or is no longer in existence, at any time, the Borrower may request in writing that the Lender increase the Assigned Value of the related Loan in its sole discretion.

(e)   At the time of approval of each Loan, the Administrative Agent in its sole discretion will designate any applicable Loan as a “Designated Loan” for purposes of determining the Assigned Value of such Loan in reference to the Minimum Facility Attachment Ratios set forth in this definition of “Assigned Value”.

After the occurrence of any Assigned Value Adjustment Event, any Assigned Value determined hereunder with respect to any Loan on any date after the date such Loan is transferred to the Borrower shall be communicated by the Administrative Agent to the Borrower, the Servicer, the Collateral Agent and the Lenders. If the Borrower disputes any such Assigned Value, the Borrower may request that the Administrative Agent consult with the Borrower as to the factors giving rise to such Assigned Value modification.

“Assigned Value Adjustment Event”: With respect to any Eligible Loan, each occurrence of any one or more of the following events after the related Funding Date:

(a)   other than with respect to any Recurring Revenue Loan, the Net Senior Leverage Ratio (or, with respect to any Second Lien Loan or Designated Loan, the Net Total Leverage Ratio) for any Relevant Test Period of the related Obligor with respect to such Loan is both (i) greater than 3.50 and (ii) greater than 0.75 higher than such ratio as calculated on the date such Loan was acquired by the Borrower (or, if applicable, the Net Senior Leverage Ratio or Net Total Leverage Ratio as of the related Recurring Revenue Reclassification Date); provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent (with the consent of the Servicer, which consent shall not be unreasonably withheld or delayed) may retroactively adjust the Net Senior Leverage Ratio for any Loan as determined on the date the Loan was acquired by the Borrower;

(b)   other than with respect to any Recurring Revenue Loan, the Cash Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is both (i) less than 1.50 and (ii) 85% or less of the Original Cash Interest Coverage Ratio (or, if applicable, the Cash Interest Coverage Ratio as of the related Recurring Revenue Reclassification Date); provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent (with the consent of the Servicer, which consent shall not be unreasonably withheld or delayed) may retroactively adjust the Cash Interest Coverage Ratio for any Loan as determined on the date the Loan was acquired by the Borrower;

(c)   an Obligor payment default in the payment of principal or interest under such Loan (after giving effect to any applicable grace or cure periods, but in any case not to exceed seven (7) Business Days);

(d)   an Obligor default under such Loan, together with the election by any agent or lender (including, without limitation, the Borrower) to accelerate such Loan or to enforce any of their respective rights or remedies under the applicable UCC or by other institution of legal or equitable proceedings, in each case pursuant to the applicable Underlying Instruments;

(e)   the occurrence of a Material Modification with respect to such Loan;

(f)   the occurrence of an Insolvency Event with respect to the related Obligor;

(g)   the failure to deliver a “loan level” financial reporting package no later than 45 days after the end of each month (to the extent required by the underlying loan documents), 60 days (or such longer period permitted by the Underlying Instruments (including any grace period set forth therein) up to eighty (80) days) after the end of each quarter or 130 days after the end of each fiscal year, or such greater number of days as allowed in the Underlying Instruments, including any grace and/or cure periods set forth in the Underlying Instruments, but which shall in no case exceed 150 days after the end of each fiscal year;

(h)   [reserved];

(i)  (A) the Servicer determines in accordance with the Servicer Standard that such Eligible Loan is on non-accrual status or not collectable, or (B) any or all of the principal amount due under such Loan is reduced or forgiven;

(j)   solely with respect to Recurring Revenue Loans, the Recurring Revenue Loan Gross Leverage Ratio with respect to such Eligible Loan increases by greater than 10.0% and 0.25x from such ratio at the time the asset was first acquired by the Borrower;

(k)  solely with respect to Recurring Revenue Loans which have springing traditional cash flow leverage lending covenants, either (i) the recurring revenue covenants for such Eligible Loan fail to be replaced with traditional cash flow leverage lending covenants by the Recurring Revenue Loan Covenant Flip Scheduled Date or (ii) the Recurring Revenue Loan Covenant Flip Scheduled Date is extended; or

(l)  solely with respect to Recurring Revenue Loans, such Eligible Loan fails to maintain a liquidity amount (x) of at least 1.20x (or such lower rate as assigned by the Administrative Agent in a related Approval Notice in its sole discretion) greater than the applicable “liquidity covenant” (or such comparable definition) in the applicable Underlying Instruments or (y) if such “liquidity covenant” (or such comparable definition) is not available in the applicable Underlying Instruments, determined by the Administrative Agent on the applicable Approval Notice for such Eligible Loan.

For any DIP Loan, the Administrative Agent may, in its sole discretion, specify the “Assigned Value Adjustment Events” that will apply to such DIP Loan in the approval notice with respect to such DIP Loan.

For the avoidance of doubt, (i) an Eligible Loan shall not cease to be an Eligible Loan solely as a result of a change in Assigned Value pursuant to an Assigned Value Adjustment Event (including as a result of an Obligor default under such Loan pursuant to subsection (d) of the definition of Assigned Value Adjustment Event), but will remain an Eligible Loan at the new

Assigned Value and (ii) any Assigned Value Adjustment Event triggered under subsection (e) of the definition thereof shall cease to be an Assigned Value Adjustment Event upon any such amendment of Assigned Value.

“Available Currency”: Dollars, Canadian Dollars, Euros and GBP.

“Available Funds”: With respect to any Payment Date, all amounts on deposit in the Collection Account (including, without limitation, any Collections) as of the last day of the related Accrual Period.

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Currency”: Dollars.

“Base Rate”: For any day, the rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) zero, (b) the Federal Funds Rate in effect on such day plus 1⁄2 of 1% and (c) the Prime Rate in effect on such day.

“Benchmark”: Initially, with respect to an Available Currency, the Applicable Reference Rate; provided that if a Benchmark Transition Event with respect to such Applicable Reference Rate has occurred, then “Benchmark” means, with respect to the Obligations, interest, fees, commissions or other amounts payable in such Available Currency, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to such Section 2.19.

“Benchmark Replacement”: With respect to any Benchmark Transition Event applicable to an Available Currency, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the Benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to such Benchmark for syndicated credit facilities denominated in such Available Currency at such time and (b) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment”: With respect to any replacement of any then-current Benchmark applicable to an Available Currency with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted

Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date”: The earlier to occur of the following events with respect to the then-current Benchmark applicable to an Available Currency:

(a)   in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark; or

(b)   in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any other tenor of such Benchmark (or such component thereof) continues to be provided on such date.

“Benchmark Transition Event”: With respect to any then-current Benchmark applicable to an Available Currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a)   a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any such Benchmark (or such component thereof);

(b)   a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(c)   a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

“Benchmark Transition Start Date”: Following the occurrence of a Benchmark Transition Event with respect to a then-current Benchmark applicable to an Available Currency, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period”: With respect to any then-current Benchmark applicable to an Available Currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.19(a) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.19(a).

“Beneficial Ownership Certification”: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“BHC Act Affiliate”: The meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Borrower”: The meaning specified in the Preamble.

“Borrower’s Notice”: Any (a) Funding Notice or (b) Reinvestment Notice.

“Borrowing Base(s)”: Collectively, the Aggregate Borrowing Base, the Canadian Dollar Borrowing Base, the Dollar Borrowing Base, the Euro Borrowing Base and the GBP Borrowing Base.

“Borrowing Base Certificate”: A certificate setting forth the calculation of each Borrowing Base as of each Measurement Date, in the form of Exhibit A-4, prepared by the Servicer.

“Borrowing Base Deficiency”: A condition occurring on any Measurement Date on which, (a) as to the Aggregate Borrowing Base, the Advances Outstanding exceed the Aggregate Borrowing Base, (b) as to the Canadian Dollar Borrowing Base, the Advances Outstanding in Canadian Dollars exceed the Canadian Dollar Borrowing Base, (c) as to the Dollar

Borrowing Base, the Advances Outstanding in Dollars exceed the Dollar Borrowing Base, (d) as to the Euro Borrowing Base, the Advances Outstanding in Euros exceed the Euro Borrowing Base or (e) as to the GBP Borrowing Base, the Advances Outstanding in GBP exceed the GBP Borrowing Base.

“Broadly Syndicated Loan”: A Loan that (i) has a Tranche Size of at least $300,000,000 and has an EBITDA for the prior twelve calendar months of $75,000,000 (after giving pro forma effect to any acquisition in connection therewith), (ii) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (iii) is secured by a pledge of collateral, which security interest is validly perfected and either (A) first priority under Applicable Law or (B) as determined by the Lender in its sole discretion, second priority under Applicable Law to another loan of the same Obligor which is secured by assets whose value does not constitute a material portion of the value of all assets of the related Obligor (but subject to (x) any Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, and (y) Liens accorded priority by law in favor of the United States or any state or agency thereof), (iv) as of its date of acquisition by a Loan Party is rated (or has an Obligor that is rated) at least “B-” by S&P or “B3” by Moody’s, (v) with respect to which the Servicer determines in good faith that the value of the collateral securing the Loan on or about the time of origination equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral and (vi) the Net Senior Leverage Ratio of the Obligor is less than 5.25x.

“Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in New York, New York; Charlotte, North Carolina; or the United States location of the Collateral Agent’s Corporate Trust Office; provided that, if any determination of a Business Day shall relate to an Advance bearing interest at (x) ~~CDOR~~Daily Simple CORRA, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Canadian Dollar deposits in Canada, (y) SONIA, the term “Business Day” shall also exclude any date on which banks are not open for dealings in GBP deposits in the London interbank market and (z) EURIBOR, the term “Business Day” shall also exclude any date on which banks are not open for dealings in Euro deposits in the euro interbank market. For avoidance of doubt, if the offices of the Collateral Agent are authorized by applicable law, regulation or executive order to close on any day but such offices remain open on such day, such day shall not be a “Business Day.”

“Canadian Dollar Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of Canadian Dollars in the name of a Loan Party and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Canadian Dollar Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in Canadian Dollars as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of Canadian Dollars that are Principal Collections on deposit in the Canadian Dollar Account as of such date, minus (iii) the Unfunded Exposure Required Amount with respect to Eligible Loans denominated in Canadian Dollars, plus (iv) the amount of Canadian Dollars that are Unfunded Exposure Collections on deposit in the Canadian Dollar Account.

“Canadian Dollars”: The lawful currency for the time being of Canada.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, partnership, statutory trust or a limited liability company, any and all similar ownership interests in a Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Interest Coverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Cash Interest Coverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Cash Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Cash Interest Expense of such Obligor as of such Relevant Test Period, as calculated by the Servicer (on behalf of the Borrower) in good faith.

“Cash Interest Expense”: With respect to any Obligor for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” (exclusive of any Accreted Interest that, according to the term of the Underlying Instruments, can never be converted to cash interest that is due and payable prior to maturity) or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period.

~~“CDOR”: For any day during the applicable Accrual Period, with respect to any Advance (or portion thereof) denominated in Canadian Dollars, the greater of (x) zero and (y) (a) the rate per annum appearing on Bloomberg CDOR Page (or any successor or substitute page) at approximately 11:00 a.m., Toronto time on such day, provided, if such day is not a Business Day, the immediately preceding Business Day, for a three-month maturity; and (b) if no rate specified in clause (a) of this definition so appears on the Bloomberg CDOR Page (or any successor or substitute page), the interest rate per annum at which Canadian Dollars deposits of 5,000,000 Canadian Dollars and for a three-month maturity are offered by the principal Toronto office of Wells Fargo in immediately available funds on the basis of the discount amount at which Wells Fargo is then offering to purchase Canadian Dollars denominated bankers’ acceptances that have a comparable aggregate face amount to the Advances Outstanding in Canadian Dollars at approximately 11:00 a.m., Toronto time, for such day.~~

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Change of Control”: The occurrence and continuation of (a) other than pursuant to an Equityholder Credit Event Cure, the Equityholder’s failure to be the sole equityholder of the Borrower, (b) the Investment Management Agreement is terminated (including as a result of any “assignment” (as defined for purposes of Section 15(a)(4) of the 1940 Act) by Owl Rock Capital Advisors LLC unless simultaneously ratified, reentered into, or continued (i) with an Affiliate (determined prior to giving effect to such termination) of Owl Rock Capital Advisors LLC or (ii)

otherwise, with the prior consent of the Administrative Agent or (c) Owl Rock Capital Advisors LLC (or its Affiliate) is no longer the investment advisor to the Equityholder.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: The meaning specified in Section 8-102(a)(5) of the UCC.

“Closing Date”: March 9, 2023.

“Code”: The Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: All of the Borrower’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all “Accounts” (as defined in the UCC), General Intangibles, Instruments and Investment Property and:

(a)  all Loans, Permitted Investments and Equity Securities, all payments thereon or with respect thereto and all contracts to purchase, commitment letters, confirmations and due bills relating to any Loans, Permitted Investments or Equity Securities;

(b)  the Accounts and all cash and Financial Assets credited thereto and all income from the investment of funds therein;

(c)  all Transaction Documents;

(d)  all funds (other than funds determined by the Administrative Agent in its sole discretion to be Excluded Amounts);

(e)  all accounts, accessions, profits, income benefits, proceeds, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Borrower described in the preceding clauses; and

(f)  any and all other property of any type or nature owned by it.

provided, that the “Collateral” shall not include amounts paid to (or on behalf of) the Borrower pursuant to Section 2.7(a)(10), Section 2.7(b)(11) or Section 2.8(11) or any account or accounts owned by any Loan Party used solely for the purpose of holding such amounts.

“Collateral Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “Collateral Account” in the name of a Loan Party and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent”: State Street Bank and Trust Company, not in its individual capacity, but solely as Collateral Agent, its successor in interest pursuant to Section 7.3 or such Person as shall have been appointed Collateral Agent pursuant to Section 7.5.

“Collateral Agent Fee”: The fees, expenses and indemnities payable to the Collateral Agent and Securities Intermediary set forth as such in the Collateral Agent Fee Letter and as provided for in this Agreement or any other Transaction Document.

“Collateral Agent Fee Letter”: The Fee Schedule as acknowledged by the Borrower.

“Collateral Agent Termination Notice”: The meaning specified in Section 7.5.

“Collateral Custodian”: Alter Domus (US) LLC, in its capacity as collateral custodian under this Agreement, and its successors in such capacity.

“Collateral Custodian Fee”: The fee payable to the Collateral Custodian in arrears on each Payment Date in an amount specified in the Collateral Custodian Fee Letter.

“Collateral Custodian Fee Letter”: The fee letter dates as of the date hereof, between the Borrower and the Collateral Custodian, as amended, restated, supplemented or otherwise modified from time to time.

“Collateral Custodian Termination Notice”: The meaning specified in Section 13.10.

“Collection Account”: Collectively, the General Collection Account, the Interest Collection Account and the Principal Collection Account.

“Collection Date”: The date on which the Obligations have been irrevocably paid in full in accordance with Section 2.3(b) and Section 2.7 or 2.8, as applicable, and the Commitments have been irrevocably terminated in full pursuant to Section 2.3(a) or as a result of the end of the Reinvestment Period.

“Collections”:  (a) All cash collections and other cash proceeds of any Loan, including, without limitation or duplication, any Interest Collections, Principal Collections, amendment fees, late fees, prepayment fees, waiver fees or other amounts received in respect thereof (but excluding any Excluded Amounts) and (b) earnings on Permitted Investments or otherwise in any Account.

“Commitment”:   With respect to each Lender, (a) prior to the end of the Reinvestment Period, the commitment of such Lender to make Advances in accordance herewith prior to the Reinvestment Period End Date, in an amount not to exceed the Facility Amount and, for each Lender, the amount opposite such Lender’s name set forth on Annex B hereto or on Schedule I to the Joinder Supplement relating to each such Lender, (b) on or after the end of the Reinvestment Period, its Pro Rata Share of the Advances Outstanding and (c) on or after the Termination Date, zero.

“Commitment Reduction Fee”: With respect to any reduction of the Facility Amount pursuant to Section 2.3(a), an amount equal to the product of (a) the amount of such reduction multiplied by (b)(x) from the Closing Date to the twelve-month anniversary of the Closing Date, 2.0%, (y) from the twelve-month anniversary of the Closing Date to the twenty four-month anniversary of the Closing Date, 1.0% and (z) thereafter, 0.0%; provided that no Commitment Reduction Fee shall be due and payable if such reduction occurs (x) while an Agent Approval Failure has occurred and is continuing, (y) to reduce any Commitment of a Lender requiring payment under Section 2.12 as a result of increased costs of the transaction or (z) following the acceleration of the Obligations following an Event of Default resulting from a breach of Sections 4.1(bb) or (cc), Section 4.3(l), Section 4.5(a), Sections 5.1(o)(viii) or (x), Section 5.2(l), Section 5.3(l), Section 5.3(m), Section 5.4(d) or Sections 5.7(a)(ii), (c) or (d).

“Conforming Changes”: With respect to the use or administration of Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.12 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Corporate Trust Office”: The applicable designated corporate trust office of the Collateral Agent specified on Annex A hereto, or such other address within the United States as the Collateral Agent may designate from time to time by at least 30 days prior written notice to the Administrative Agent.

“CORRA”: A rate equal to the Canadian Overnight Repo Rate Average as administered by the CORRA Administrator.

“CORRA Adjustment”: A percentage equal to 0.29547 (29.547 basis points) per annum.

“CORRA Administrator”: The Bank of Canada (or any successor administrator).

“CORRA Administrator’s Website”: The website of the CORRA Administrator, currently at https://www.bankofcanada.ca, or any successor source for the Canadian Overnight Repo Rate Average identified as such by the CORRA Administrator from time to time.

“CORRA Determination Day”: The meaning specified in the definition of “Daily Simple CORRA.”

“CORRA Rate Day”: The meaning specified in the definition of “Daily Simple CORRA.”

“Covenant Compliance Period”: The period beginning on the Closing Date and ending on the date on which all Commitments have been terminated and the Obligations have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim giving rise thereto has been asserted).

“Covered Party”: Any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Cure Notice”: A notice from the Borrower to the Administrative Agent which (a) is delivered to the Administrative Agent not later than five (5) Business Days after the occurrence of a Borrowing Base Deficiency and (b) sets forth evidence satisfactory to the Administrative Agent in its reasonable discretion that the Borrower will cure such Borrowing Base Deficiency in its entirety by effecting a Borrowing Base Deficiency cure pursuant to Section 2.6(i) or (ii).

“Cut-Off Date” means, with respect to each Loan, the date such Loan is pledged hereunder.

“Daily Simple CORRA”: For any day (a “CORRA Rate Day”), a rate per annum equal to the greater of (a) the sum of (x) CORRA for the day (such day, a “CORRA Determination Day”) that is five (5) Business Days prior to (i) if such CORRA Rate Day is a Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not a Business Day, the Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s Website, plus (y) the CORRA Adjustment and (b) the Floor. If by 5:00 p.m. (Toronto time) on the second (2nd) Business Day immediately following any CORRA Determination Day, CORRA in respect of such CORRA Determination Day has not been published on the CORRA Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Day will be CORRA as published in respect of the first preceding Business Day for which such CORRA was published on the CORRA Administrator’s Website; provided that CORRA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple CORRA for no more than three (3) consecutive CORRA Rate Days; provided further that in no event shall Daily Simple CORRA determined pursuant to this sentence be less than the Floor. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to Borrower.

“Daily Simple SOFR”: For any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. Daily Simple SOFR in no event shall be less than the Floor.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Right”: The meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender”: Any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit or (iv) has, other than pursuant to an Undisclosed Administration, become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Delayed Draw Loan”: A Loan that requires one or more future advances to be made by the Borrower and which does not permit the re-borrowing of any amount previously repaid by the related Obligor; provided that such loan shall only be considered a Delayed Draw

Loan for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation.

“Designated Loan”: Any Loan that the Administrative Agent, in its sole discretion, designates on the related Approval Notice as a “Designated Loan”.

“Determination Date”: The last day of each calendar month.

“DIP Loan”: Any Loan (i) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code, (ii) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code and (iii) the terms of which have been approved by a court of competent jurisdiction (the enforceability of which is not subject to any pending contested matter or proceeding).

“Discretionary Sale”: The meaning specified in Section 2.14(c).

“Disruption Event”: The occurrence of any of the following with respect to an Available Currency: (a) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Servicer and the Borrower of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain such Available Currency in the applicable interbank market to fund any Advance, (b) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Servicer and the Borrower of a determination by such Lender that the rate at which deposits of such Available Currency are being offered to such Lender in the applicable interbank market does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance, or (c) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Servicer and the Borrower of the inability of such Lender to obtain such Available Currency to make, fund or maintain any Advance.

“Dollar Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in Dollars as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of Dollars on deposit in the Principal Collection Account as of such date, minus (iii) the Unfunded Exposure Required Amount with respect to Eligible Loans denominated in Dollars, plus (iv) the amount of Dollars on deposit in the Unfunded Exposure Account.

“Dollars” and “$”: The lawful currency of the United States.

“EBITDA”: With respect to the Relevant Test Period with respect to the related Loan, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for such Loan, and in any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the Obligors and any of its parents or subsidiaries that are obligated with respect to such Loan pursuant to its Underlying Instrument (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation, amortization and, to the extent approved by the Administrative Agent on a Loan by Loan basis, any other non-cash charges and organization costs deducted in determining earnings from continuing operations for such Relevant Test Period, and, to the extent approved by the Administrative Agent on a Loan by Loan basis, costs and expenses reducing earnings and other extraordinary non-recurring costs and expenses for such).

“Eligible Borrowing Base Cure Assets”: Assets that are contributed to the Borrower during the occurrence of a Borrowing Base Deficiency, with at least one (1) Business Day’s prior written notice thereof provided to the Administrative Agent, and either (1) such Loan is a Broadly Syndicated Loan approved by the Administrative Agent in its sole discretion or (2) (A) the identical Loan exists in the Borrower and has an Assigned Value of 80% or higher, (B) the Obligor is not subject to any Assigned Value Adjustment Event and (C) the Obligor satisfies all of the criteria contained in the definition of “Eligible Loan” (other than clause (a) thereof) after giving effect to such contribution.

“Eligible Loan”: Each Loan that (A) complies on each applicable measurement date with representations and warranties made by the Servicer on such measurement date with respect to such Loan and (B) satisfies each of the following eligibility requirements (unless compliance with any one or more of such requirements is waived, in writing, by the Administrative Agent in its sole discretion):

(a)   unless such Loan is an Eligible Borrowing Base Cure Asset, as of the related Cut-Off Date, the acquisition of each such Loan by the Borrower, and the pledge of each such Loan, has been approved by the Administrative Agent in its sole and absolute discretion;

(b)   such Loan is a Broadly Syndicated Loan, Middle Market Loan, a Recurring Revenue Loan, a First Lien Last-Out Loan or a Second Lien Loan which has been assigned to the Borrower (or in the case of a Qualifying Participation, will be assigned to the Borrower) pursuant to an assignment agreement either (i) complying with the related Underlying Instruments or (ii) on the LSTA standard assignment form;

(c)   such Loan is denominated and payable only in any Available Currency and does not permit the currency or country in which such Loan is payable to be changed to a currency other than to another Available Currency;

(d)   the acquisition (including the manner of acquisition, ownership, enforcement and disposition) of such Loan did not and will not subject any Loan Party or the Seller to any withholding tax unless the Obligor thereon is required under the terms of the related Underlying Instrument to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis;

(e)   the acquisition of such Loan will not cause any Loan Party or the pool of Collateral to be required to register as an investment company under the 1940 Act;

(f)   as of the related Cut-Off Date, such Loan is not a PIK Loan;

(g)   such Loan is not principally secured by real estate as the intended primary source of repayment;

(h)   such Loan is in the form of and is treated as indebtedness of the related Obligor for U.S. federal income tax purposes;

(i)   as of the related Cut-Off Date, such Loan is not delinquent in any payments required to be paid thereunder;

(j)   such Loan does not contain a confidentiality provision that restricts or purports to restrict the ability of the Administrative Agent to exercise its rights under this Agreement, including, without limitation, its rights to review the Required Loan Documents to the extent the Administrative Agent agrees to customary confidentiality provisions;

(k)   to the Servicer’s knowledge (based on representations, warranties and/or covenants in the applicable Underlying Instruments), (x) such Loan and any Underlying Assets (or, with respect to clause (ii), the acquisition thereof) (i) have not, and will not, be used by the related Obligor in any manner or for any purpose that would result in any material risk of liability being imposed upon any Loan Party or any Secured Party under any Applicable Law, and (ii) comply in all material respects with, and will not violate, any Applicable Law and (y) will not cause any Lender (in its commercially reasonable judgment as notified to the Servicer by any Lender) to fail to comply with any request or directive from any Governmental Authority having jurisdiction over such Lender;

(l)   to the Servicer’s knowledge (based on representations, warranties and/or covenants in the applicable Underlying Instruments), such Loan, together with the Underlying Instruments related thereto, (i) is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor and each guarantor thereof, enforceable against such Obligor and each such guarantor in accordance with its terms, subject to usual and customary bankruptcy, insolvency and equity limitations, (ii) as of the related Cut-Off Date, is not subject to, or the subject of any assertions in respect of, any material litigation, dispute or offset, and (iii) contains provisions substantially to the effect that the Obligor’s and each guarantor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against the Seller, any Loan Party or any assignee;

(m)   to the Servicer’s knowledge (based on representations, warranties and/or covenants in the applicable Underlying Instruments), as of the related Cut-Off Date, all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition, transfer or performance by the Borrower of such Loan and any related collateral have been duly obtained, effected or given and are in full force and effect;

(n)   such Loan and the Underlying Instruments related thereto, are eligible to be sold, assigned or transferred to the applicable Loan Party and to have a security interest therein granted to the Collateral Agent, as agent for the Secured Parties, and neither the sale, transfer or assignment of such Loan to such Loan Party, nor the granting of a security interest hereunder to the Collateral Agent, violates, conflicts with or contravenes (and are permitted by) any Applicable Law or any contractual or other restriction, limitation or encumbrance;

(o)   [reserved];

(p)   as of the related Cut-Off Date, such Loan has a remaining term to stated maturity that does not exceed eight (8) years;

(q)   the Underlying Instruments for such Loan do not contain a confidentiality provision that would prohibit the Collateral Agent, the Administrative Agent or any Lender from accessing all information with regard to such Loan provided to the Borrower by the Obligors, so long as the Administrative Agent or Collateral Agent, as applicable, has agreed to maintain the confidentiality of such information in accordance with the provisions of such Underlying Instruments;

(r)   the Obligor with respect to such Loan is an Eligible Obligor;

(s)   such Loan is either not a “registration required obligation” within the meaning of Section 163(f)(2) of the Code, or is Registered;

(t)   no selection procedure intended to be adverse to the interests of the Secured Parties at the time of such selection was utilized by the Borrower in the selection of such Loan for inclusion in the Collateral;

(u)   such Loan is not acquired by the Borrower via a participation interest unless such participation interest is a Qualifying Participation Interest;

(v)   to the Servicer’s knowledge (based on representations, warranties and/or covenants in the applicable Underlying Instruments), all information provided by either a Loan Party or the Servicer with respect to such Loan (other than projections, forward-looking information, general economic data, industry information, information relating to third parties, any information or documentation prepared by the Servicer or one of its Affiliates for internal use or consideration, statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with a Loan or Obligor) is true, correct and complete, in all material respects after giving effect to any updates thereto as of the date such information is provided;

(w)   as of the related Cut-Off Date, such Loan (A) is not an Equity Security and (B) does not provide by its terms for the conversion or exchange into an Equity Security;

(x)   such Loan is not principally secured by Margin Stock;

(y) (i)   the Borrower has good and marketable title to, and is the sole owner of, such Loan and (ii) all Required Loan Documents required to be delivered to the Collateral Agent, with respect to such Loan, have been delivered to the Collateral Agent on or prior to the related Cut-Off Date or will be so delivered within 7 Business Days;

(z)   as of the related Cut-Off Date, such Loan is not a debt obligation whose repayment is subject to material non-credit related risk (for example, a Loan the payment of which is expressly contingent upon the nonoccurrence of a catastrophe) as reasonably determined by the Servicer in accordance with the Servicer Standard;

(aa)   as of the related Cut-Off Date, (x) such Loan is not subject to acceleration on such date by the related secured parties and (y) no Loan Party has received any notice of default (or similar notice) in accordance with the applicable Underlying Instruments;

(bb)   as of the related Cut-Off Date (i) such Loan is and has been current on all interest and principal payments under the terms of the related Underlying Instrument and (ii) there has been no (a) “event of default” (as defined in the related Underlying Instrument) or (b) any other default, breach, violation or event permitting acceleration (provided that the existence of any financial default shall be determined as of the most recent financial report provided by the applicable Obligor) under the terms of any such Loan (of which the Borrower or Servicer has actual knowledge) that, in each of the foregoing cases, has not been cured or waived, unless otherwise approved by the Administrative Agent in writing;

(cc)   as of the related Cut-Off Date, such Loan provides for (i) periodic payments of accrued and unpaid interest in cash at a floating rate and on a current basis no less frequently than semi-annually and (ii) the full amount of principal payable in cash no later than its stated maturity as such maturity may be extended as permitted under this Agreement;

(dd)   there are no proceedings pending (i) wherein the related Obligor, any other party obligated with respect to such Loan or any Governmental Authority has alleged that such Loan or any related Underlying Instrument is illegal or unenforceable or (ii) asserting the insolvency of the related Obligor;

(ee)   if such Loan is acquired by a Loan Party from the Seller, (i) such Loan was sourced or originated by the Seller or its Affiliates in the ordinary course of business, and (ii) the Seller has caused its master computer records to be clearly and unambiguously marked to indicate that such Loan has been sold to such Loan Party (as such maturity may be extended as permitted under this Agreement);

(ff)   if such Loan is acquired by a Loan Party from the Seller, such Loan was originated and underwritten by the Seller under its customary procedures and is being serviced by the Servicer in accordance with the Servicer Standard;

(gg)   as of the related Cut-Off Date, such Loan is not an extension of credit to the related Obligor for the purpose of (i) making any past due principal, interest or other payments due on such Loan, (ii) preventing such Loan (or any other indebtedness of the related Obligor) from becoming past due or (iii) preventing such Loan from defaulting;

(hh)   the funding obligations for such Loan and the loan agreement under which such Loan was created have been fully satisfied and all sums available thereunder have been fully advanced, or if such Loan is a revolving loan or Delayed Draw Loan, either (i) the Borrower shall have or have caused to be, at the time of the sale of such Loan to the

Borrower, deposited into the Unfunded Exposure Account an amount in Dollars equal to the Unfunded Exposure Required Amount or (ii) the Unfunded Exposure Required Amount with respect to such Loan shall not create a Borrowing Base Deficiency;

(ii)   pursuant to the Underlying Instruments with respect to such Loan, either (i) such Loan is freely assignable to the Borrower and able to be pledged to the Collateral Agent, on behalf of the Secured Parties, without the consent of the Obligor or (ii)(a) all consents necessary for assignment of such Loan to the Borrower and pledge to the Collateral Agent for the benefit of the Secured Parties have been obtained or is obtained in connection with the settlement of such Loan and (b) the applicable Underlying Instrument provides that any consents necessary for future assignments shall not be unreasonably withheld by the applicable Obligor and/or agent, and the rights to enforce rights and remedies in respect of the same under the applicable Underlying Instrument inure to the benefit of the holder of such Loan (subject to the rights of any applicable agent or other lenders);

(jj)   as of the related Cut-Off Date, such Loan has not been repaid, prepaid, satisfied, subordinated or rescinded, in each case, in full;

(kk)   when calculated in connection with a prospective acquisition of a loan, to be calculated after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans with Obligors (or Underlying Assets) domiciled or located outside of the United States does not exceed the greater of (i) 15% of the Excess Concentration Measure and (y) $22,500,000;

(ll)   to the Servicer’s knowledge (based on representations, warranties and/or covenants in the applicable Underlying Instruments), no such Loan has been repaid, prepaid, satisfied, subordinated or rescinded, in each case, in full;

(mm)   [reserved];

(nn)   when calculated in connection with a prospective acquisition of a loan, to be calculated after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans that are either First Lien Last-Out Loans, Recurring Revenue Loans or Second Lien Loans does not, collectively, exceed the greater of (i) 25% of the Excess Concentration Measure and (ii) $37,500,000;

(oo)   when calculated in connection with a prospective acquisition of a loan, to be calculated after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans made to the related Obligor and its Affiliates that are Recurring Revenue Loans does not exceed the greater of (i) 15% of the Excess Concentration Measure and (ii) $22,500,000;

(pp)   when calculated in connection with a prospective acquisition of a loan, to be calculated after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans made to the related Obligor and its Affiliates that are First Lien Last-Out Loans or Second Lien Loans does not exceed the greater of (i) 15% of the Excess Concentration Measure and (ii) $22,500,000;

(qq)   when calculated in connection with a prospective acquisition of a loan, to be calculated after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans that are DIP Loans does not exceed the greater of (i) 5.0% of the Excess Concentration Measure and (ii) $7,500,000;

(rr) when calculated in connection with a prospective acquisition of a loan, to be calculated after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans that are fixed rate Loans does not exceed the greater of (i) 5.0% of the Excess Concentration Measure and (ii) $7,500,000;

(ss)   when calculated in connection with a prospective acquisition of a loan, to be calculated after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans to any single Obligor does not exceed $15,000,000; provided that Eligible Loans to up to three Obligors may have an Adjusted Borrowing Value of up to $25,000,000;

(tt)   when calculated in connection with a prospective acquisition of a loan, to be calculated after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of Eligible Loans that are Revolving Loans and the Adjusted Borrowing Value of Eligible Loans that are Delayed Draw Loans collectively to exceed the greater of (i) 10.0% of the Excess Concentration Measure and (ii) $15,000,000; and

(uu)   when calculated in connection with a prospective acquisition of a loan, to be calculated after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans denominated in any Available Currency other than Dollars does not exceed the greater of (i) 10.0% of the Excess Concentration Measure and (ii) $15,000,000.

“Eligible Obligor”: On any date of determination, any Obligor that satisfies each of the following eligibility requirements (unless the Administrative Agent in its sole discretion agrees to waive any such eligibility requirement with respect to such Obligor):

(a)   is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(b)   is not a Governmental Authority;

(c)   is not an Affiliate of, or controlled by, any Loan Party, the Seller or the Servicer (except to the extent warrants or other equity interests in such Obligor are granted to the Servicer or one of their Affiliates in connection with a restructuring of such Loan);

(d)   is domiciled and organized or incorporated in (and the Underlying Assets are all (or substantially all located in)) an Approved Jurisdiction;

(e)   is a legal operating entity or a holding company;

(f)   did not enter into the Loan primarily for personal, family or household purposes;

(g)   as of the related Cut-Off Date, except in the case of a DIP Loan, is not the subject of a Insolvency Event; and

(h)   the Obligor with respect to such Loan (and any guarantor of such Obligor’s obligations thereunder), had (to the Servicer’s knowledge (based on representations, warranties and/or covenants in the applicable Underlying Instruments)) full legal capacity to execute and deliver the Underlying Instrument which creates such Loan and any other documents related thereto.

“EMU Legislation”: The legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Equityholder”: (i) Initially, the meaning specified in the Preamble and (ii) following an Equityholder Credit Event Cure, the Successor Equityholder.

“Equityholder Credit Event Cure”: An event that occurs if, within fifteen Business Days following an Unmatured Equityholder Credit Event, the Equityholder transfers the equity ownership of the Borrower to an Affiliate of Blue Owl ~~Rock Core~~Credit Income Corp. or an entity advised or managed by the Servicer or its Affiliate (a “Successor Equityholder”), which Successor Equityholder (i) is approved by the Administrative Agent in its commercially reasonable discretion following completion of client onboarding, receipt of all documents and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, and satisfactory credit and legal diligence and review, (ii) as certified to the Administrative Agent, is not subject to any Insolvency Event and would be in compliance with all representations, warranties and covenants of the Equityholder under the Transaction Documents immediately following such transfer and (iii) succeeds to the obligations of the Equityholder under this Agreement and the other Transaction Documents by a written assumption of such obligations in a form reasonably satisfactory to the Administrative Agent.

“Equity Security”: Any stock or similar security, certificate of interest or participation in any profit sharing agreement, preorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, interest in a joint venture, or certificate of interest in a business trust; any security future on any such security; or any security convertible, with or without consideration into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right; or any put, call, straddle, or other option or privilege of buying such a security from or selling such a security to another without being bound to do so.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated or issued thereunder.

“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with any Loan Party, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as any Loan Party.

“Erroneous Payment”: The meaning specified in Section 11.8(a).

“Erroneous Payment Deficiency Assignment”: The meaning specified in Section 11.8(a).

“Erroneous Payment Return Deficiency”: The meaning specified in Section 11.8(a).

“EURIBOR”: For any day during the applicable Accrual Period with respect to each Advance denominated in Euros, the greater of (I) zero and (II) (a) the rate per annum appearing on Reuters Screen EURIBOR01 Page (or any successor or substitute page) as the euro interbank offered rate administered by the European Money Market Institute (or any other person which takes over the administration of that rate) for deposits in Euros at approximately 11:00 a.m., London time, for such day; provided that, if such day is not a Business Day, the immediately preceding Business Day, for a three-month maturity; and (b) if no rate specified in clause (a) of this definition so appears on Reuters Screen EURIBOR01 Page (or any successor or substitute page), the interest rate per annum at which dollar deposits of €5,000,000 and for a three-month maturity are offered by the principal London office of Wells Fargo in immediately available funds in such interbank market at approximately 11:00 a.m., London time, for such day.

“Euro” and “€”: The lawful currency of each state so described in any EMU Legislation introduced in accordance with the EMU Legislation.

“Euro Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of Euros in the name of a Loan Party and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Euro Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in Euros as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of Euros that are Principal Collections on deposit in the Euro Account as of such date, minus (iii) the Unfunded Exposure Required Amount with respect to Eligible Loans denominated in Euros, plus (iv) the amount of Euros that are Unfunded Exposure Collections on deposit in the Euro Account.

“Events of Default”: The meaning specified in Section 9.1.

“Excepted Persons”: The meaning specified in Section 12.13(a).

“Excess Concentration Measure” means the sum of Principal Collections in the Principal Collection Account as of such day plus (i) during the Reinvestment Period, the Adjusted Borrowing Value of all Eligible Loans and (ii) on and after the Reinvestment Period End Date, the Adjusted Borrowing Value of all Eligible Loans as of the Reinvestment Period End Date, as applicable.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts”: (i) Any amount received in the Collection Account with respect to any Loan included as part of the Collateral, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan or on any Underlying Assets that was paid from amounts other than Collections, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the Seller or any other Person from whom the Borrower purchased such Loan (including, without limitation, interest accruing prior to the date such Loan is purchased by the Borrower), (iii) any reimbursement of insurance premiums that were paid from amounts other than Collections, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments or (v) any amount deposited into the Collection Account in error.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to an Affected Party or required to be withheld or deducted from a payment to an Affected Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Affected Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations or Commitments pursuant to a law in effect on the date on which (i) such Lender acquires such interest (other than pursuant to an assignment effected in accordance with Section 2.12(g)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Affected Party’s failure to comply with Section 2.13(f) and (d) any withholding Taxes imposed under FATCA.

“Exposure Amount”: As of any date of determination, with respect to any Delayed Draw Loan or Revolving Loan, (i) the maximum commitment of such Delayed Draw Loan (excluding any original issue discount) or Revolving Loan under the terms of the applicable Underlying Instruments (and, for the avoidance of doubt, the commitment in respect of a Loan as to which the commitment to make additional advances has been terminated shall be zero) minus (ii) the Outstanding Balance of such Delayed Draw Loan or Revolving Loan, as applicable, on such date of determination.

“Facility Amount”: The Maximum Facility Amount, as such amount may vary from time to time pursuant to Section 2.3 hereof or as otherwise agreed to by the Borrower, the applicable Lenders, the Servicer and the Administrative Agent; provided that on or after the Reinvestment Period End Date, the Facility Amount shall mean an amount equal to the aggregate Advances Outstanding at such time.

“Facility Attachment Ratio”: With respect to any Eligible Loan, as of any date of determination, an amount equal to (i) with respect to any Broadly Syndicated Loan or Middle Market Loan, the product of (a) its Net Senior Leverage Ratio, (b) its Applicable Percentage and (c) its Assigned Value, (ii) with respect to any First Lien Last-Out Loan, the sum of (a) its First Out

Attachment Ratio and (b) the product of (A)(x) its Last Out Attachment Ratio less (y) its First Out Attachment Ratio, (B) its Applicable Percentage and (C) its Assigned Value, in each case, as of such date, (iii) with respect to any Second Lien Loan, the sum of (a) its Net Senior Leverage Ratio and (b) the product of (A)(x) its Net Total Leverage Ratio less (y) its Net Senior Leverage Ratio, (B) its Applicable Percentage and (C) its Assigned Value, in each case, as of such date and (iv) with respect to any Designated Loan, the product of (a) its Net Total Leverage Ratio, (b) its Applicable Percentage and (c) its Assigned Value.

“Facility Maturity Date”: March 9, 2028.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto.

“Federal Funds Rate”: For any period, a fluctuating interest per annum rate equal, for each day during such period, to the weighted average of the overnight federal funds rates as reported in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day.

“Federal Reserve Bank of New York’s Website”: The website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letter”: The Fee Letter, dated as of the date hereof, from the Administrative Agent and the Lenders to the Borrower, as the same may be amended, restated, modified or supplemented from time to time.

“Fees”: All fees required to be paid by the Borrower pursuant to this Agreement and the Fee Letter.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Sponsor”: Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Lien Last-Out Loan”: A commercial loan that would constitute a Middle

Market Loan but that, at any time prior to and/or after an event of default under the related Underlying Instruments of such Loan, will be paid after one or more tranches of Middle Market Loans issued by the same Obligor have been paid in full in accordance with a specified waterfall or other priority of payments; provided that the Administrative Agent may, in its sole discretion, designate a Loan that would otherwise constitute a First Lien Last-Out Loan as a Middle Market Loan in the related Approval Notice.

“First Out Attachment Ratio”: With respect to any Eligible Loan, as of any date of determination, an amount equal to the Net Senior Leverage Ratio with respect to all or any portion of such Eligible Loan that constitutes first lien senior secured Indebtedness that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (excluding any First Lien Last-Out Loan or other first lien last out Indebtedness within the capital structure).

“Fitch”: Fitch Ratings, Inc. or any successor thereto.

“Floor”: A rate of interest equal to 0.0%.

“Foreign Lender”: (a) If the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Funding Date”: With respect to any Advance, the Business Day of receipt by the Administrative Agent and Collateral Agent of a Funding Notice and other required deliveries in accordance with Section 2.2.

“Funding Notice”: A notice in the form of Exhibit A-1 signed by an authorized Person on behalf of the Borrower requesting an Advance, including the items required by Section 2.2.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.

“GBP” and “£”: The lawful currency of the United Kingdom.

“GBP Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of GBP in the name of a Loan Party and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“GBP Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in GBP as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of GBP that are Principal Collections on deposit in the GBP Account as of such date, minus (iii) the Unfunded Exposure Required Amount with respect to Eligible Loans denominated in GBP, plus (iv) the amount of GBP that are Unfunded Exposure Collections on deposit in the GBP Account.

“General Collection Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “General Collection Account”, in the name of a Loan Party and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.

“Governing Documents”: (a) With respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, including any supranational bodies (such as the European Union and the European Central Bank).

“Guarantee Obligation”: As to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Highest Required Investment Category”: (a) With respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one-month instruments, “Aa2” and “P-1” for three-month instruments, “Aa2” and “P-1” for six-month instruments and “Aaa” and “P-1” for instruments with a term in excess of six-months, (b) with respect to rating assigned by S&P, “A-1+” for short-term instruments and “AAA” for long-term instruments, and (c) with respect to rating assigned by Fitch (if such investment is rated by Fitch), “F-1+” for short-term instruments and “AAA” for long-term instruments.

“Increased Costs”: Any amounts required to be paid by the Borrower to an Indemnified Party pursuant to Section 2.12.

“Indebtedness”: With respect to (x) any Obligor if “Indebtedness” or any comparable definition is set forth in the Underlying Instruments for the related Loan, such definition or (y) otherwise, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of Property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (c) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person, (d) all liabilities secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness of such Person under any swap, hedge or other similar transaction and (f) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (e) above. The amount of any Indebtedness under clause (d) shall be equal to the lesser of (A) the stated amount of the relevant obligations and (B) the fair market value of the Property subject to the relevant Lien. The amount of any Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Amounts”: The meaning specified in Section 10.1(a).

“Indemnified Parties”: The meaning specified in Section 10.1(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Manager”: The meaning specified in Section 4.1(t)(xxvi).

“Indorsement”: The meaning specified in Section 8-102(a)(11) of the UCC, and

“Indorsed” has a corresponding meaning.

“Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction over such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree, order or appointment shall remain unstayed and in effect for a period of sixty (60) consecutive days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or (d) the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest”: For each Accrual Period and the Advances Outstanding, the sum of the products (for each day during such Accrual Period) of:

IR x P x 1/D

where:

IR	=	the Interest Rate applicable on such day;

P	=	the Advances Outstanding on such day;

D	=	360 days (or, to the extent the Interest Rate is (x) Daily Simple CORRA, 365 days or (y) the Base Rate, 365 or 366 days, as applicable).

provided that, (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law, and (ii)

Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Collection Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “Interest Collection Account”, in the name of a Loan Party and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Interest Collections”: All (a) payments of interest and delayed compensation (representing compensation for delayed settlement) received in cash by or on behalf of the Borrower on the Collateral, including the accrued interest received in connection with a sale thereof, (b) principal and interest payments received by or on behalf of the Borrower on Permitted Investments purchased with Interest Collections, (c) all amendment and waiver fees, late payment fees, ticking fees, prepayment fees and other fees received by the Borrower and (d) any cash contribution from the Equityholder designated as Interest Collections; provided that Interest Collections shall not include (x) Sale Proceeds representing accrued interest that are applied toward payment for accrued interest on the purchase of a Loan (including in connection with a Substitution) and (y) interest received in respect of a Loan (including in connection with any sale thereof), which interest was purchased with Principal Collections.

“Interest Rate”: (a) The Benchmark plus (b) the Applicable Spread; provided that, if a Lender shall have notified the Administrative Agent that a Disruption Event has occurred with respect to an Available Currency, then, with respect to the Advances owing to such Lender in the Available Currency, “Interest Rate” shall mean the Base Rate plus the Applicable Spread until such Lender shall have notified the Administrative Agent that such Disruption Event has ceased, at which time the Interest Rate shall again be equal to the Benchmark for such Available Currency for such date plus the Applicable Spread.

“Internal Policies”: The internal standards, policies, practices and procedures of the Servicer, as the same may be amended from time to time.

“Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Loans, Permitted Investments and the acquisition of Equity Securities otherwise permitted by the terms hereof which are related to such Loans.

“Investment Management Agreement”: The agreement between the Equityholder and the Investment Manager, dated as of May 18, 2021.

“Investment Manager”: Owl Rock Capital Advisors LLC, in its capacity as investment manager under the Investment Management Agreement.

“Investment Property”: The meaning specified in Section 9-102(a)(49) of the UCC.

“ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Joinder Supplement”: An agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit F to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date, as contemplated by Section 2.1(c), a copy of which shall be delivered to the Collateral Agent and the Servicer.

“Last Out Attachment Ratio”: With respect to any Eligible Loan, as of any date of determination, an amount equal to the Net Senior Leverage Ratio with respect to all or any portion of such Eligible Loan that constitutes first lien senior secured Indebtedness that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (including any First Lien Last-Out Loan or other first lien last out Indebtedness within the capital structure).

“Lenders”: The meaning specified in the Preamble, including Wells Fargo and each other financial institution which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent, the Collateral Agent, the Servicer and the Borrower as contemplated by Section 2.1(c).

“Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person.

“Loan”: Any commercial loan (a) which is sourced or originated by the Seller or any of its Affiliates and which a Loan Party acquires or (b) which a Loan Party acquires from a third party in the ordinary course of its business.

“Loan Checklist”: An electronic or hard copy, as applicable, of a checklist in the form of Exhibit I delivered by or on behalf of the applicable Loan Party to the Collateral Custodian for each Loan of all related Required Loan Documents, which shall also specify whether such document is an original or a copy.

“Loan File”: With respect to each Loan, a file containing (a) each of the documents and items as set forth on the Loan Checklist with respect to such Loan and (b) duly executed originals and copies of any other relevant records relating to such Loans and the Underlying Assets pertaining thereto.

“Loan Register”: The meaning specified in Section 5.3(k).

“Loan Party” means, individually as the context requires, the Borrower hereto.

“Loan Schedule”: The schedule listing each Loan owned or scheduled to be acquired by a Loan Party setting forth the information listed on Schedule II.

“Margin Stock”: “Margin Stock” as defined under Regulation U.

“Material Adverse Effect”: With respect to any event or circumstance, a material adverse effect on (a) the business, assets, financial condition or operations, of the Servicer or any Loan Party, (b) the validity or enforceability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loans generally or any material portion of the Loans, (c) the rights and remedies of the Collateral Agent, the Administrative Agent and the Lenders with respect to matters arising under this Agreement or any other Transaction Document (as determined on a reasonable basis by the Lenders, based on commercial, regulatory or reputational concerns), (d) the ability of each of the Borrower, or the Servicer, as applicable, to perform their respective obligations under any Transaction Document to which such entity is a party, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s Lien on the Collateral.

“Material Modification”: Any amendment or waiver of, or modification or supplement to, an Underlying Instrument governing an Eligible Loan executed or effected on or after the date on which such Eligible Loan is transferred to a Loan Party, that:

(a)  (i) reduces, forgives or delays the stated maturity date by more than 90 days (such 90-day period to be measured cumulatively over the life of such Eligible Loan) or any scheduled amortization date of such Eligible Loan as and when due (including any scheduled or required excess cash flow sweeps) or (ii) delays or extends, by more than 90 days (such 90-day period to be measured cumulatively over the life of such Eligible Loan), the required or scheduled amortization date in any way that increases the average life of such Loan;

(b)   waives one or more interest payments, permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Loan (other than any deferral or capitalization already allowed by the terms of the Underlying Instruments of any PIK Loan), or reduces the spread or coupon with respect to such Loan by more than 0.50%, it being understood and agreed that no benchmark replacement following a Benchmark Replacement Date shall constitute a “Material Modification” under this clause;

(c)   contractually or structurally subordinates such Eligible Loan by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Assets securing such Eligible Loan;

(d)   substitutes, alters or releases (other than as permitted by such Underlying Instruments) the Underlying Assets securing such Eligible Loan, and each such substitution, alteration or release, as determined in the sole reasonable discretion of the Administrative Agent, materially and adversely affects the value of such Eligible Loan; or

(e)   amends, waives, forbears, supplements or otherwise modifies in any way the definition of “Net Senior Leverage Ratio,” “Net Total Leverage Ratio,” “Permitted Lien,” “Recurring Revenue” or “Cash Interest Coverage Ratio” or any applicable liquidity covenant with respect to a Recurring Revenue Loan (or any respective comparable definitions in its Underlying Instruments (including any adjustment to “EBITDA” or “Adjusted EBITDA” or any similar definition)) or the definition of any component thereof in a manner that, in the reasonable discretion of the Administrative Agent, is materially adverse to any Lender; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent may waive any Material Modification resulting from such implementation pursuant to this clause (e).

“Maximum Facility Amount”: The aggregate Commitments as then in effect, as such amount may be reduced pursuant to Section 2.3 or as otherwise agreed to by the Borrower, the applicable Lenders, the Servicer and the Administrative Agent.

“Measurement Date”: Each of (i) the Closing Date; (ii) the date of any Borrower’s Notice; (iii) the Business Day following the date that a Responsible Officer of the Servicer has actual knowledge of the occurrence of any Assigned Value Adjustment Event; (iv) the Business Day following the date that the Assigned Value of any Loan is adjusted; (v) the date on which the Borrower becomes aware that any Loan included in the latest calculation of any Borrowing Base fails to meet one or more of the criteria listed in the definition of “Eligible Loan” (other than any criteria thereof waived by the Administrative Agent); (vi) on or prior to each Reinvestment, Discretionary Sale, Substitution or Optional Sale pursuant to Section 2.14 and Section 3.2, as applicable; (vii) each Reporting Date; and (viii) each other date reasonably requested by the Administrative Agent with notice to the Loan Parties (such requests to be limited to no more than two (2) per calendar month).

“Middle Market Loan”: A Loan that is not a Broadly Syndicated Loan and (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (but subject to (x) any Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, and (y) Liens accorded priority by law in favor of the United States or any state or agency thereof), and (iii) with respect to which the Servicer determines in good faith that the value of the collateral securing the Loan on or about the time of origination equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral.

“Minimum Equity Amount”: (a) Prior to the date of determination in which the Adjusted Borrowing Value of all Eligible Loans is greater than $210,000,000, the greater of (i) $40,000,000 and (ii) the Adjusted Borrowing Value of the (3) three largest Obligors; and (b) thereafter, $60,000,000. On the date of determination in which the Adjusted Borrowing Value of all Eligible Loans is greater than $300,000,000, the minimum required equity amount will be $90,000,000.

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the preceding five (5) years contributed to by a Loan Party or any ERISA Affiliate on behalf of its employees.

“Net Senior Leverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Net Senior Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Net Senior Leverage Ratio” or comparable definition, the ratio of (i) the senior Indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the date of determination minus the Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower or the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the Underlying Instruments.

“Net Total Leverage Ratio”: With respect to any Loan for any Relevant Test Period either (a) the meaning of “Net Total Leverage Ratio” or any comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Net Total Leverage Ratio” or comparable definition, the ratio of (i) Indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the date of determination minus Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower or the Servicer in good faith, using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Underlying Instruments for such Loan.

“Non-Hardwired Currency”: Each Available Currency other than Dollars.

“Non-Usage Fee”: The meaning set forth in the Fee Letter.

“Noteless Loan”: A Loan with respect to which the Underlying Instruments either (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan or (ii) require execution and delivery of such a promissory note only upon the request of any holder of the indebtedness created under such Loan, and as to which the applicable Loan Party has not requested a promissory note from the related Obligor.

“Notice of Exclusive Control”: The meaning specified in the Securities Account Control Agreement.

“Obligations”: The unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Advances and all other obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with any Transaction Document, and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all documented fees and disbursements of counsel to the Administrative Agent, the Collateral Agent or to the Lenders

that are required to be paid by the Borrower pursuant to the terms of the Transaction Documents) or otherwise.

“Obligor”: With respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof.

“Offer”: A tender offer, voluntary redemption, exchange offer, conversion or other similar action.

“Officer’s Certificate”: A certificate signed by a Responsible Officer of the Person providing the applicable certification, as the case may be.

“Operating Lease Implementation”: The implementation by an Obligor of IFRS 16/ASC 842.

“Opinion of Counsel”: A written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its reasonable discretion.

“Optional Sale”: The meaning specified in Section 2.14(d).

“Original Cash Interest Coverage Ratio”: With respect to any Loan, the Cash Interest Coverage Ratio for such Loan on the date such Loan was acquired by a Loan Party.

“Other Connection Taxes”: With respect to any Affected Party, Taxes imposed as a result of a present or former connection between such Affected Party and the jurisdiction imposing such Tax (other than connections arising from such Affected Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Obligation or Transaction Document).

“Other Taxes”: All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.12(g)).

“Outstanding Balance”: With respect to any Loan as of any date of determination, (a) if such Loan is denominated and payable in Dollars, the outstanding principal balance of any advances or loans owing to the applicable Loan Party from the related Obligor pursuant to the related Underlying Instruments as of such date of determination and (b) if such Loan is denominated and payable in an Available Currency other than Dollars, the equivalent in Dollars of the outstanding principal balance of any advances or loans, determined by the Servicer using the Applicable Exchange Rate, owing to such Loan Party from the related Obligor pursuant to the related Underlying Instruments as of such date of determination, in each case, exclusive of any interest and Accreted Interest. Principal payments received with respect to any Loan shall first reduce Accreted Interest and then the Outstanding Balance.

“Participant Register”: The meaning specified in Section 12.16(d).

“Participation Interest”: An undivided 100% participation in a loan originated by a bank or financial institution that, at the time of acquisition, or a Loan Party’s commitment to acquire the same, satisfies each of the following criteria: (i) such participation would constitute a Loan were it acquired directly, (ii) the selling institution is a lender on the loan, (iii) the aggregate participation in the loan granted by such selling institution to any one or more participants does not exceed the principal amount or commitment with respect to which the selling institution is a lender under such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the selling institution holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the selling institution or its affiliates) at the time of the applicable Loan Party’s acquisition (or, to the extent of a participation in the unfunded commitment under a Revolving Loan or Delayed Draw Loan, at the time of the funding of such loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation and (vii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants. For the avoidance of doubt, a Participation Interest shall not include a sub-participation in any loan.

“Payment Date”: Quarterly (January, April, July and October) on the 15th day of such calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing in July 2023; provided that the final Payment Date shall occur on the Collection Date.

“Payment Date Statement”: A statement prepared by the Collateral Agent prior to each Payment Date setting forth the calculation of each amount payable out of available Collections on such Payment Date pursuant to either Section 2.7 or Section 2.8, as applicable, together with the payment information for each recipient of such amounts.

“Payment Recipient”: The meaning specified in Section 11.8(a).

“Pension Plans”: The meaning specified in Section 4.1(v).

“Permitted Distribution”: A distribution made pursuant to 2.7(a)(10), 2.7(b)(11), 2.7(c) or 2.8(10).

“Permitted Investments”: Negotiable instruments or securities or other investments, which may include obligations or securities of issuers for which the Collateral Agent or an Affiliate of the Collateral Agent provides services or receives compensation that (i) except in the case of demand or time deposits and investments in money market funds, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers and (ii) evidence:

(a)   direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(b)   demand deposits, time deposits, bank deposit products of or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the applicable Loan Party’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Fitch and each Rating Agency in the Highest Required Investment Category granted by Fitch and such Rating Agency;

(c)   commercial paper, or other short term obligations, having, at the time of the applicable Loan Party’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency;

(d)   demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short-term deposits from Moody’s and S&P of “P-1” and “A-1”, respectively, and if rated by Fitch, from Fitch of “F-1+”;

(e)   investments in taxable money market funds or other regulated investment companies having, at the time of the applicable Loan Party’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from each Rating Agency (as applicable); or

(f)   time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the applicable Loan Party’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency.

“Permitted Liens”:

(a)   With respect to the interest of the Seller or a Loan Party in the Loans included in the Collateral: (i) Liens in favor of a Loan Party created pursuant to a Sale Agreement, (ii) Liens in favor of the Collateral Agent created pursuant to this Agreement, (iii) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person (for the avoidance of doubt, this subsection (iii) shall not affect any determination as to whether a Default or an Event of Default under Section 9.1(p) has occurred) and (iv) restrictions on transfer of such Loans set forth in the applicable Underlying Instruments; and

(b)   with respect to the interest of the Seller or a Loan Party in the other Collateral (including any Underlying Assets): (i) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (ii) purchase money security interests in certain items of equipment, (iii) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (iv) other customary Liens permitted by the applicable Underlying Instruments with respect thereto consistent with the Servicer Standard, (v) Liens in favor of a Loan Party created by the Seller or the Borrower, as applicable, under a Sale Agreement and transferred by a Loan Party pursuant to this Agreement, (vi) Liens in favor of the Collateral Agent created pursuant to this Agreement, (vii) with respect to Agented Loans, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of Indebtedness of such Obligor, (viii) with respect to any Equity Security, any Liens granted (x) on such Equity Security to secure Indebtedness of the related Obligor and/or (y) under any governing documents or other agreement between or among or binding upon a Loan Party as the holder of such Equity Security (provided that, in each case, such Liens have no higher priority than they did on the date such Loan was approved by the Administrative Agent), (ix) with respect to any Underlying Assets, Liens permitted by the applicable Underlying Instruments and (x) restrictions on transfer of such Collateral set forth in the applicable Underlying Instruments.

“Person”: An individual, partnership, corporation, limited liability company, joint stock company, trust (including a statutory or business trust), unincorporated association, sole proprietorship, joint venture, government (or any agency, instrumentality or political subdivision thereof), estate, company, limited liability partnership, nonprofit corporation, group, sector, territory or other entity or organization.

“PIK Loan”: A Loan on which any portion of the interest accrued for a specified period of time or until the maturity thereof is, at the option of the Obligor or pursuant to conditions specified (in each case, under the related loan agreement), added to the principal balance of such Loan or otherwise deferred rather than being paid in cash; provided that, notwithstanding the foregoing, no Loan shall constitute a PIK Loan if any portion of the interest accruing thereon is contractually required to be paid in cash and such cash interest accrues at a rate equal to or in excess of (a) if such Loan is a floating rate loan with an interest rate based on the London Interbank Offered Rate or SOFR, such rate plus 2.0%, as applicable to such Loan pursuant to the Underlying Instruments for such Loan, (b) the applicable prime rate, if such Loan is a floating rate loan with an interest rate based on the applicable prime rate, and (c) 5.0%, if such Loan is a fixed rate loan.

“Prime Rate”: The greater of (x) zero and (y) the rate announced by Wells Fargo from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Wells Fargo or any other specified financial institution in connection with extensions of credit to debtors.

“Principal Collection Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “Principal Collection Account”, in the name of a Loan Party and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Principal Collections”: All amounts received by the Borrower or the Collateral

Agent that are not Interest Collections to the extent received in cash by or on behalf of the Borrower or the Collateral Agent.

“Proceeds”: With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Pro Rata Share”: With respect to any Lender, the percentage obtained by dividing the Commitment of such Lender (as determined pursuant to the definition of Commitment) by the aggregate Commitments of all the Lenders (as determined pursuant to the definition of Commitment) or, if the Commitments have been terminated, based on the Advances Outstanding.

“Purchase Price”: With respect to any Loan, an amount (expressed as a percentage of par) equal to (i) the purchase price (or, if different principal amounts of such Loan were purchased at different purchase prices, the weighted average of such purchase prices) paid by the applicable Loan Party for such Loan (exclusive of any interest, Accreted Interest, original issue discount and upfront fees) divided by (ii) the principal balance of the portion of such Loan purchased by such Loan Party outstanding as of the date of such purchase (exclusive of any interest, Accreted Interest, original issue discount and upfront fees); provided, that any Loan with a “Purchase Price” of at least 97% (including, for the avoidance of doubt, in excess of 100%), shall be deemed to be 100% for all purposes of this definition.

“QFC”: The meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390I(8)(D).

“Qualified Institution”: A depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the FDIC.

“Qualifying Participation” means a Participation Interest acquired by the Borrower and elevated within ninety (90) days in a Loan sold or contributed to the Borrower under the Sale Agreement.

“Quoted Broadly Syndicated Loan”: On any day of determination, a Broadly Syndicated Loan that has a quoted bid side price on such day provided by each of LoanX Mark It Partners and Loan Pricing Corporation.

“Rating Agency”: Each of Moody’s, Fitch and S&P.

“Recurring Revenue”: With respect to any Recurring Revenue Loan, the meaning of “Recurring Revenue” or any comparable definition in the related Underlying Instruments relating to recurring maintenance or support revenues, subscription revenues, and recurring revenues attributable to software licensed or sold (excluding one-time license revenues) in the Underlying Instruments for such Loan.

“Recurring Revenue Loan”: A Loan that (i) has a related Obligor organized under the law of the United States and is denominated in Dollars, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law, (iii) has a related Obligor that is principally engaged in an enterprise software business that derives revenue primarily under contractual agreements and/or selling software as a service, (iv) is structured or underwritten based on a multiple of the related Obligor’s Recurring Revenue, and (v) that contains a Recurring Revenue Loan Covenant Flip Scheduled Date (which date is no later than the 3 year anniversary of the date on which a Loan Party acquired such Loan); provided that the Administrative Agent may re-designate such Loan as a Broadly Syndicated Loan, a Middle Market Loan, a First Lien Last-Out Loan or a Second Lien Loan in its sole discretion if the recurring revenue covenants in the related Underlying Instruments are replaced (whether by amendment or by operation of such Underlying Instruments) with traditional cash flow leverage lending covenants (such as those based on total leverage, senior leverage, and interest coverage) (a “Recurring Revenue Reclassification Date”). For any Loan subject to a Recurring Revenue Reclassification Date, any references to the Cash Interest Coverage Ratio, Net Senior Leverage Ratio or Net Total Leverage Ratio, as applicable, as of the date on which such Loan was acquired by a Loan Party shall be deemed to mean such ratios determined as of the Recurring Revenue Reclassification Date.

“Recurring Revenue Loan Covenant Flip Scheduled Date”: With respect to any Recurring Revenue Loan, as of its date of acquisition by a Loan Party, the scheduled date upon which the covenants for such Loan are to be replaced with traditional cash flow leverage lending covenants (such as those based on total leverage, senior leverage, and interest coverage) as specified in the original Underlying Instruments for such Loan.

“Recurring Revenue Loan Gross Leverage Ratio”: With respect to any Recurring Revenue Loan, the ratio for the related Obligor of (a) indebtedness to (b) Recurring Revenue, as calculated by the Borrower and Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

“Recurring Revenue Reclassification Date”: The meaning specified in the definition of Recurring Revenue Loan.

“Register”: The meaning specified in Section 12.16(b).

“Registered”: With respect to any registration-required obligation within the meaning of Section 163(f)(2) of the Code, a debt obligation that was issued after July 18, 1984 and that is in registered form within the meaning of Section 5f.103-1(c) of the Treasury Regulations.

“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 221, or any successor regulation.

“Reinvestment”: The meaning specified in Section 2.14(a)(i).

“Reinvestment Notice”: Each notice required to be delivered by the Servicer in respect of any Reinvestment of Principal Collections pursuant to Section 3.2(b) in the form of Exhibit A-3.

“Reinvestment Period”: The period commencing on the Closing Date and ending on the day preceding the Reinvestment Period End Date.

“Reinvestment Period End Date”: The earliest to occur of (a) the date of the declaration of the Reinvestment Period End Date pursuant to Section 9.2(a), (b) the Termination Date pursuant to Section 9.2(a), (c) the date of the termination of all of the Commitments pursuant to Section 2.3(a) and (d) the Scheduled Reinvestment Period End Date.

“Related Parties”: With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body”: (a) With respect to a Benchmark Replacement in respect of Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto and (b) with respect to a Benchmark Replacement in respect of any Non-Hardwired Currency, (1) the central bank for the currency in which such amounts are denominated hereunder or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such amounts are denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Test Period”: With respect to any Loan, the relevant test period for the calculation of Net Senior Leverage Ratio, Net Total Leverage Ratio, Cash Interest Coverage Ratio or EBITDA as applicable, for such Loan in accordance with the related Underlying Instruments or, if no such period is provided for therein, (i) for Obligors delivering monthly financial statements, each period of the last twelve (12) consecutive reported calendar months, and (ii) for Obligors delivering quarterly financial statements, each period of the last four (4) consecutive reported fiscal quarters of the principal Obligor on such Loan; provided that with respect to any Loan for which the relevant test period is not provided for in the related Underlying Instruments, if an Obligor is a newly-formed entity as to which twelve (12) consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth (12th) calendar month or fourth (4th) fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last twelve (12) consecutive reported calendar months or four (4) consecutive reported fiscal quarters

(as the case may be) of such Obligor.

“Repayment Notice”: Each notice required to be delivered by the Borrower in respect of any reduction of the Commitments or by the Borrower or the Servicer (on behalf of the Borrower) in respect of any repayment of Advances Outstanding, in the form of Exhibit A-2.

“Reportable Event”: The meaning specified in Section 4.1(v).

“Reporting Date”: The date that is two (2) Business Days prior to the 15th day of each calendar month, with the first Reporting Date occurring in May 2023.

“Required Lenders”: The Administrative Agent and the Lenders representing an aggregate of more than 50% of the aggregate Commitments (or, if the applicable Commitments have been terminated, Advances Outstanding); provided that, for the purposes of determining the Required Lenders, (i) if at any time there is more than one non-Defaulting Lender (counting affiliated Lenders as a single Lender), at least two unaffiliated non-Defaulting Lenders shall be required to constitute “Required Lenders” and (ii) the Commitment of any Defaulting Lender shall be disregarded for purposes of determining whether the consent of the Required Lenders has been obtained and such Lender shall not constitute a Required Lender hereunder.

“Required Loan Documents”: For each Loan, the following documents or instruments, in each case as specified on the related Loan Checklist:

(a) (i)   the original executed promissory note or, in the case of a lost note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower or the prior holder of record either in blank or to the Collateral Agent (and an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower), or (ii) if such promissory note is not issued in the name of the Borrower or is a Noteless Loan, an executed copy of each assignment and assumption agreement, transfer document or instrument relating to such Loan evidencing the assignment of such Loan from any prior owner thereof to the Borrower and from the Borrower in blank or to the Collateral Agent;

(b)   to the extent the following can be obtained without undue expense or effort for the related Loan, copies of the executed (i) guaranty, (ii) underlying credit or loan agreement (or similar agreement pursuant to which the related Loan has been issued or created), (iii) acquisition agreement (or similar agreement) and (iv) security agreement or other agreement that secures the obligations represented by such Loan, in each case as set forth on the Loan Checklist; and

(c)   with respect to any Loan originated by the Servicer or its Affiliates and with respect to which the Servicer or its Affiliates acts as administrative agent (or in a comparable capacity), either (i) copies of the UCC-1 financing statements, if any, and any related continuation statements, each showing the Obligor as debtor and the Collateral Agent as total assignee or showing the Obligor, as debtor and the Servicer or its Affiliate as secured party and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing, in each case, as set forth in the Loan Checklist.

“Required Reports”: Collectively, the Borrowing Base Certificate, the Payment Date Statement, to the extent not otherwise publicly available, financial statements of the Equityholder required to be delivered under the Transaction Documents (including, without limitation, pursuant to Sections 5.1(q), 5.3(f) and 6.8(a) hereof) and the annual statements as to compliance.

“Responsible Officer”: With respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and with respect to the Collateral Agent or Securities Intermediary, an officer to whom a corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this transaction.

“Restricted Payment”: (i) Any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend or distribution paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding. For the avoidance of doubt, payments and reimbursements due to the Servicer in accordance with this Agreement or any other Transaction Document do not constitute Restricted Payments.

“Revenue Recognition Implementation”: The implementation by an Obligor of IFRS 15/ASC 606.

“Review Criteria”: The meaning specified in Section 13.1(c)(i).

“Revolving Loan”: Any Loan (other than a Delayed Draw Loan) that is a senior secured obligation (including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the Obligor by the applicable Loan Party; provided that, any such Loan will be a Revolving Loan only until all commitments by such Loan Party to make advances to the Obligor thereof expire, or are terminated, or are irrevocably reduced to zero.

“S&P”: S&P Global Ratings (or its successors in interest).

“Sale Agreement”: The loan sale agreement, dated as of the Closing Date, by and between the Seller and the Borrower.

“Sale Proceeds”: With respect to any Loan, all proceeds received as a result of the sale of such Loan, net of all out-of-pocket expenses of the Borrower, the Servicer and the

Collateral Agent incurred in connection with any such sale.

“Sanction” or “Sanctions”: Individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; or (d) the United Kingdom.

“Sanctioned Person”: Any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-SDN List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the ownership or control of such legal entity by Sanctioned Person(s); or (d) a Person that is organized, located, or resident in a country or territory that is subject to comprehensive country- or territory-wide Sanctions (as of this date, the Crimea, Donetsk, and Luhansk regions of Ukraine, Cuba, Iran, North Korea, and Syria).

“Scheduled Payment”: Each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan, as adjusted pursuant to the terms of the related Underlying Instruments, if applicable.

“Scheduled Reinvestment Period End Date”: March 9, 2026 (unless extended with the prior written consent of the Borrower, the Administrative Agent and each Lender).

“SEC”: The Securities and Exchange Commission or any successor Governmental Authority.

“Second Lien Loan”: A Loan that (i) does not satisfy each requirement set forth in the definition of “Broadly Syndicated Loan,” “Middle Market Loan” or “First Lien Last-Out Loan,” (ii) is secured by a pledge of collateral, which security interest is validly perfected and second priority under Applicable Law (subject to Permitted Liens), (iii) is pari passu or subordinated to in right of payment with the Indebtedness of the holders of the first priority security interest (other than following an event of default) and (iv) pursuant to an intercreditor or subordination agreement between the Borrower (or applicable agent) and the holder of the first priority Lien (or applicable agent) over the Underlying Assets, the amount of Indebtedness secured by such first priority Lien is limited (in terms of aggregate dollar amount or percent of outstanding principal or both).

“Secured Party”: (i) Each Lender, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) the Securities Intermediary, (v) the Collateral Custodian and (vi) solely with respect to the right to receive fees, expenses and indemnities owing to it hereunder, the Servicer.

“Securities Account”: The meaning specified in Section 8-501(a) of the UCC.

“Securities Account Control Agreement”: Collectively, each account control agreement among a Loan Party, the Collateral Agent and the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Securities Act”: The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Intermediary”: State Street Bank and Trust Company, or any subsequent (i) Clearing Corporation; or (ii) Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity, agreeing to act in such capacity pursuant to the Securities Account Control Agreement.

“Security Certificate”: The meaning specified in Section 8-102(a)(16) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Seller”: Blue Owl ~~Rock Core~~Credit Income Corp.

“Senior Servicer Fee”: The fee payable to the Servicer on each Payment Date in arrears in respect of each Accrual Period pursuant to Sections 2.7(a)(2) and (b)(2) or Section 2.8(2), as applicable, which fee shall be equal to the product of (a) the sum of the Adjusted Borrowing Value of each Loan as of the first day of such Accrual Period and as of the last day of such Accrual Period divided by two multiplied by (b) a rate equal to 0.15% per annum.

“Servicer”: The meaning specified in the Preamble.

“Servicer Fee”: Collectively, the Senior Servicer Fee and the Subordinate Servicer Fee.

“Servicer Standard”: The meaning specified in Section 6.2(e).

“Servicer Termination Date”: The meaning specified in Section 6.11.

“Servicer Termination Event”: The occurrence of any one of the following:

(a)   any failure by the Servicer to deposit (or caused to be deposited) into the Collection Account any Collections received by it in accordance with Section 2.9(a) and the same continues unremedied for five (5) Business Days (or to the extent such failure is due to an administrative error by the Collateral Agent, for five (5) Business Days following the earlier of (i) the date on which written notice of such inaccuracy shall have been given to the Servicer and (ii) the date on which a Responsible Officer of the Servicer acquires actual knowledge thereof);

(b)   except as otherwise provided in this definition, any failure on the part of the Servicer to duly observe or perform (in accordance with the Servicer Standard) in any material respect the covenants or agreements of the Servicer set forth in any Transaction Document to which the Servicer is a party which failure continues unremedied (if such failure can be remedied) for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such failure shall have been delivered to the Servicer by any Lender or any Loan Party, and (ii) the date on which a Responsible Officer of the Servicer acquires actual knowledge thereof;

(c)   an Insolvency Event shall occur with respect to the Servicer;

(d)   a Change of Control occurs;

(e) any failure by the Servicer to deliver any Required Report or any other reports or other information required to be delivered by it under the express terms of this Agreement within five (5) Business Days after written notice of such failure is delivered to the Servicer by the Administrative Agent, the Collateral Agent or any Lender;

(f)   any representation, warranty or certification made by the Servicer in any Transaction Document or in any certificate delivered by the Servicer pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made which continues to be unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such inaccuracy shall have been given to the Servicer by any Lender or any Loan Party and (ii) the date on which a Responsible Officer of the Servicer acquires actual knowledge thereof;

(g)   the rendering against the Servicer of one or more final, non-appealable judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess of $10,000,000, individually or in the aggregate, solely to the extent such payments are not covered by insurance, and the Servicer shall not have stayed, vacated, set aside, satisfied, discharged or provided for the discharge of any such judgment, decree or order dismissed within sixty (60) days;

(h)   the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements in an aggregate amount in excess of $25,000,000, individually or in the aggregate, or the occurrence of any event if the effect of such event is to accelerate or permit the acceleration of such amount of such recourse debt, whether or not waived;

(i)   the occurrence of an Event of Default; or

(j)   Blue Owl ~~Rock Core~~Credit Income Corp. or an Affiliate thereof is terminated as or removed from being the Servicer.

“Servicer Termination Notice”: The meaning specified in Section 6.11.

“SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: The Federal Reserve Bank of New York (or any successor administrator).

“SOFR Administrator’s Website”: The website of the SOFR Administrator,

currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“SONIA”: For any day during the applicable Accrual Period, with respect to Advances denominated in GBP, the greater of (i) the rate per annum equal to the sterling overnight index average for such day published by the SONIA Administrator on the SONIA Administrator’s Website on the fifth Business Day preceding such Business Day and (ii) 0.0%.

“SONIA Administrator”: The Bank of England (or any successor administrator of the sterling overnight index average).

“SONIA Administrator’s Website”: The Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the sterling overnight index average identified as such by the SONIA Administrator from time to time.

“Subordinate Servicer Fee”: The fee payable to the Servicer on each Payment Date in arrears in respect of each Accrual Period pursuant to Sections 2.7(a)(2) and (b)(2) or Section 2.8(2), as applicable, which fee shall be equal to the product of (a) the sum of the Adjusted Borrowing Value of each Loan as of the first day of such Accrual Period and as of the last day of such Accrual Period divided by two multiplied by (b) a rate equal to 0.25% per annum.

“Subsidiary”: As to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Substitution”: The meaning specified in Section 2.14(b).

“Successor Equityholder”: The meaning specified in the definition of “Equityholder Credit Event Cure.”

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date”: The earliest of (a) the date of the termination of all the Commitments pursuant to Section 2.3(a), (b) the Facility Maturity Date, and (c) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 9.2(a).

“Tranche Size”: With respect to any Loan, the dollar value of the tranche of Indebtedness of the applicable Obligor currently held or contemplated for purchase by a Loan Party, which may include any last out component (but not any second lien component) and, in the reasonable discretion of the Administrative Agent, any Indebtedness under another tranche that (x) is an obligation of the same Obligor under the same Underlying Instrument, (y) pari passu with such Loan and (z) has the same material terms as such Loan.

“Transaction”: The meaning specified in Section 3.2.

“Transaction Documents”: This Agreement, the Sale Agreement, the Fee Letter, each Securities Account Control Agreement, any Joinder Supplement, the Collateral Custodian Fee Letter and the Collateral Agent Fee Letter, and each document, instrument or agreement related to any of the foregoing.

“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Assets”: With respect to a Loan, any property or other assets designated and pledged as collateral to secure repayment of such Loan, including, without limitation, to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

“Underlying Instruments”: The loan agreement, credit agreement or other agreement pursuant to which a Loan has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan or Permitted Investment or of which the holders of such Loan or Permitted Investment are the beneficiaries.

“Undisclosed Administration”: In relation to a Lender or its direct or indirect parent company that is a solvent person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Unfunded Exposure Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “Unfunded Exposure Account”, in the name of a Loan Party and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Unfunded Exposure Amount”: As of any date of determination, an amount equal to the excess, if any, of (i) the aggregate amount (without duplication) of all unfunded commitments of the Loan Parties associated with the Loans over (ii) the amount on deposit in the Unfunded Exposure Account.

“Unfunded Exposure Collections”: Any amounts (x) in Canadian Dollars on deposit in the Canadian Dollar Account, (y) in Euros on deposit in the Euro Account or (z) in GBP and on deposit in the GBP Account and, in each case, designated by the Borrower to be reserved against the Unfunded Exposure Amount.

“Unfunded Exposure Required Amount”: As of any date of determination, an amount equal to the aggregate sum of, for each Loan that is a Delayed Draw Loan or a Revolving Loan, (a) the Exposure Amount minus (b) the product of (i) the Assigned Value, (ii) the Exposure Amount and (iii) the Applicable Percentage.

“United States” or “U.S.”: The United States of America.

“Unmatured Equityholder Credit Event”: Any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute (A) an Event of Default pursuant to Section 9.1(d)(ii) or (B) a Servicer Termination Event pursuant to clauses (g) or (h) of the definition thereof.

“Unrestricted Cash”: The meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for each Loan, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the applicable Loan Party.

“Unused Facility Amount”: At any time, (a) the Facility Amount minus (b) the Advances Outstanding at such time.

“U.S. Borrower”: Any Borrower that is a U.S. Person.

“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person”: Any Person that is a “United States person” as defined in Section

7701(a)(30) of the Code.

“U.S. Special Resolution Regime”: Each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“U.S. Tax Compliance Certificate”: The meaning set forth in Section 2.13(f).

“USA Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Voluntary Commitment Reduction”: Has the meaning set forth in Section 2.3(c).

“Wells Fargo”: The meaning specified in the Preamble.

“Withholding Agent”: The Borrower and the Administrative Agent.

Section 1.2  Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3  Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” All time deadlines shall be based on the Eastern Standard Time zone unless stated otherwise.

Section 1.4  Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a)   the singular number includes the plural number and vice versa;

(b)   reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(c)   reference to any gender includes each other gender;

(d)   reference to day or days without further qualification means calendar days;

(e)   reference to any time means New York, New York time;

(f)   the word “including” is not limiting and means “including without limitation;”

(g)   the word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise;

(h)   reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(i)   reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(j)   reference to any delivery or transfer to the Collateral Agent with respect to the Collateral means delivery or transfer to the Collateral Agent on behalf of the Secured Parties;

(k)   if any date for compliance with the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day;

(l)   reference to the date of any acquisition or disposition of any Collateral, or the date on which any asset is added to or removed from the Collateral shall mean the related “trade date”;

(m)   references herein to the knowledge or actual knowledge of a Person shall mean, except as explicitly provided herein, the actual knowledge following reasonable inquiry under the circumstances of a Responsible Officer of such Person;

(n)   for purposes of this Agreement, an Event of Default shall be deemed to be continuing until it is waived in accordance with Section 12.1;

(o)   any use of “material” or “materially” or words of similar meaning in this Agreement with respect to each Loan Party and/or the Collateral shall mean material, as determined by the Administrative Agent in its reasonable discretion;

(p)   for purposes of calculating the Aggregate Borrowing Base, Adjusted Borrowing Value and Unfunded Exposure Required Amount on any date of determination, the Aggregate Borrowing Base, Adjusted Borrowing Value, Foreign Currency Amount and Unfunded Exposure Amount of the applicable Loans (or Advances) shall be converted to Dollars, if necessary, by the Servicer using the Applicable Exchange Rate;

(q) (i)   all Canadian Dollars will be deposited into the Canadian Dollar Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the Canadian Dollar Account as Principal Collections, Interest Collections or Unfunded Exposure Collections; and the Collateral Agent’s

reports shall indicate the same, (ii) all Euros will be deposited into the Euro Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the Euro Account as Principal Collections, Interest Collections or Unfunded Exposure Collections; and the Collateral Agent’s reports shall indicate the same and (iii) all GBP will be deposited into the GBP Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the GBP Account as Principal Collections, Interest Collections or Unfunded Exposure Collections; and the Collateral Agent’s reports shall indicate the same;

(r)   unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, the Borrower and the Administrative Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) the Borrower shall provide to the Administrative Agent a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles; and

(s)   neither the Administrative Agent nor the Collateral Agent warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Daily Simple SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.19, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Daily Simple SOFR such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and their Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to one or more Loan Parties. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Loan Party, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE ADVANCES

Section 2.1  The Advances.

(a)   During the Reinvestment Period, the Borrower may, at its option, request the Lenders to make advances of funds (each, an “Advance”) under this Agreement pursuant to a Funding Notice.

(b)   Following the receipt of a Funding Notice during the Reinvestment Period and subject to the terms and conditions hereinafter set forth, the Lenders shall fund such Advance. Notwithstanding anything to the contrary herein, no Lender shall make any Advance if, after giving effect to such Advance and the addition to the Collateral of the Eligible Loans to be acquired by the Borrower with the proceeds of such Advance, (i) in the sole discretion, in consultation with the Borrower, of any such Lender, a Default or Event of Default would or could reasonably be expected to result therefrom or (ii) a Borrowing Base Deficiency would occur.

(c)   The Borrower may, with the written consent of the Administrative Agent, add additional Persons who satisfy the requirements set forth in Section 12.16 as Lenders and increase the Commitments hereunder; provided that the Commitment of any Lender may only be increased with the prior written consent of such Lender and the Administrative Agent. Each additional Lender shall become a party hereto by executing and delivering to the Administrative Agent, the Collateral Agent, the Servicer and the Borrower a Joinder Supplement.

Section 2.2  Procedures for Advances by the Lenders.

(a)   Subject to the limitations set forth in Section 2.1(a), the Borrower may request an Advance from the Lenders by delivering to the Lenders at certain times the information and documents set forth in this Section 2.2.

(b)   With respect to all Advances, (A) if the Advance is denominated in Dollars, no later than 3:00 p.m. on the proposed Funding Date, (B) if the Advance is denominated in GBP, no later than 3:00 p.m. at least five (5) Business Days prior to the proposed Funding Date and (C) if the Advance is denominated in an Available Currency other than Dollars or GBP, no later than 3:00 p.m. at least three (3) Business Days prior to the Funding Date (or, in each case, such shorter time period as is acceptable to the Administrative Agent), the Borrower (or the Servicer on the Borrower’s behalf) shall deliver:

(i)   to the Administrative Agent (with a copy to the Collateral Agent) a wire disbursement and authorization form, to the extent not previously delivered; and

(ii)   to the Administrative Agent (with a copy to each Lender and the Collateral Agent) a duly completed Funding Notice (including a duly completed Borrowing Base Certificate updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) which shall (i) specify the requested amount of such Advance, which amount shall not cause a Borrowing Base Deficiency and must be at least equal to $500,000 (or the equivalent amount in the applicable Available Currency), or, in the case of any Advance to be applied to fund any draw under a Revolving Loan or Delayed Draw Loan, such lesser amount as may be required to fund such draw, to be allocated to each Lender in accordance with its Pro Rata Share, (ii) specify the proposed Funding Date of such Advance, (iii) specify the Loan(s) (if any) to be financed on such Funding Date (including the appropriate file number, Obligor, Outstanding Balance, Assigned Value and Purchase Price for such Loan(s) (if any)), and (iv) include a representation that all conditions precedent for an Advance described in Article III hereof have been met. Each Funding Notice shall be irrevocable; provided, however, that (x) during any Benchmark Unavailability Period, the Borrower may revoke any Funding Notice promptly upon receiving notice of the commencement of such Benchmark Unavailability Period. If any Funding Notice is received by the Administrative Agent after 3:00 p.m. on any day (or on a day that is not a Business Day), such Funding Notice shall be deemed to be received by the Administrative Agent at 9:00 a.m. on the next Business Day and (y) the Borrower may revoke any Funding Notice by providing notice at least two Business Days prior to the proposed Funding Date.

(c)   On the proposed Funding Date, subject to the limitations set forth in Section 2.1(a) and upon satisfaction or waiver of the applicable conditions set forth in Article III, each Lender shall make available to the Borrower in same day funds, by wire transfer to the account designated by the Borrower in the Funding Notice given pursuant to this Section 2.2, an amount equal to such Lender’s Pro Rata Share of the least of (i) the amount requested by the Borrower for such Advance, (ii) the aggregate unused Commitments then in effect and (iii) the maximum amount that, after taking into account the proposed use of the proceeds of such Advance, could be advanced to the Borrower hereunder without causing a Borrowing Base Deficiency.

(d)   On each Funding Date, the obligation of each Lender to remit its Pro Rata Share of any such Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

Section 2.3  Reduction of the Facility Amount; Principal Repayments.

(a)   The Borrower (or the Servicer on behalf of the Borrower) may irrevocably terminate the Commitments in whole or irrevocably reduce in part any portion of the Commitments that exceed the Advances Outstanding; provided that (i) the Borrower shall provide a Repayment Notice at least one (1) Business Day prior to the date of such termination or reduction to the Administrative Agent (with a copy to the Servicer); (ii) any partial reduction of the Commitments shall be in an amount equal to $1,000,000 (or the equivalent amount in the applicable Available Currency) and in integral multiples of $250,000 (or the equivalent amount in the applicable Available Currency) in excess thereof; and (iii) in the case of such termination or reduction on or prior to second anniversary of the Closing Date, other than in connection with an amendment and restatement of this Agreement, the Borrower shall pay to the Administrative Agent for distribution to the Lenders the applicable Commitment Reduction Fee. Each notice of a reduction or termination pursuant to this Section 2.3(a) shall be irrevocable. The applicable Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of the Commitments hereunder) of the aggregate amount of any reduction under this Section 2.3(a).

(b)   The Borrower (or the Servicer on behalf of the Borrower) may, at any time, reduce Advances Outstanding; provided that (i) the Borrower shall provide a Repayment Notice at least one (1) Business Day prior to the date of such reduction to the Administrative Agent, the Collateral Agent and the Lenders (provided that same day notice may be given with respect to curing any Borrowing Base Deficiency) and (ii) any reduction of Advances Outstanding (other than with respect to repayments of Advances Outstanding made by the Borrower to reduce Advances Outstanding such that no Borrowing Base Deficiency exists) shall be in a minimum amount of $250,000 (or the equivalent amount in the applicable Available Currency) and in integral multiples of $100,000 (or the equivalent amount in the applicable Available Currency) in excess thereof. In connection with any such reduction of Advances Outstanding, the Borrower shall deliver (1) to the Administrative Agent, the Collateral Agent and each Lender of such Advances, a Repayment Notice and (2) funds to the Collateral Agent for payment to the Lenders of such Advances sufficient to repay such Advances Outstanding, accrued Interest thereon which may include instructions to the Collateral Agent to use funds from the Principal Collection Account and/or funds otherwise provided by the Borrower to the Collateral Agent with respect thereto; provided that, the Advances Outstanding will not be reduced unless sufficient funds have been remitted to pay all such amounts referred to in this sentence in full. Any Advance so repaid may, subject to the terms and conditions hereof, be reborrowed during the Reinvestment Period. Any Repayment Notice relating to any repayment pursuant to this Section 2.3(b) shall be irrevocable.

(c)   Unless sooner prepaid pursuant to the terms hereof, the Advances Outstanding shall be repaid in full on the Termination Date or on such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lenders.

Section 2.4   Determination of Interest.

(a)   The Collateral Agent shall determine the Interest (including unpaid Interest related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Accrual Period and shall advise the Servicer and the Borrower thereof on the third Business Day prior to such Payment Date.

(b)   No provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law.

(c)   No Interest shall be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

(d)   Interest due on any Payment Date shall be calculated on the Determination Date immediately preceding such Payment Date using the Applicable Exchange Rate as of such Determination Date.

Section 2.5   [Reserved].

Section 2.6   Borrowing Base Deficiency Cures.

(a) Any Borrowing Base Deficiency may be cured by the Borrower taking one or more of the following actions:

(i)   crediting cash into the Principal Collection Account, including any cash contributed by the Equityholder;

(ii)   repaying the applicable Advances Outstanding in accordance with Section 2.3(b); and/or

(iii)   posting additional Eligible Borrowing Base Cure Assets, Eligible Loans and/or Permitted Investments as Collateral.

For the avoidance of doubt, the Borrower may cure a Borrowing Base Deficiency by any combination of the applicable clauses in this Section 2.6 (or by any other action with the prior written consent of the Administrative Agent and the Required Lenders). Notwithstanding any other provisions of this Agreement, if the Borrower has eliminated a Borrowing Base Deficiency pursuant to clause (a)(i) of this Section 2.6, upon written request of the Borrower to the Collateral Agent to release such funds from the Principal Collection Account or from Principal Collections in the Canadian Dollar Account, the Euro Account or the GBP Account and certification by the Borrower that immediately after giving effect to the return of any such cash, no Borrowing Base Deficiency will exist, the Borrower shall be permitted the return of all or a portion of the cash so deposited in the Principal Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account and the Collateral Agent shall pay the amount so requested to the Borrower and, for the avoidance of doubt, such amount shall not constitute Available Funds.

Section 2.7   Priority of Payments.

(a)   Interest Collection Account. On each Payment Date, so long as no Event of Default has occurred and is continuing, the Servicer shall direct the Collateral Agent to pay pursuant to the related Payment Date Statement (and the Collateral Agent shall make payment from the Interest Collection Account of the Borrower and Interest Collections in the Canadian Dollar Account, the Euro Account and the GBP Account of the Borrower to the extent of Available Funds, in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(1)   pro rata to the Collateral Agent, the Collateral Custodian and the Securities Intermediary, on a pari passu basis, in an amount equal to any accrued and unpaid Collateral Agent Fees and Collateral Custodian Fees owing to such Person; provided that the aggregate amount payable pursuant to this Section 2.7(a)(1), Section 2.7(b)(1) and Section 2.8(1) shall not exceed $250,000 per annum;

(2)   to the Servicer, in an amount equal to (i) any accrued and unpaid Servicer Fee (other than any deferred Servicer Fee) and (ii) all documented fees and expenses owing to the Servicer pursuant to Section 6.7; provided that the aggregate amount payable pursuant to this Section 2.7(a)(2)(ii), Section 2.7(b)(2)(ii) and Section 2.8(2)(ii) shall not exceed $100,000 per annum, unless waived by the Servicer;

(3)   pro rata to each Lender, in an amount equal to any accrued and unpaid Interest and Non-Usage Fee;

(4)   to the Administrative Agent, for distribution pro rata to each Lender, all accrued and unpaid fees, expenses (including reasonable and documented attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Administrative Agent or any Lender under the Transaction Documents;

(5) (A)   during the Reinvestment Period, in the sole discretion of the Servicer, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Required Amount and (B) after the end of the Reinvestment Period, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Amount;

(6)   if a Borrowing Base Deficiency exists (after giving effect to the payment of Advances on such Payment Date), pro rata to the Lenders to reduce the Advances Outstanding in an amount necessary to cure such Borrowing Base Deficiency;

(7)   pro rata to each Lender, in an amount equal to (A) any accrued and unpaid Commitment Reduction Fee plus (B) if such Payment Date is the Termination Date, the Advances Outstanding;

(8)   pro rata to each applicable party to pay all other outstanding amounts under the Transaction Documents including any deferred Servicer Fee and any amounts not paid under Section 2.7(a)(1) by reason of a cap specified therein;

(9)   to the applicable Governmental Authority, any Tax or withholding Tax which, if not paid, could result in a Lien on any of the Collateral; and

(10) (A)   if a Default has occurred and is continuing, to remain in the Interest Collection Account or (B) otherwise, deemed released from the Lien of the Collateral Agent hereunder and distributed to the Borrower or its designee, including making a distribution to the Equityholder.

(b)   Principal Collection Account. On each Payment Date, so long as no Event of Default has occurred and is continuing, the Servicer shall direct the Collateral Agent to pay pursuant to the related Payment Date Statement (and the Collateral Agent shall make payment from the Principal Collection Account of the Borrower and Principal Collections in the Canadian Dollar Account, the Euro Account and the GBP Account of the Borrower to the extent of Available Funds, in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(1)   to the extent not paid pursuant to Section 2.7(a)(1), pro rata to the Collateral Agent, the Collateral Custodian and the Securities Intermediary, on a pari passu basis, in an amount equal to any accrued and unpaid Collateral Agent Fees and Collateral Custodian Fees owing to such Person; provided that the aggregate amount payable pursuant to Section 2.7(a)(1), this Section 2.7(b)(1) and Section 2.8(1) shall not exceed $250,000 per annum;

(2)   to the extent not paid pursuant to Section 2.7(a)(2), to the Servicer, in an amount equal to (i) any accrued and unpaid Servicer Fee (other than any deferred Servicer Fee) and (ii) all documented fees and expenses owing to the Servicer pursuant to Section 6.7; provided that the aggregate amount payable pursuant to Section 2.7(a)(2)(ii), this Section 2.7(b)(2)(ii) and Section 2.8(2)(ii) shall not exceed $100,000 per annum, unless waived by the Servicer;

(3)   to the extent not paid pursuant to Section 2.7(a)(3), pro rata to each Lender;

(4)   to the extent not paid pursuant to Section 2.7(a)(3), pro rata to each Lender, in an amount equal to any accrued and unpaid Interest and Non-Usage Fee;

(5)   to the extent not paid pursuant to Section 2.7(a)(4), pro rata to the Administrative Agent and each Lender, all Administrative Expenses and any Increased Costs due and owing to such Person;

(6)   during the Reinvestment Period, (i) first, in the sole discretion of the Servicer, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Required Amount and (ii) second, to the extent not paid pursuant to Section 2.7(a)(6), pro rata to the Lenders to reduce the Advances Outstanding in an amount necessary to cure such Borrowing Base Deficiency;

(7)   after the end of the Reinvestment Period, pro rata to each Lender to pay the Advances Outstanding until paid in full;

(8)   to the extent not paid pursuant to Section 2.7(a)(7), pro rata to each Lender, in an amount equal to any accrued and unpaid Commitment Reduction Fee owing to the Lenders;

(9)   to the extent not paid pursuant to Section 2.7(a)(8), pro rata to each applicable party to pay all other amounts owing under the Transaction Documents, including any deferred Servicer Fee and any amounts not paid under Section 2.7(b)(1) by reason of a cap specified therein;

(10)   to the extent not paid pursuant to Section 2.7(a)(9), to the applicable Governmental Authority, any Tax or withholding Tax which, if not paid, could result in a Lien on any of the Collateral; and

(11)  (A) if a Default has occurred and is continuing, to remain in the Principal Collection Account or (B) otherwise, deemed released from the Lien of the Collateral Agent hereunder and distributed to the Borrower or its designee, including to make a distribution to the Equityholder.

(c) During the Reinvestment Period, so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) after giving effect to such withdrawal or application, the representations and warranties contained in Section 4.1 and Section 4.2 are true and correct in all material respects, the Borrower may direct the Collateral Agent to withdraw from or apply funds on deposit in, the Principal Collection Account to effect a distribution of such funds from the Borrower to the Equityholder.

Section 2.8   Alternate Priority of Payments.

On (x) each Payment Date (and any Business Day reasonably requested by the Administrative Agent) (a) following the occurrence and during the continuance of an Event of Default or (b) following the declaration of the occurrence, or the deemed occurrence, as applicable, of the Termination Date pursuant to Section 9.2(a) or (y) the date of an Optional Sale, the Servicer (or, in the case of clause (x), after delivery of a Notice of Exclusive Control, the Administrative Agent) shall direct the Collateral Agent to pay pursuant to the related Payment Date Statement (and the Collateral Agent shall make payment from the Collection Account, the Canadian Dollar Account, the Euro Account and the GBP Account of the Borrower to the extent of Available Funds, in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(1)   pro rata to the Collateral Agent, the Collateral Custodian and the Securities Intermediary, on a pari passu basis, in an amount equal to any accrued and unpaid Collateral Agent Fees and Collateral Custodian Fees owing to such Person; provided that the aggregate amount payable pursuant to Section 2.7(a)(1), Section 2.7(b)(1) and this Section 2.8(1) shall not exceed $250,000 per annum;

(2)   to the Servicer, in an amount equal to (i) any accrued and unpaid Servicer Fee (other than any deferred Servicer Fee) and (ii) all documented fees and expenses owing to the Servicer pursuant to Section 6.7; provided that the aggregate amount payable pursuant to Section 2.7(a)(2)(ii), Section 2.7(b)(2)(ii) and this Section 2.8(2)(ii) shall not exceed $100,000 per annum;

(3) pro rata to each Lender, in an amount equal to any accrued and unpaid Interest and Non-Usage Fee;

(4)   to the Administrative Agent, for distribution pro rata to each Lender, all accrued and unpaid fees, expenses (including reasonable and documented attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Administrative Agent or any Lender under the Transaction Documents;

(5)   to the Unfunded Exposure Account, in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal (i) prior to the Reinvestment Period End Date, the Unfunded Exposure Required Amount and (ii) after the Reinvestment Period End Date, the Unfunded Exposure Amount;

(6) pro rata to the Lenders to pay the Advances Outstanding

until paid in full;

(7)   pro rata to each Lender, in an amount equal to any accrued and unpaid Commitment Reduction Fee owing to the Lenders;

(8)   pro rata to each applicable party to pay all other amounts outstanding under the Transaction Documents, including any deferred Servicer Fee and any amounts not paid under Section 2.8(1) by reason of a cap specified therein;

(9)   to the applicable Governmental Authority, any Tax or withholding Tax which, if not paid, could result in a Lien on any of the Collateral; and

(10)   any remaining amounts shall be deemed released from the Lien of the Collateral Agent hereunder and distributed to the Borrower or its designee, including to make a distribution to the Equityholder.

Section 2.9   Collections and Allocations.

(a)   Collections. The Servicer shall promptly identify any Collections received directly by it as Interest Collections or Principal Collections in any Available Currency and transfer, or cause to be transferred (i) all Collections denominated in Dollars to the appropriate Collection Account within three (3) Business Days after its receipt and identification thereof, (ii) all Collections denominated in Canadian Dollars to the Canadian Dollar Account within three (3) Business Days after its receipt and identification thereof, (iii) all Collections denominated in Euros to the Euro Account within three (3) Business Days after its receipt and identification thereof and (iv) all Collections denominated in GBP to the GBP Account within three (3) Business Days after its receipt and identification thereof. Upon the receipt of Collections in the General Collection Account during any Accrual Period, the Servicer shall identify Principal Collections and Interest Collections no later than the Measurement Date related to the Payment Date immediately following such Accrual Period and direct the Collateral Agent and Securities Intermediary to transfer the same to the Principal Collection Account, the Interest Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, respectively. All Collections in (i) Canadian Dollars shall be deposited into the Canadian Dollar Account, (ii) Euros shall be deposited into the Euro Account and (iii) GBP shall be deposited into the GBP Account. For purposes of Section 2.7, any Principal Collections and Interest Collections shall be applied on any Payment Date (i) first, to make payments in the applicable Available Currency and (ii) second, to make payments in any other Available Currency (pro rata based on available amounts from each other Available Currency), as converted by the Collateral Agent at the direction of the Servicer using the Applicable Exchange Rate; provided, that such payments shall be subject to availability of such funds pursuant to Section 2.7. The Servicer shall instruct the Collateral Agent on the Determination Date immediately preceding each Payment Date, to convert amounts on deposit in any Available Currency other than Dollars into Dollars to the extent necessary to make payments pursuant to Section 2.7 (as determined by the Servicer using the Applicable Exchange Rate). Any Principal Collections may be converted by the Collateral Agent at the direction of the Servicer into another Available Currency on any Business Day (other than a Payment Date) using the Applicable Exchange Rate so long as no Borrowing Base Deficiency exists either prior to or after giving effect to such conversion. The Servicer shall provide no less than one (1) Business Day’s prior written notice to the Administrative Agent and the Collateral Agent of any such conversion. The Servicer shall further include a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Account and the Interest Collection Account on each Reporting Date in the Borrowing Base Certificate delivered pursuant to Section 6.8(d).

(b)   Excluded Amounts. With the prior written consent of the Administrative Agent, the Servicer may direct the Collateral Agent and the Securities Intermediary to withdraw from the General Collection Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Administrative Agent, the Collateral Agent, the Borrower and each Lender a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent and each Lender.

(c)   Initial Deposits. On the initial Funding Date with respect to any Loan, the Servicer will deposit or cause to be deposited into the General Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable, all Collections received in respect of such Loan on such initial Funding Date. The Borrower shall confirm to the Administrative Agent in writing (it being understood that delivery of a copy of any applicable administrative details form shall satisfy this requirement) when it has provided each payment instruction to deliver cash to the applicable Account.

(d)   Investment of Funds. All uninvested amounts on deposit in the General Collection Account, the Canadian Dollar Account, the Euro Account and the GBP Account shall be invested at the direction of the Servicer in Permitted Investments. All earnings (net of losses and investment expenses) thereon shall be retained or deposited into the Principal Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable, in each case as Principal Collections, and shall be applied on each Payment Date pursuant to the provisions of Section 2.7 or Section 2.8 (as applicable).

(e)   Unfunded Exposure Account. The Borrower may, at any time fund any contributions received from the Equityholder and transfer Principal Collections into the Unfunded Exposure Account, and the Borrower shall notify the Collateral Agent in writing of any amounts to be designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account and the GBP Account. On the last day of the Reinvestment Period, the Borrower shall fund an amount equal to the Unfunded Exposure Amount into the Unfunded Exposure Account, and the Borrower shall notify the Collateral Agent in writing of any amounts to be designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account and the GBP Account. All funding requests associated with the Unfunded Exposure Amount after the Reinvestment Period End Date shall be made from the Unfunded Exposure Account or from Unfunded Exposure Collections. All uninvested amounts on deposit in the Unfunded Exposure Account shall be invested at the direction of the Servicer in Permitted Investments.

Section 2.10   Payments, Computations, etc.

(a)   Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due in lawful money of the United States in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Borrower shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at 2.00% per annum above the Base Rate, payable on demand; provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law; provided, further that no such interest shall be payable by the Borrower if such failure to pay or deposit amounts is the result of an administrative error or omission of the Collateral Agent. Such interest shall be for the account of the applicable Secured Party. All computations of interest and other fees hereunder shall be made on the basis of a year consisting of 360 days (other than calculations with respect to (x) Daily Simple CORRA, which shall be based on a year consisting of 365 days or (y) the Base Rate, which shall be based on a year consisting of 365 or 366 days, as applicable) for the actual number of days elapsed.

(b)   Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be deemed due on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be. For avoidance of doubt, to the extent that Available Funds are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.12, such unpaid amounts shall remain due and owing and shall accrue interest as provided in Section 2.10(a) until repaid in full.

(c)   If any Advance requested by the Borrower is not effectuated as a result of the Servicer’s or the Borrower’s actions or failure to fulfill any condition under Section 3.2 (other than any condition that is waived by the Administrative Agent) (which, in the case of the Servicer, is solely within the control of the Servicer) as the case may be, on the date specified therefor, whichever of the Servicer or the Borrower is at fault, such Person shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by the applicable Lender (other than any such loss, cost or expense solely due to the gross negligence or willful misconduct or failure to fund such Advance on the part of the Administrative Agent, such Lender or an Affiliate thereof), including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain such Advance upon receipt by the Borrower of documentation setting forth such costs.

Section 2.11   Fees.

The Borrower shall pay to Cadwalader, Wickersham & Taft LLP as counsel to the Administrative Agent and the Lenders, within five (5) Business Days following an invoice therefor, its reasonable invoiced fees and out-of-pocket expenses through the Closing Date.

Section 2.12   Increased Costs; Capital Adequacy; Illegality.

(a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law after the date hereof or (ii) the compliance by an Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), shall (A) subject any Affected Party to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (B) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) impose any other condition affecting any Affected Party’s rights hereunder or under any other Transaction Document, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under any other Transaction Document, then on the Payment Date following demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

(b)   If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, but excluding Taxes, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, on the Payment Date following demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction. For the avoidance of doubt, if the issuance of any amendment or supplement to Interpretation No. 46 or to Statement of Financial Accounting Standards No. 140 by the Financial Accounting Standards Board or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of the Seller, the Borrower or any Affected Party with the assets and liabilities of the Administrative Agent or any Lender or shall otherwise impose any loss, cost, expense, reduction of return on capital or other loss, such event shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.12. Notwithstanding the foregoing, but subject to Section 6.7, the provisions of this Section 2.12(b) shall not apply to the consolidation of the Borrower for accounting purposes as required by GAAP with the Servicer or any Affiliate thereof, whether or not an Affected Party.

(c)   If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.12, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then on the next Payment Date pursuant to Section 2.7 or 2.8, as applicable, occurring at least five (5) Business Days after the request for compensation, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

(d)   In determining any amount provided for in this Section 2.12, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.12 shall submit to the Borrower and the Servicer a written description as to such additional or increased cost or reduction, which written description shall be conclusive absent manifest error; provided, however, that no Lender shall be requested to disclose confidential or price-sensitive information or any other information, to the extent prohibited by law.

(e)   If a Disruption Event with respect to any Lender has occurred with respect to any then-current Benchmark, such Lender shall in turn so notify the Borrower, whereupon all Advances Outstanding made by the affected Lender in the applicable Available Currency will accrue Interest at the Base Rate from and including the date such of Disruption Event to, but excluding, the earlier of (x) such time as the conditions leading to such Disruption Event no longer exists and (y) the Benchmark Replacement Date for such Benchmark.

(f)   Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation. Notwithstanding anything to the contrary in this Section 2.12, the Borrower shall not be required to compensate an Affected Party pursuant to this Section 2.12 for any amounts incurred more than nine (9) months prior to the date that such Affected Party notifies the Borrower of such Affected Party’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine (9) month period shall be extended to include the period of such retroactive effect.

(g)   Each Lender agrees that it will take such commercially reasonable actions as the Borrower may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 2.12 or Section 2.13; provided that no Lender shall be obligated to take any actions that would, in the reasonable opinion of such Lender, subject such Lender to any unreimbursed cost or expense or otherwise be disadvantageous to such Lender. In no event will Borrower be responsible for increased amounts referred to in this Section 2.12 relating to any other entities to which Lenders provide financing.

Section 2.13   Taxes.

(a)   Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.13) the applicable Affected Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)   The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the applicable Affected Party timely reimburse it for the payment of, any Other Taxes.

(c)   The Borrower shall indemnify each Affected Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) payable or paid by such Affected Party or required to be withheld or deducted from a payment to such Affected Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability and the calculation thereof delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)   Without limiting the generality of Section 11.5, each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.16(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.13(d).

(e)   As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.13, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)   (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Collateral Agent and the Administrative Agent, at the time or times reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent as will enable the Borrower, the Collateral Agent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.13(f)(ii)(1), Section 2.13(f)(ii)(2), and Section 2.13(f)(ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)   Without limiting the generality of the foregoing,

(1)   any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2)   any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

a.    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

b.    executed copies of IRS Form W-8ECI;

c.     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.13-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

d.    to the extent a Foreign Lender is not the beneficial owner of the income, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.13-2 or Exhibit 2.13-3, IRS Form W-9, and/or other certification or documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.13-4 on behalf of each such direct and indirect partner;

(3)   any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding required to be made; and

(4)   if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)   If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.13(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.13(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.13(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)   Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Section 2.14  Reinvestments; Discretionary Sales, Substitutions and Optional Sales of Loans.

(a)   Reinvestments. On the terms and conditions hereinafter set forth as certified in writing to the Administrative Agent and the Collateral Agent, prior to the Facility Maturity Date, each Loan Party may withdraw funds on deposit in the Principal Collection Account for the following purposes:

  (i)   to reinvest such funds in Loans to be pledged hereunder (a “Reinvestment”), so long as (1) all conditions precedent set forth in Section 3.2 have been satisfied and (2) each Loan acquired by such Loan Party in connection with such reinvestment shall be an Eligible Loan;

  (ii)   to make payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.3(b); or

  (iii)   during the Reinvestment Period, to fund Delayed Draw Loans and Revolving Loans; provided that such Loan Party shall have used all funds on deposit in the Unfunded Exposure Account to fund such Delayed Draw Loans and Revolving Loans prior to withdrawing funds from the Principal Collection Account for such purpose.

Upon the satisfaction of the applicable conditions set forth in this Section 2.14(a) (as certified by the applicable Loan Party to the Administrative Agent and the Collateral Agent), the Collateral Agent will release funds from the Principal Collection Account to be applied pursuant to this Section 2.14(a) in an amount not to exceed the lesser of (A) the amount requested by such Loan Party and (B) the amount on deposit in the Principal Collection Account on such day.

(b)   Substitutions. Subject to Sections 2.14(e) and (f), each Loan Party (x) may, during the Reinvestment Period, sell any Loan and replace such Loan with another Loan (each such sale and replacement, a “Substitution”) and (y) shall, to the extent a Substitution is required under a Sale Agreement, effect a Substitution, in each case so long as (i) no Event of Default has occurred and is continuing and, immediately after giving effect to such Substitution, no Default or Event of Default shall have occurred, (ii) each substitute Loan acquired by such Loan Party in connection with a Substitution shall be an Eligible Loan, (iii) 100% of the proceeds from the sale of the Loan(s) to be replaced in connection with such Substitution are either applied by such Loan Party to acquire the substitute Loan(s) or deposited in the Collection Account, (iv) all conditions precedent set forth in Section 3.2 have been satisfied with respect to each substitute Loan to be acquired by such Loan Party in connection with such Substitution and (v) immediately after giving effect to such Substitution, no Borrowing Base Deficiency exists; provided that, notwithstanding anything to the contrary set forth in Section 3.2, in the event a Borrowing Base Deficiency shall have existed immediately prior to giving effect to such Substitution, such Loan Party may effect a Substitution so long as, immediately after giving effect to such Substitution and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency is reduced or cured.

(c)   Discretionary Sales. Subject to Sections 2.14(e) and (f), upon not less than one (1) Business Day’s prior written notice to the Administrative Agent (with a copy to the Collateral Agent, the Collateral Custodian and the Lenders), each Loan Party shall be permitted to sell Loans (each, a “Discretionary Sale”) so long as (i) no Event of Default has occurred and is continuing and, immediately after giving effect to such Discretionary Sale, no Default or Event of Default shall have occurred and (ii) immediately after giving effect to such Discretionary Sale, no Borrowing Base Deficiency exists; provided that, in the event a Borrowing Base Deficiency shall have existed immediately prior to giving effect to such Discretionary Sale, such Loan Party may, with the prior consent of the Administrative Agent in its sole discretion, effect a Discretionary Sale so long as, immediately after giving effect to such Discretionary Sale and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency is reduced or cured.

(d)   Optional Sales. Subject to Section 2.14(e), the Loan Parties shall have the right to sell all of the Loans included in the Collateral (an “Optional Sale”) on any Business Day. The proceeds of any Optional Sale shall be distributed on the related sale date in accordance with Section 2.8.

(e)   Conditions to Sales, Substitutions and Repurchases. Any Discretionary Sale, sale pursuant to a Substitution or Optional Sale effected pursuant to Sections 2.14(b), (c), or (d) shall be subject to the satisfaction of the following conditions:

  (i)   except in connection with an Optional Sale, the Borrower shall deliver a Borrowing Base Certificate to the Administrative Agent;

  (ii)   the Borrower shall deliver a list of all Loans to be sold or substituted to the Administrative Agent, the Collateral Custodioan and the Collateral Agent;

  (iii)   except in connection with an Optional Sale, as certified in writing to the Administrative Agent by the Borrower, no selection procedures intended to be adverse to the interests of the Administrative Agent or the Lenders were utilized by any Loan Party or the Servicer, as applicable, in the selection of the Loans to be sold or substituted;

  (iv)   the Borrower shall notify the Administrative Agent and Collateral Agent of any amount to be deposited into the Collection Account in connection with any sale or substitution;

  (v)   (A) each Loan Party shall be deemed to have certified to the Administrative Agent that the representations and warranties contained in Section 4.1 and 4.2 hereof and (B) in the case of any Substitution involving the Seller, the Seller shall be deemed to have certified to the Administrative Agent that the representations and warranties contained in Section 4.1 of the applicable Sale Agreement shall continue to be correct in all material respects following any sale or substitution, except to the extent any such representation or warranty relates to an earlier date;

  (vi)   any repayment of Advances Outstanding in connection with any sale or substitution of Loans hereunder shall comply with the requirements set forth in Section 2.3;

  (vii)   as certified in writing to the Administrative Agent by the Borrower, any Discretionary Sale or sale in connection with a Substitution shall be made by the applicable Loan Party in a transaction (1) except as permitted hereunder, reflecting arm’s-length market terms and (2) in which such Loan Party makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party to such sale (other than the representations, warranties and covenants set forth in the LSTA Par/Near Par Trade Confirmation, the LSTA Distressed Trade Confirmation or the LSTA Purchase and Sale Agreement for Distressed Trades, in each case as published by The Loan Syndications and Trading Association, Inc. as of the date of such confirmation or agreement, or substantially similar representations, warranties and covenants, to the extent such documentation is not used in connection with such transaction), provided that, a Loan Party may only make a Discretionary Sale or sale in connection with a Substitution, in each case for fair market value (which shall be the carrying value on the books and records of the Seller), to the Seller, the Servicer or an Affiliate of any Loan Party, the Servicer or the Seller with the prior written consent of the Administrative Agent in its sole discretion (except that, so long as no Event of Default exists, no such consent shall be required in connection with a Discretionary Sale or Substitution (1) pursuant to any mandatory repurchase or Substitution obligation under Section 2.2 of the applicable Sale Agreement, (2) in connection with Discretionary Sales and Substitutions within the limits set forth in Section 2.14(f)) or (3) sales undertaken in order to cure a Borrowing Base Deficiency or immediately following such sale, the Aggregate Borrowing Base is satisfied; provided, further, that during the existence of an Event of Default, the Loan Parties may only make Discretionary Sales, sales pursuant to a Substitution or an Optional Sale with the prior written consent of the Administrative Agent in its sole discretion (except that no sch consent shall be required for sales undertaken in order to cure a Borrowing Base Deficiency or immediately following such sale, the Aggregate Borrowing Base is satisfied);

  (viii)   to the extent invoiced at least two (2) Business Days prior to the date of such sale, the Borrower shall pay an amount equal to all accrued and unpaid costs and expenses (including, without limitation, reasonable legal fees) of the Administrative Agent, the Lenders, the Collateral Custodian and the Collateral Agent in connection with any such sale, substitution or repurchase (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent on behalf of the Secured Parties and any other party having an interest in the Loan in connection with such sale, substitution or repurchase);

  (ix)   with respect to an Optional Sale, the Borrower shall, not later than five (5) Business Days prior to the date of such sale, deliver to the Administrative Agent and each Lender a certificate and evidence to the reasonable satisfaction of such parties (which satisfaction shall be confirmed in writing by the Administrative Agent and each Lender) that the Loan Parties shall have sufficient funds on or prior to the date of such sale to pay the outstanding Obligations in full pursuant to Section 2.8 (which funds may be derived from completion of such Optional Sale); and

  (x)   if any Loan sold pursuant to a Discretionary Sale, sale pursuant to a Substitution or Optional Sale is sold for a price less than the Adjusted Borrowing Value of such Loan as of the date of such sale, the Administrative Agent shall have provided its prior written consent to such sale in its sole discretion.

(f)   Limitations on Sales, Substitutions and Repurchases.

  (i)   The aggregate Outstanding Balance of all Loans which are sold or intended to be sold by the Loan Parties during any 12-month rolling period shall not exceed, collectively, 20% of the sum of (a) the Outstanding Balances of all Loans as of the start of such 12-month period (or such lesser number of months as shall have elapsed as of such date) plus (b) without duplication, all amounts on deposit in the Principal Collection Account as of the start of such 12-month period (or such lesser number of months as shall have elapsed as of such date); provided that, the limitation set forth in this clause (i) shall not apply with respect to (x) any Discretionary Sale of a Loan (or portion thereof) with an Assigned Value of zero, (y) any sale of a Loan in connection with a refinancing or payoff by the related Obligor or (z) any Discretionary Sale of a Broadly Syndicated Loan to a third party at arm’s length for fair market value.

  (ii)   As of the date the Borrower commits to such sale, the aggregate Outstanding Balance of all Loans sold by the Borrower to the Equityholder or its Affiliates shall not exceed 15% of the highest aggregate Outstanding Balance of all Loans on any day during the twelve-month period preceding such date; provided that, the limitation set forth in this clause (ii) shall not apply with respect to (x) any Discretionary Sale of a Loan (or portion thereof) with an Assigned Value of zero or (y) any Discretionary Sale of a Loan (or a portion thereof) constituting an Excess Concentration.

(g)   Sales of Loans with an Assigned Value of Zero and Sales of Equity Securities. The Borrower may sell or substitute any Loan with an Assigned Value of zero or any Equity Security to any Person; provided, that any such sale shall be made on an arm’s-length basis at fair market value (or, solely with respect to any Loan repurchased pursuant to Section 2.2 of the applicable Sale Agreement, the applicable Transfer Deposit Amount (as defined in the applicable Sale Agreement)).

(h)   Sales for Cash of Loans. All sales of Loans or any portion thereof pursuant to this Section 2.14 shall be for Cash on a non-recourse basis, which shall be deemed Principal Collections for all purposes hereunder.

Section 2.15  Assignment of the Sale Agreements.

Each Loan Party hereby assigns to the Collateral Agent, for the benefit of the Secured Parties, all of such Loan Party’s right, title and interest in and to, but none of its obligations under, the applicable Sale Agreement under which it is a purchaser and any UCC financing statements filed under or in connection therewith. In furtherance and not in limitation of the foregoing, each such Loan Party hereby assigns to the Collateral Agent for the benefit of the Secured Parties its right to indemnification under the applicable Sale Agreement under which it is a purchaser. Each such Loan Party confirms that the Collateral Agent, on behalf of the Secured Parties, shall have the right to enforce such Loan Party’s rights and remedies under the applicable Sale Agreement under which it is a purchaser and any UCC financing statements filed under or in connection therewith for the benefit of the Collateral Agent for the benefit of the Secured Parties.

Section 2.16  Capital Contributions.

Any direct or indirect owner of the Borrower may, but shall not be obligated to, make a capital contribution in cash, Loans or securities to the Borrower at any time and for any purpose. All cash contributed to the Borrower shall be treated as Principal Collections, except to the extent that the Servicer specifies to the Collateral Agent that such cash shall constitute Interest Collections or Unfunded Exposure Collections and shall be deposited into the Collection Account, Canadian Dollar Account, Euro Account or GBP Account in accordance with Section 2.9 as designated by the Servicer.

Section 2.17  Defaulting Lenders.

(a)   Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

  (i)   such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.1;

  (ii)   any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Administrative Agent in its sole discretion)), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Advances under this Agreement; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Administrative Agent in its sole discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.17 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

  (iii)   such Defaulting Lender shall not be entitled to receive any Non-Usage Fee for, or Commitment Reduction Fee during any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b)   If the Administrative Agent determines in its sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.18  Mitigation Obligations; Replacement of Lenders.

(a)   Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, the Borrower may request such Lender provide an estimate of the costs and expenses that would be incurred by such Lender in connection with designating a different lending office for funding or booking its Advances hereunder or assigning its rights and obligations hereunder to another of its offices, branches or affiliates, in each case, which designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.13, as the case may be, in the future and (ii) would not otherwise be disadvantageous to such Lender. Upon receipt of such estimate, the Borrower may approve the proposed designation or assignment, in which case the Lender shall use reasonable efforts to effect the same. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such approved designation or assignment.

(b)   Replacement of Lenders. If any Lender unaffiliated with the Administrative Agent requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, and, in either case, such Lender declines to effect a designation or assignment pursuant to Section 2.18(a), or if any Lender is a Defaulting Lender hereunder, or if any Lender does not consent to any amendment or modification (including in the form of a consent or waiver) to the definitions described in Section 12.1(g) which is approved by the Borrower, the Administrative Agent and the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.16), all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee permitted pursuant to Section 12.16 that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

  (i)   such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

  (ii)   in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter; and

  (iii)   such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the

Borrower to require such assignment and delegation cease to apply.

Section 2.19  Effect of Benchmark Transition Event.

(a)   Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark then-applicable to an Available Currency, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.19(a) will occur prior to the applicable Benchmark Transition Start Date.

(b)   Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c)   Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower, the Collateral Agent and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.19, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.19.

(d)   Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrower may revoke any pending request for an Advance to be made during any Benchmark Unavailability Period. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not available, the Base Rate shall be used instead of such Benchmark to calculate Interest.

ARTICLE III

CONDITIONS TO CLOSING AND ADVANCES

Section 3.1   Conditions to Closing.

No Lender shall be obligated to make any Advance hereunder, nor shall any Lender, the Administrative Agent or the Collateral Agent be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by the Administrative Agent:

(a)   Each Transaction Document shall have been duly executed by, and delivered to, the parties thereto, and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Administrative Agent;

(b)   The Administrative Agent shall have received satisfactory evidence that each of the Seller, the Equityholder, the Borrower and the Servicer has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby;

(c)   The Seller, the Equityholder, the Servicer and the Borrower shall each have delivered to the Administrative Agent a certificate as to whether such Person is Solvent in the form of Exhibit B;

(d)   (i) The Borrower shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Borrower has occurred and is continuing, (ii) the Servicer shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Servicer or Servicer Termination Event has occurred and is continuing and (iii) the Seller and the Equityholder shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Seller has occurred and is continuing;

(e)   The Administrative Agent and the Servicer shall have received, with a counterpart for each Lender, the executed legal opinion or opinions of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Borrower, covering enforceability, grant and perfection of the security interests on the Collateral, and non-consolidation of the Borrower with the Equityholder, in each case, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(f)   The Borrower and the Administrative Agent shall have received the executed legal opinion or opinions of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Seller, the Equityholder and to the Servicer, covering enforceability of the Transaction Documents to which the Seller, the Equityholder or the Servicer is a party and, in the case of the Seller, grant and perfection of the security interests in favor of the Borrower granted under the Sale Agreement and true sale of the Loans from the Seller to the Borrower, in each case, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(g)   The Administrative Agent, the Collateral Custodian and the Lenders shall have received the fees (including fees, disbursements and other charges of counsel to the Administrative Agent and the Collateral Custodian) to be received on date of the initial Advance referred to herein, per this Agreement or the Collateral Custodian Fee Letter;

(h)   The Administrative Agent, the Collateral Custodian and the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;

(i)   All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request;

(j)   The UCC-1 financing statements naming (1) the Borrower as debtor and the Collateral Agent as secured party and (2) the Seller as debtor, the Collateral Agent as secured party and the Borrower as assignor secured party are in proper form for filing in the filing office of the appropriate jurisdiction and, when filed, together with the Securities Account Control Agreement, are effective to perfect the Collateral Agent’s security interest in the Collateral such that the Collateral Agent’s security interest in the Collateral ranks senior to that of any other creditors of the Borrower, Equityholder or Seller (whether now existing or hereafter acquired), subject to Permitted Liens;

(k)   The Administrative Agent shall have received an Officer’s Certificate substantially in the form of Exhibit C of the Seller, the Equityholder, the Servicer and the Borrower, with a counterpart for each Lender, that includes a copy of the resolutions (or other authorizing instruments, if applicable), in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors (or similar governing or managing body) of such Person authorizing (i) the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, (ii) in the case of the Borrower, the borrowings contemplated hereunder and (iii) in the case of the Borrower and the Seller, the granting by it of the Liens created pursuant to the Transaction Documents, certified by a Responsible Officer (or other authorized Person) of such Person as of the Closing Date, which certification shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions, or other authorizing instruments, if applicable, thereby certified have not been amended, modified, revoked or rescinded;

(l)   The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Seller, the Equityholder, the Servicer and the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of such Person executing any Transaction Document, which certification shall be included in the certificate delivered in respect of such Person pursuant to Section 3.1(k) and reasonably satisfactory in form and substance to the

Administrative Agent, and shall be executed by a Responsible Officer (or other authorized Person) of such Person;

(m)   The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the Governing Documents of the Seller, the Equityholder, the Servicer and the Borrower, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer (or other authorized Person) of such Person, which certification shall be included in the certificate delivered in respect of such Person pursuant to Section 3.1(k) and shall be in form and substance reasonably satisfactory to the Administrative Agent;

(n)   The Administrative Agent shall have received, with a copy for each Lender, certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Seller, the Equityholder, the Servicer and the Borrower (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not be reasonably expected to have a Material Adverse Effect;

(o)   The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1 (other than the financing statements referred to in clause (j) above) necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created, or purported to be created, by the Transaction Documents shall have been completed;

(p)   The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower, and bankruptcy and pending lawsuits with respect to the Borrower and the results of such search shall be satisfactory to the Administrative Agent; and

(q)   The Borrower shall have received the executed legal opinion or opinions of Nixon Peabody LLP, counsel to the Collateral Agent, covering enforceability of the Transaction Documents to which the Collateral Agent is a party.

Section 3.2  Conditions Precedent to All Advances and Acquisitions of Loans.

Each Advance under this Agreement, each Reinvestment of Principal Collections pursuant to Section 2.14(a)(i) and each acquisition of Loans in connection with a Substitution pursuant to Section 2.14(b) (each, a “Transaction”) shall be subject to the further conditions precedent that:

(a)   With respect to any Advance, the Servicer shall have delivered to the Administrative Agent (with a copy to the Collateral Agent and each Lender) no later than, (i) if the Advance is denominated in Dollars, no later than 3:00 p.m. on the proposed Funding Date, (ii) if the Advance is denominated in GBP, no later than 3:00 p.m. at least five (5) Business Days prior to the proposed Funding Date and (iii) if the Advance is denominated in an Available Currency other than Dollars or GBP, no later than 3:00 p.m. at least three (3) Business Days prior to the Funding

Date (or, in each case, such shorter time period as is acceptable to the Administrative Agent):

(i)   a Funding Notice in the form of Exhibit A-1, a Borrowing Base Certificate and a Loan Schedule listing each Loan, if any, proposed to be acquired by a Loan Party in connection with such Transaction; and

(ii)   unless an assignment agreement is being delivered pursuant to the Underlying Instruments, if a Loan is being acquired with such Advance, a certificate of assignment in the form of Exhibit E (including Exhibit A thereto) and containing such additional information as may be reasonably requested by the Administrative Agent and each Lender;

(b)   With respect to any Reinvestment of Principal Collections permitted by Section 2.14(a)(i) and each acquisition of Loans in connection with a Substitution pursuant to Section 2.14(b), the Servicer shall have delivered to the Administrative Agent, no later than 2:00 p.m. on the Business Day prior to any such Reinvestment, a Reinvestment Notice in the form of Exhibit A-3 and a Borrowing Base Certificate, executed by the Servicer on behalf of the Borrower;

(c)   On the date of such Transaction (A) each Loan Party shall be deemed to have certified that each of the following statements shall be true and correct as of such date and (B) if the related Borrower’s Notice is executed by the Borrower, the Borrower shall have certified in such notice that (other than with respect to the Servicer’s certifications in clause (d) and, with respect to reports required to be delivered by the Servicer under the Transaction Documents, clause (g) and the conditions precedent in clause (i) of this Section 3.2) all conditions precedent to the requested Transaction have been satisfied:

  (i)   the representations and warranties contained in Section 4.1 and Section 4.2 are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date);

  (ii)   no event has occurred and is continuing, or would result from such Transaction or from the application of proceeds thereof, that constitutes a Default (other than a Borrowing Base Deficiency that is cured by any such purchase, substitution or sale) or an Event of Default;

  (iii)   on and as of such day, immediately after giving effect to such Transaction, a Borrowing Base Deficiency would not occur (or, to the extent permitted under Section 2.14(b), any Borrowing Base Deficiency is reduced); and

  (iv)   on and as of such day, immediately after giving effect to such Transaction the Advances Outstanding do not exceed the Facility Amount.

(d)   On the date of such Transaction (A) the Servicer shall be deemed to have certified that each of the following statements shall be true and correct as of such date and (B) the Servicer shall have certified in the related Borrower’s Notice that (other than with respect to the certifications in clause (c) and, with respect to reports required to be delivered by the Borrower under the Transaction Documents, clause (g) and the conditions precedent in clause (i) of this Section 3.2) all conditions precedent to the requested Transaction have been satisfied:

  (i)   no event has occurred and is continuing, or would result from such Transaction or from the application of proceeds thereof, that constitutes a Default (other than a Borrowing Base Deficiency that is cured by such purchase, substitution or sale), an Event of Default or a Servicer Termination Event;

  (ii)   on and as of such day, immediately after giving effect to such Transaction, a Borrowing Base Deficiency would not occur (or, to the extent permitted under Section 2.14(b), any Borrowing Base Deficiency is reduced);

  (iii)   the representations and warranties contained in Section 4.3 are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date); and

  (iv)   on and as of such day, immediately after giving effect to such Transaction, the Advances Outstanding do not exceed the Facility Amount.

(e)   (i) With respect to any Advance under this Agreement or any Reinvestment of Principal Collections pursuant to Section 2.14(a)(i), the Reinvestment Period End Date shall not have occurred, and (ii) with respect to any Transaction, the Termination Date shall not have occurred;

(f)   [Reserved];

(g)   The Borrower and Servicer shall have delivered to the Administrative Agent all reports required to be delivered by either thereof as of the date of such Transaction including, without limitation, all deliveries required by Section 2.2;

(h)   [Reserved];

(i)   The Borrower or the Servicer shall have received a copy of an Approval Notice, executed by the Administrative Agent, evidencing the approval of the Administrative Agent, in its sole discretion in accordance with clause (B) of the definition of “Eligible Loan,” of the Loans to be added to the Collateral; and

(j)   In connection with the initial Advance with respect to the acquisition of any Loan, the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 2:00 p.m. on the related Advance Date, an emailed copy of the duly executed original promissory notes for each such Loan in respect of which a promissory note is issued (or, in the case of any Noteless Loan, a fully executed assignment agreement), and, if any Loans are closed in escrow, a certificate (in the form of Exhibit H) from the closing attorneys of such Loan confirming the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian within five (5) Business Days of any related Advance Date with respect to any Loan.

The failure of any of the foregoing conditions precedent (which have not been waived by the Administrative Agent) to be satisfied in respect of any Advance shall give rise to a right of the Administrative Agent and the applicable Lender, which right may be exercised at any time on the demand of the applicable Lender, to rescind the related Advance and direct the Borrower to pay to the Administrative Agent for the benefit of the applicable Lender an amount equal to the related Advances made during any such time that any of the foregoing conditions precedent were not satisfied.

Section 3.3  Custodianship; Transfer of Loans and Permitted Investments.

(a)   The Collateral Custodian shall hold all Certificated Securities and Instruments in physical form at its offices set forth in Section 5.5(c). Any successor Collateral Custodian (other than Alter Domus (US) LLC) shall be a state or national bank or trust company which is not an Affiliate of any Loan Party or the Seller, and which is a Qualified Institution.

(b)   Each time that the Borrower shall direct or cause the acquisition of any Loan or Permitted Investment, the Borrower shall (or shall cause the applicable Loan Party to), if such Permitted Investment or, in the case of a Loan, the related promissory note or (with respect to a Noteless Loan) assignment documentation has not already been delivered to the Collateral Custodian in accordance with the requirements set forth in the definition of “Required Loan Documents”, cause the delivery of such Permitted Investment or, in the case of a Loan, the related promissory note or (with respect to a Noteless Loan) assignment documentation in accordance with the requirements set forth in the definition of “Required Loan Documents” to the Collateral Custodian to be credited by the Collateral Agent to the Collateral Account in accordance with the terms of this Agreement. The security interest of the Collateral Agent in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Collateral Agent, be released.

(c)   The Borrower shall cause all Loans or Permitted Investments acquired by the Borrower to be transferred to the Collateral Agent for credit by the Collateral Agent to the Collateral Account, and shall cause all Loans and Permitted Investments acquired by the Borrower to be delivered to the Collateral Agent by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Collateral Agent a valid security interest in each Loan and Permitted Investment, which security interest shall be senior (subject to Permitted Liens) to that of any other creditor of the Borrower (whether now existing or hereafter acquired)):

  (i)   in the case of an Instrument or a Certificated Security represented by a Security Certificate in registered form by having it Indorsed to the Collateral Agent or in blank by an effective Indorsement or registered in the name of the Collateral Agent and by (A) delivering such Instrument or Security Certificate to the Securities Intermediary at the Corporate Trust Office and (B) causing the Securities Intermediary to maintain (on behalf of the Collateral Agent for the benefit of the Secured Parties) continuous possession of such Instrument or Security Certificate at its offices set forth in Section 5.5(c);

  (ii)   in the case of an Uncertificated Security, by (A) causing the Collateral Agent to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective;

  (iii)   in the case of any Security Entitlement, by causing each such

Security Entitlement to be credited to a Securities Account in the name of the Borrower pursuant to the Securities Account Control Agreement;

  (iv)   in the case of General Intangibles (including any Loan or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Collateral Agent as secured party and describing the Loan or Permitted Investment (as the case may be) as the collateral (or describing the collateral as “all assets,” or words of similar effect) at the filing office of the Secretary of State of the State of Delaware.

(d)   The security interest of the Collateral Agent in any Collateral disposed of in a transaction permitted by this Agreement shall, immediately and without further action on the part of the Collateral Agent, be released and the Collateral Agent shall immediately release such Collateral to, or as directed by, the Borrower.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1  Representations and Warranties of the Loan Parties.

Each Loan Party represents and warrants as follows as of the Closing Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless such representation is only made as of a specific date set forth below):

(a)   Organization and Good Standing. Such Loan Party has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Collateral.

(b)   Due Qualification. Such Loan Party is (i) duly qualified to do business and is in good standing as a limited liability company in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be qualified, licensed or approved would not reasonably be expected to have a Material Adverse Effect.

(c)   Power and Authority; Due Authorization; Execution and Delivery. Such Loan Party (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Transaction Document to which it is a party and the pledge and assignment of a security interest in the Collateral on the terms and conditions herein provided. This Agreement and each other

Transaction Document to which each Loan Party is a party have been duly executed and delivered by each applicable Loan Party.

(d)   Binding Obligation. Each Transaction Document to which each Loan Party is a party constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e)   No Violation. The execution, delivery and performance of each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) violate any Governing Documents of such Loan Party or any Contractual Obligation of such Loan Party, (ii) result in the creation of any Lien on the Collateral (other than any Permitted Lien), or (iii) violate any Applicable Law in any material respect.

(f)   Agreements. No Loan Party is in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such defaults would reasonably be expected to result in a Material Adverse Effect.

(g)   No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of a Responsible Officer of such Loan Party, threatened against such Loan Party, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which such Loan Party is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which such Loan Party is a party or (iii) that would reasonably be expected to have a Material Adverse Effect.

(h)   All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by such Loan Party of each Transaction Document to which such Loan Party is a party have been obtained.

(i)   Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar statutory provisions in effect in any applicable jurisdiction by any Loan Party.

(j)   Solvency. No Loan Party is the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which such Loan Party is a party do not and will not render such Loan Party to not be Solvent.

(k)   Taxes. Such Loan Party (i) is and has always been treated as either (x) a domestic partnership, each of whose partners (as determined for U.S. federal income tax purposes) will be U.S. Persons or (y) a disregarded entity of a U.S. Person for U.S. federal income tax purposes and (ii) has timely filed or caused to be filed all U.S. federal, state, and other material Tax returns and reports required to be filed by it and has paid or caused to be paid all U.S. federal, state, and other material Taxes required to be paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves in accordance with GAAP.

(l)   Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the transfer of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Such Loan Party does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any Margin Stock or to extend “purpose credit” within the meaning of Regulation U.

(m)   Security Interest.

  (i)   This Agreement creates a valid and continuing security interest (as defined in the UCC as in effect from time to time in the State of New York) in the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC and is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from such Loan Party;

  (ii)   the Collateral is comprised of “instruments”, “security entitlements”, “general intangibles”, “certificated securities”, “uncertificated securities”, “securities accounts”, “investment property” and “proceeds” (each as defined in the applicable UCC) and such other categories of collateral under the applicable UCC as to which such Loan Party has complied with its obligations under Section 4.1(m)(i);

  (iii)   with respect to Collateral that constitute Security Entitlements:

  (1)   all of such Security Entitlements have been credited to one of the Accounts and the Securities Intermediary has agreed to treat all assets credited to such Account as Financial Assets within the meaning of the UCC as in effect from time-to-time in the State of New York;

  (2)   such Loan Party has taken all steps necessary to enable the Collateral Agent to obtain “control” (within the meaning of the UCC as in effect from time-to-time in the State of New York) with respect to each Account; and

  (3)   the Accounts are not in the name of any Person other than such Loan Party, subject to the lien of the Collateral Agent for the benefit of the Secured Parties. Such Loan Party has not instructed the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control, such Loan Party and the Servicer may cause cash in the Accounts to be invested in Permitted Investments, and the proceeds thereof to be paid and distributed in accordance with this Agreement.

  (iv)   all Accounts constitute “securities accounts” as defined in the Section 8-501(a) of the UCC as in effect from time to time in the State of New York;

  (v)   such Loan Party owns and has good and marketable title to (or, with respect to assets securing any Collateral, a valid security interest in) the Collateral free and clear of any Lien (other than Permitted Liens) of any Person;

  (vi)   such Loan Party has received all consents and approvals required by the terms of any Loan to the granting of a security interest in the Loans hereunder to the Collateral Agent, on behalf of the Secured Parties;

  (vii)   such Loan Party has taken all necessary steps to authorize the Collateral Agent to file all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in such Loan Party’s jurisdiction of organization;

  (viii)   other than as expressly permitted by the terms of this Agreement and the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, such Loan Party has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. Such Loan Party has not authorized the filing of and is not aware of any financing statements against it that includes a description of any collateral included in the Collateral other than any financing statement (A) relating to the security interest granted to the Collateral Agent hereunder, (B) relating to the security interest, if any, granted to such Loan Party under the applicable Sale Agreement or (C) that has been terminated and/or fully and validly assigned to the Collateral Agent or such Loan Party on or prior to the date hereof;

  (ix)   such Loan Party is not aware of the filing of any judgment or Lien for Taxes filed against it;

  (x)   other than in the case of Noteless Loans, all original executed copies of each underlying promissory note that constitute or evidence each Loan that is evidenced by a promissory note has been or, subject to the delivery requirements contained herein, will be delivered to the Collateral Agent;

  (xi)   none of the underlying promissory notes (if any) that constitute or evidence the Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent on behalf of the Secured Parties;

  (xii)   with respect to Collateral that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Agent, on behalf of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, on behalf of the Secured Parties, upon original issue or registration of transfer by such Loan Party; and

  (xiii)   in the case of an Uncertificated Security, such Loan Party shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.

(n)   Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports furnished by or on behalf of such Loan Party, the Servicer, the Equityholder or the Seller (other than projections, forward-looking information, general economic data, industry information, information relating to third parties, information or documentation prepared by the Servicer or one of its Affiliates for internal use or consideration, or statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with a Loan or Obligor) to the Administrative Agent or any Lender in writing in connection with this Agreement are, as of their respective delivery dates (or such other date as may be specified therein), true, complete and correct in all material respects after giving effect to any updates thereto; provided that, to the extent any such information was furnished to such Loan Party by a related Obligor or any other third party (or is derived solely therefrom), such information is, as of the date such information is provided, (or such other date as may be specified therein) true, correct and complete to the actual knowledge of a Responsible Officer of such Loan Party.

(o)   Location of Offices. Such Loan Party’s location (within the meaning of Article 9 of the UCC) is, and at all times has been, the State of Delaware. Such Loan Party’s Federal Employee Identification Number is correctly set forth on the certificate required pursuant to Section 3.1(k). Such Loan Party has not changed its name (whether by amendment of its certificate of formation, by reorganization or otherwise) or its jurisdiction of organization and has not changed its location within the four (4) months preceding the Closing Date.

(p)   Collection Accounts. The Collection Accounts (including any sub accounts thereof) are the only accounts to which Collections are sent.

(q)   Sale Agreement. The applicable Sale Agreements are the only agreements pursuant to which such Loan Party purchases Collateral from the Seller.

(r)   Value Given. Such Loan Party has given reasonably equivalent value to the Seller or the applicable third party seller of Collateral in consideration for the transfer to such Loan Party of the Collateral, and no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any Section of the Bankruptcy Code.

(s)   Accounting. Other than for tax purposes, such Loan Party accounts for the transfers to it of interests in Collateral as purchases of such Collateral for financial accounting purposes (including notations on its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein).

(t)   Special Purpose Entity. At all times prior to the Collection Date, the Borrower has not and shall not:

  (i)   engage in any business or activity other than the purchase, receipt, management and sale of Collateral, the transfer and pledge of Collateral pursuant to the terms of the Transaction Documents, the entry into and the performance under the Transaction Documents and such other activities as are incidental thereto;

  (ii)   acquire or own any assets other than (a) the Collateral or (b) incidental property as may be necessary for the operation of such Loan Party and the performance of its obligations under the Transaction Documents including, without limitation, capital contributions which it may receive from the Equityholder;

  (iii)   merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (other than in accordance with the provisions hereof), without in each case first obtaining the prior written consent of the Administrative Agent, or except as permitted by this Agreement, change its legal structure, or jurisdiction of formation, unless, in connection with any of the foregoing, such action shall result in the substantially contemporaneous occurrence of the Collection Date;

  (iv)   except as otherwise permitted under clause (iii), fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Administrative Agent, amend, modify, terminate or fail to comply with the provisions of its limited liability company agreement or fail to observe limited liability company formalities;

  (v)   form, acquire or own any Subsidiary, own any Capital Stock in any other entity (other than Capital Stock in Obligors in connection with the exercise of any remedies with respect to a Loan or any exchange offer, work-out or restructuring of a Loan), or make any Investment in any Person (other than Permitted Investments or Capital Stock in Obligors in connection with the exercise of any remedies with respect to a Loan or any exchange offer, work-out or restructuring of a Loan) without the prior written consent of the Administrative Agent;

  (vi)   commingle its assets with the assets of any of its Affiliates, or of any other Person;

  (vii)   incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (1) Indebtedness to the Secured Parties hereunder or in conjunction with a repayment of all Advances owed to the Lenders and a termination of all the Commitments and (2) ordinary course contingent obligations under the Underlying Instruments (such as customary indemnities to fronting banks, administrative agents, collateral agents, depository banks, escrow agents, etc.);

  (viii)   become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;

  (ix)   fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;

  (x)   enter into any contract or agreement with any Person, except (a) the Transaction Documents, (b) organizational documents, (c) Underlying Instruments and (d) other contracts or agreements that are upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties other than such Person; provided that, for the avoidance of doubt with regard to this clause (x), (i) acquisitions of Collateral from the Seller or its Affiliates, and sales of Collateral to the Seller and its Affiliates, in accordance with other provisions of this Agreement and the other Transaction Documents shall be permitted and (ii) the Equityholder may contribute cash or other property as a capital contribution to the Borrower;

  (xi)   seek its dissolution or winding up in whole or in part or divide or permit any division of such Loan Party;

  (xii)   fail to correct any known misunderstandings regarding the separate identities of such Loan Party, on the one hand, and any Affiliate or any principal thereof or any other Person, on the other hand;

  (xiii)   guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

  (xiv)   fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business, solely in its own name in order not (a) to mislead others as to the identity of the Person with which such other party is transacting business, or (b) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

  (xv)   fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

  (xvi)   file or consent to the filing of any petition as to such Loan Party, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

  (xvii)   except as may be required or permitted by the Code and regulations thereunder or other applicable state or local tax law, hold itself out as or be considered as a department or division of (a) any of its principals or Affiliates, (b) any Affiliate of a principal or (c) any other Person;

  (xviii)   fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that such Loan Party’s assets may be included in a consolidated financial statement of its Affiliates so long as (a) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of such Loan Party from such Person and to indicate that such Loan Party’s assets and credit are not available to satisfy the debts and other obligations of such Person or any other Person and (b) such assets shall also be listed on such Loan Party’s own separate balance sheet;

  (xix)   fail to pay its own liabilities and expenses only out of its own funds;

  (xx)   fail to maintain a sufficient number of employees, if any, in light of its contemplated business operations or to pay the salaries of its own employees, if any;

  (xxi)   except in connection with any exchange offer, work-out, restructuring or the exercise of any rights or remedies with respect to any Loan with respect to which an Obligor is or would thereby become an Affiliate, acquire the obligations or securities issued by its Affiliates or members (unless approved by the Administrative Agent in its sole discretion);

  (xxii)   fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate, if applicable;

  (xxiii)   to the extent used, fail to use separate invoices and checks bearing its own name;

  (xxiv)   except for any Permitted Lien relating to any Equity Security, pledge its assets to secure the obligations of any other Person;

  (xxv)   fail at any time to have at least one (1) independent manager or director (the “Independent Manager”) who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, Maples Fiduciary Services, Puglisi & Associates, National Registered Agents, Inc., Wilmington Trust Company, Lord Securities Corporation, Citadel SPV or, if none of those companies is then providing professional Independent Managers, another nationally recognized company reasonably approved by the Administrative Agent, in each case that is not an Affiliate of such Loan Party, the Seller or the Servicer and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following: (a) a member, partner, equityholder, manager, director, officer or employee of such Loan Party, or any of its equityholders, the Servicer or Affiliates (other than as an Independent Manager of an Affiliate of such Loan Party, that is not in the direct chain of ownership of such Loan Party and that is required by a creditor to be a single purpose bankruptcy-remote entity, provided that such Independent Manager is employed by a company that routinely provides professional independent managers or directors); (b) a creditor, supplier or service provider (including provider of professional services) to such Loan Party, the Servicer or any of its equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent managers and other corporate services to such Loan Party, the Servicer or any of its equityholders or Affiliates in the ordinary course of business); (c) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or (d) a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above. A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the Independent Manager of a “special purpose entity” affiliated with such Loan Party shall be qualified to serve as an Independent Manager of such Loan Party;

  (xxvi)   fail to ensure that all limited liability company actions relating to the appointment, maintenance or replacement of the Independent Manager are complied with;

  (xxvii)   fail to provide that the unanimous consent of all managers (including the consent of such Loan Party’s Independent Manager) is required for such Loan Party to (a) institute proceedings to be adjudicated bankrupt or insolvent, (b) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (d) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such Loan Party, (e) make any assignment for the benefit of such Loan Party’s creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any action in furtherance of any of the foregoing; or

  (xxviii)   fail to file its own tax returns separate from those of any other Person, except to the extent that such Loan Party is treated as a disregarded entity for U.S. federal income tax purposes or to the extent that such failure does not constitute a breach of Section 5.1(k).

(u)   Investment Company Act. Such Loan Party is not required to register as an “investment company” within the meaning of the 1940 Act.

(v)   ERISA. Except as would not reasonably be expected to constitute a Material Adverse Effect, (i) the present value of all benefits vested under all “employee pension benefit plans,” as such term is defined in Section 3 of ERISA which are subject to Title IV of ERISA and maintained by a Loan Party, or in which employees of a Loan Party are entitled to participate, other than a Multiemployer Plan (the “Pension Plans”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the most recent annual financial statements reflecting such amounts), (ii) no non-exempt prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events within the meaning of 4043 of ERISA, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, (each a “Reportable Event”) have occurred with respect to any Pension Plans that, in the aggregate, could subject any Loan Party to any material tax, penalty or other liability and (iii) no notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan. At all times during the term of the Agreement and on the date of each Transaction, none of the assets any Loan Party (including the Collateral) or guaranteeing person constitutes or will constitute “plan assets” of any employee benefit plan subject to ERISA or any plan subject to Section 4975 of the Code by reason of such an employee benefit plan’s or a plan’s investment in such Loan Party or its direct or indirect parent companies or otherwise.

(w)   Compliance with Law. Such Loan Party has complied in all material respects with all Applicable Law to which it may be subject, and no item of Collateral contravenes any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(x)   No Material Adverse Effect. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on any Loan Party since, in the case of the Borrower, the Closing Date.

(y)   Collections. Each Loan Party acknowledges that all Collections received by it or its Affiliates with respect to the Collateral transferred hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account as required herein.

(z)   Full Payment. As of the initial Funding Date thereof, no Loan Party had any knowledge of any fact which should lead it to expect that any Loan will not be repaid by the applicable Obligor in full.

(aa)   Accuracy of Representations and Warranties. Each representation or warranty by each Loan Party contained herein or in any report, financial statement, exhibit, schedule, certificate or other document furnished by any Loan Party pursuant hereto, in connection herewith or in connection with the negotiation hereof is true and correct in all material respects to such Loan Party’s knowledge as of the date made or deemed made.

(bb)   Sanctions. None of such Loan Party, any Person directly or indirectly owning or controlling such Loan Party (to such Loan Party’s knowledge), nor any Person directly or indirectly owned or controlled by such Loan Party, and any director, officer or employee of any such Loan Party or such Person (i) is a Sanctioned Person; (ii) is owned or controlled by, or is acting for or on behalf of, directly or knowingly indirectly, a Sanctioned Person; (iii) is, to the Borrower’s knowledge, under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions; or (iv) will fund any repayment of the Obligations with proceeds derived, directly or knowingly indirectly, from any transaction that is prohibited by Sanctions or that would otherwise cause any Lender or any other party to this Agreement to be in violation of any Sanctions. To such Loan Party’s knowledge, no investor in such Loan Party is a Sanctioned Person. Such Loan Party is in compliance with all applicable Sanctions, and have policies, procedures and controls reasonably designed to promote compliance with Sanctions.

(cc)   Anti-Money Laundering Laws and Anti-Corruption Laws. Such Loan Party, any Person directly or indirectly owning or controlling such Loan Party (to such Loan Party’s knowledge), any Person directly or indirectly owned or controlled by such Loan Party, and any director, officer or employee of any such Loan Party or Person (i) have policies, procedures and controls reasonably designed to promote compliance with applicable Anti-Money Laundering Laws and Anti-Corruption Laws and (ii) are not, to such Loan Party’s knowledge, under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws in any material respect by a Governmental Authority that enforces such laws.

(dd)   Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification, if any, is true and correct in all respects.

Section 4.2  Representations and Warranties of each Loan Party Relating to this Agreement and the Collateral.

Each Loan Party hereby represents and warrants, as of the Closing Date and as of each Funding Date:

(a)   Valid Security Interest. This Agreement constitutes a valid grant of a security interest in all of the Collateral to the Collateral Agent, for the benefit of the Secured Parties, which security interest constitutes a valid and first priority perfected security interest in all of the Collateral (subject to Permitted Liens) in that portion of the Collateral in which a security interest may be created under Article 9 of the UCC as in effect from time to time in the State of New York.

(b)   Eligibility of Collateral. As of each Funding Date, (i) the information contained in each Funding Notice delivered pursuant to Section 2.2, is an accurate and complete listing of all Loans included in the Collateral as of the related Funding Date and the information contained therein with respect to the identity of such Loans and the amounts owing thereunder is true, correct and complete in all material respects as of the related Funding Date to the best of each Loan Party’s knowledge, and which shall be corrected should any Loan Party become aware of any material inconsistencies and (ii) each Loan included in any Borrowing Base is an Eligible Loan at such time.

(c)   No Fraud. Each Loan originated by an unaffiliated third party was, to the best of such Loan Party’s knowledge, originated without any fraud or material misrepresentation.

Section 4.3  Representations and Warranties of the Servicer.

The Servicer represents and warrants as follows as of the Closing Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a)   Organization and Good Standing. The Servicer has been duly organized, and is validly existing as a corporation in good standing, under the laws of the State of Maryland, with all requisite corporate power and authority to own or lease its properties and conduct its business as such business is presently conducted.

(b)   Due Qualification. The Servicer is duly qualified to do business and is in good standing as a corporation, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or obtain such qualifications, licenses or approvals would not reasonably be expected to have a Material Adverse Effect.

(c)   Power and Authority; Due Authorization; Execution and Delivery. The

Servicer (i) has all necessary power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary action, the execution, delivery and performance of each Transaction Document to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.

(d)   Binding Obligation. Each Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(e)   No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s certificate of bylaws or any Contractual Obligation of the Servicer, (ii) result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any such Contractual Obligation, or (iii) violate, in any material respect any Applicable Law.

(f)   No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of a Responsible Officer of the Servicer threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Servicer is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(g)   All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of each Transaction Document to which the Servicer is a party have been obtained.

(h)   Reports Accurate. All information, documents, books, records or reports furnished by the Servicer (other than projections, forward-looking information, general economic data, industry information, information relating to third parties, information or documentation prepared by the Servicer or one of its Affiliates for internal use or consideration, or statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with a Loan or Obligor) to the Administrative Agent or any Lender in writing in connection with this Agreement are, as of their respective delivery dates (or such other date as may be specified therein), true, complete and correct in all material respects to the knowledge of the Servicer after giving effect to any updates thereto; provided that, to the extent any such information was furnished to the Servicer by a related Obligor or any other third party (or is derived solely therefrom), such information is, as of the date such information is provided (or such other date as may be specified therein), true, correct and complete to the actual knowledge of a Responsible Officer of the Servicer.

(i) Solvency. The Servicer is not the subject of any Insolvency Proceedings or

Insolvency Event. The transactions under the Transaction Documents to which the Servicer is a party do not and will not render the Servicer not solvent.

(j)   No Fraud. Each Loan originated by an unaffiliated third party was, to the best of the Servicer’s knowledge, originated without any fraud or material misrepresentation.

(k)   Compliance with Law. The Servicer has complied in all material respects with all Applicable Law to which it may be subject.

(l)   Sanctions. None of the Servicer, any Person directly or indirectly owning or controlling the Servicer nor any Person directly or indirectly owned or controlled by the Servicer, and any director, officer or employee of the Servicer or such Person (i) is a Sanctioned Person; (ii) is owned or controlled by, or is acting on behalf of, directly or knowingly indirectly, a Sanctioned Person; (iii) is, to the Servicer’s knowledge, under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions; or (iv) will cause the funding of any repayment of the Obligations with proceeds derived, directly or knowingly indirectly, from any transaction that is prohibited by Sanctions or that would otherwise cause any Lender or any other party to this Agreement to be in violation of any Sanctions. To the Servicer’s knowledge, no investor in the Servicer is a Sanctioned Person. The Servicer is in compliance with all applicable Sanctions, and is subject to policies, procedures and controls reasonably designed to promote compliance with Sanctions.

(m)   No Material Adverse Effect. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on the Servicer since the Closing Date.

Section 4.4  Representations and Warranties of the Collateral Agent.

The Collateral Agent in its individual capacity and as Collateral Agent represents and warrants as follows:

(a)   Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Agreement.

(b)   Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Agent, as the case may be.

(c)   No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Contractual Obligation to which the Collateral Agent is a party or by which it or any of its property is bound.

(d)   No Violation. The execution and delivery of this Agreement, the performance of the Transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law as to the Collateral Agent.

(e)   All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.

(f)   Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(g)   Corporate Collateral Agent Required; Eligibility. The Collateral Agent (including any successor Collateral Agent appointed pursuant to Section 7.5) hereunder (i) is a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) is authorized under such laws to exercise corporate trust powers, (iii) has a combined capital and surplus of at least $100,000,000, and (iv) is subject to supervision or examination by federal or state authority. If such banking association publishes reports of condition at least annually, pursuant to Applicable Law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 4.4(g) its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 4.4(g), the Collateral Agent shall give prompt notice to the Borrower, the Servicer and the Lenders that it has ceased to be eligible to be the Collateral Agent.

Section 4.5  Representations and Warranties of the Seller and the Equityholder.

Each of the Seller and the Equityholder hereby represents and warrants, as applicable, as of the Closing Date and each date the Borrower acquires any Collateral from the Seller:

(a)   Sanctions. None of the Seller, the Equityholder, any Person directly or indirectly owning or controlling the Seller, the Equityholder or any Person directly or indirectly owned or controlled by the Seller or the Equityholder, and any director, officer or employee of the Seller or the Equityholder or such Person (i) is a Sanctioned Person; (ii) is owned or controlled by, or is acting on behalf of, directly or knowingly indirectly, a Sanctioned Person; (iii) is, to the Seller’s knowledge, under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions; or (iv) will cause the funding of any repayment of the Obligations with proceeds derived, directly or knowingly indirectly, from any transaction that is prohibited by Sanctions or that would otherwise cause any Lender or any other party to this Agreement to be in violation of any Sanctions. To the knowledge of each of the Seller and the Equityholder, no investor in the Seller and the Equityholder, respectively, is a Sanctioned Person. The Seller and the Equityholder are in compliance with all applicable Sanctions, and are subject to policies, procedures and controls reasonably designed to promote compliance with Sanctions.

ARTICLE V

GENERAL COVENANTS

Section 5.1  Affirmative Covenants of the Loan Parties.

Each Loan Party covenants and agrees with the Lenders that during the Covenant Compliance Period:

(a)   Compliance with Laws. Such Loan Party will comply in all material respects with all Applicable Laws, including those with respect to the Collateral or any part thereof.

(b)   Preservation of Company Existence. Such Loan Party will (i) preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation, (ii) qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have, or could reasonably be expected to have, a Material Adverse Effect and (iii) maintain the Governing Documents of such Loan Party in full force and effect and shall not amend the same without the prior written consent of the Administrative Agent; provided that a Loan Party shall be permitted to change its registered agent without the consent of (but with prior notice to) the Administrative Agent.

(c)   Performance and Compliance with Collateral. Such Loan Party will, at such Loan Party’s expense, timely and fully perform and comply (or, by exercising its rights thereunder, cause the Seller to perform and comply pursuant to the applicable Sale Agreement) with all provisions, covenants and other promises required to be observed by it under the Collateral, the Transaction Documents and all other agreements related to such Collateral.

(d)   Keeping of Records and Books of Account. Such Loan Party will (or will cause the Servicer to) keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Such Loan Party will permit any representatives designated by the Administrative Agent to visit and inspect the financial records and the properties of such person during normal office hours and upon reasonable notice no more than twice in any fiscal year when no Event of Default is in existence; provided that after the occurrence of an Event of Default and during its continuance, there shall be no limit to the number of such visits and inspections, and after the resolution of such Event of Default, the number of visits occurring in the current fiscal year shall be deemed to be zero.

(e)   Protection of Interest in Collateral. With respect to the Collateral acquired by any Loan Party, such Loan Party will (i) acquire such Collateral pursuant to and in accordance with the terms of the Sale Agreements or directly from a third party, (ii) at such Loan Party’s expense, take all action necessary to perfect, protect and more fully evidence such Loan Party’s ownership of such Collateral free and clear of any Lien other than the Lien created hereunder and

Permitted Liens, including, without limitation, (a) with respect to the Loans and that portion of the Collateral in which a security interest may be perfected by filing and maintaining (at the Borrower’s expense), effective financing statements against the Seller or the Borrower, as applicable, in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof) and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (iii) permit the Administrative Agent or its respective agents or representatives to visit the offices of such Loan Party during normal office hours and upon reasonable notice examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the Responsible Officers of such Loan Party having knowledge of such matters no more than twice in any fiscal year when no Event of Default is in existence, and (iv) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(f)   Deposit of Collections.

  (i)   Promptly (but in no event later than two (2) Business Days) after acquisition of a Loan, such Loan Party shall, or shall cause the Servicer to, instruct the related Obligor (or with respect to any Agented Loan, the paying agent) to deliver all Collections in respect of the Collateral to the General Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

  (ii)   Such Loan Party shall promptly (but in no event later than two (2) Business Days after receipt), or shall cause the Servicer to, identify Principal Collections and Interest Collections no later than the Measurement Date related to the Payment Date immediately following such Accrual Period, and direct the Collateral Agent and Securities Intermediary to transfer the same to the Principal Collection Account and the Interest Collection Account, respectively (or, if applicable, the Canadian Dollar Account, the Euro Account or the GBP Account).

(g)   Special Purpose Entity. Such Loan Party shall be in compliance with the special purpose entity requirements set forth in Section 4.1(t).

(h)   Borrower’s Notice. On each Funding Date and on the date of each Reinvestment of Principal Collections pursuant to Section 2.14(a)(i) or acquisition by a Loan Party of Loans in connection with a Substitution pursuant to Section 2.14(b), the Borrower will provide the applicable Borrower’s Notice and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent (with a copy to the Collateral Agent).

(i)   Events of Default. Within five (5) Business Days following the actual knowledge or receipt of notice by a Responsible Officer of a Loan Party of the occurrence of any Event of Default or Default, the Borrower will provide the Administrative Agent with written notice of the occurrence of such Event of Default or Default of which a Loan Party has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of a Loan Party setting forth the details of such event (to the extent known by any Loan Party) and the action, if any, that such Loan Party proposes to take with respect thereto.

(j)   Obligations. Such Loan Party shall pay its Indebtedness and other obligations promptly and in accordance with their terms except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of such Loan Party.

(k)   Taxes. Each Loan Party (i) will be treated as either (x) a domestic partnership (each of whose partners (as determined for U.S. federal income tax purposes)) will be U.S. Persons or (y) a disregarded entity of a U.S. Person for U.S. federal income tax purposes and (ii) will timely file or cause to be filed all U.S. federal and state income Tax returns and other material Tax returns and reports required to be filed by it and will pay or cause to be paid all U.S. federal and state income Taxes and other material Taxes required to be paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party sets aside on its books adequate reserves in accordance with GAAP.

(l)   Use of Proceeds. Each Loan Party will use the proceeds of the Advances only to acquire Eligible Loans, to make distributions to its member in accordance with the terms hereof, to pay related expenses (including interest, fees and expenses payable hereunder) in accordance with Sections 2.7 and 2.8 or to make a Permitted Distribution.

(m)   Obligor Notification Forms. The Administrative Agent may, in its discretion after the occurrence and during the continuance of a Servicer Termination Event or an Event of Default, send notification forms giving the Obligors and/or agents on Agented Loans notice of the Collateral Agent’s interest in the Collateral and the obligation to make payments as directed by the Collateral Agent.

(n)   Adverse Claims. No Loan Party will create, or participate in the creation of, or permit to exist, any Liens on any of the Accounts other than the Lien created by this Agreement.

(o)   Notices. The Borrower will (or will cause the Servicer to) furnish to the Administrative Agent:

  (i)   Auditors’ Management Letters. Promptly after the receipt thereof, any auditors’ management letters are received by a Loan Party or by its accountants;

  (ii)   Representations and Warranties. Promptly after a Responsible Officer’s obtaining knowledge or notice of the same, the Borrower shall notify the Administrative Agent if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of a Responsible Officer of a Loan Party which would render any of the said representations and warranties untrue as of such Funding Date;

  (iii)   ERISA. Promptly after receiving notice of any “reportable event” (as defined in Title IV of ERISA) with respect to a Loan Party (or any ERISA Affiliate thereof), a copy of such notice;

  (iv)   Proceedings. Promptly and in any event within five (5) Business Days after a Responsible Officer of a Loan Party receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Collateral Agent’s interest in the Collateral, or a Loan Party or the Equityholder; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Collateral Agent’s interest in the Collateral, a Loan Party or the Equityholder in excess of $10,000,000 or more shall be deemed to be material for purposes of this Section 5.1(o)(iv);

  (v)   Notice of Certain Events. Promptly upon a Responsible Officer of a Loan Party becoming aware thereof (and, in any event, within five (5) Business Days, thereof), notice of (1) any Servicer Termination Event, (2) any Assigned Value Adjustment Event, (3) any failure to comply with Section 5.1(s), (4) any other event or circumstance that could reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Loan which was included in the latest calculation of any Borrowing Base as an Eligible Loan shall fail to meet one or more of the criteria (other than criteria waived by the Administrative Agent, on or prior to the related Funding Date in respect of such Loan or subsequently expressly waived by the Administrative Agent), or (6) unless notice of such default has been provided by the Servicer under Section 5.3(i), the occurrence of any default by an Obligor on any Loan in the payment of principal or interest or that would result in an Assigned Value Adjustment Event;

  (vi)   Organizational Changes. Promptly and in any event within fifteen (15) Business Days after the effective date thereof, notice of any change in the name, jurisdiction of organization, organizational structure or location of records of any Loan Party; provided that each Loan Party agrees not to effect or permit any change referred to in this sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral;

  (vii)   Notice of Liens. Promptly after receipt by a Responsible Officer of a Loan Party of knowledge or notice thereof, the Borrower will promptly notify the Administrative Agent and the Collateral Agent of the existence of any Lien (including Liens for Taxes) other than Permitted Liens on any Collateral and each Loan Party shall defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Collateral against all claims of third parties; provided that nothing in this Section 5.1(o) shall prevent or be deemed to prohibit any Loan Party from suffering to exist Permitted Liens upon any of the Collateral; and

  (viii)   Sanctions; Anti-Money Laundering Laws and Anti-Corruption Laws. Promptly, but no later than five (5) Business Days after a Responsible Officer’s obtaining knowledge or notice of the same, the Borrower shall notify the Administrative Agent and the Lenders in writing of any breach of any representation, warranty or covenant relating to Sanctions or Sanctioned Persons by itself that could reasonably be expected to (1) result in violation of Sanctions by any Lender, including, for the avoidance of doubt, becoming a Sanctioned Person, or (2) have a Material Adverse Effect.

(p)   Contest Recharacterization. Each Loan Party shall in good faith contest any attempt to recharacterize the treatment of the Loans as property of the bankruptcy estate of the Seller.

(q)   Financial Statements. To the extent not otherwise publicly available, the Borrower shall furnish to the Administrative Agent for distribution to each Lender:

  (i)   for each fiscal year of the Equityholder commencing with the 2023 fiscal year, promptly, but in any event within 150 days after the end of such fiscal year of such Person a copy of the consolidated audited balance sheet of such Person (including its Subsidiaries) as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountants of nationally recognized standing; and

  (ii)   for each of the first three fiscal quarters of each fiscal year of the Equityholder commencing with the quarter ending in June 2023, promptly, but in any event within 75 days after the end of such fiscal quarter of the Equityholder, a copy of the consolidated unaudited balance sheet of the Equityholder, as at the end of such quarter and the related statements of income and retained earnings for such fiscal quarter;

provided, that any filing of financial statements, filings and reports which the Borrower may make to, or file with, the SEC or any successor shall satisfy the requirements of this Section 5.7(q)

(r)   Reserved.

(s)   Further Assurances. Each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, agreements or instruments) that the Administrative Agent may reasonably request in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the security interests and Liens created or intended to be created hereby. Such security interests and Liens will be created hereunder and each Loan Party shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as it shall reasonably request to evidence compliance with this Section 5.1(s). Each Loan Party agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

(t)   Non-Consolidation. Each Loan Party shall at all times refrain from any action, or conducting its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding, or that otherwise causes it to make incorrect any of the assumptions made by Cleary Gottlieb Steen & Hamilton LLP in its opinions delivered pursuant to Section 3.1.

(u)   Loan Acquisitions. All Loans acquired by a Loan Party shall be acquired from the Seller pursuant to a Sale Agreement or from an unaffiliated third party; it being understood and agreed that, for administrative convenience, Loans acquired by the Seller from Affiliates may be settled directly into the Borrower pursuant to an assignment agreement between such Affiliate and the Borrower.

(v)   Lien Searches Against Obligors. The Administrative Agent shall, at any time, have the right to run a UCC lien search against any Obligor. Each such UCC lien search shall be at the sole expense of the Borrower.

(w)   Other. The Borrower will furnish to the Administrative Agent promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Collateral Agent or the other Secured Parties under or as contemplated by this Agreement.

(x)   Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Borrower shall, and the Borrower shall ensure that each Person directly or indirectly owning or controlling the Borrower and each Person directly or indirectly owned or controlled by the Borrower and, to the Borrower’s knowledge, any director, officer or employee of the foregoing shall: (i) comply with all applicable Anti–Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to promote compliance with such Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct any due diligence in connection with the transactions contemplated herein required to comply with such Anti-Money Laundering Laws; (iii) not, directly or knowingly indirectly, use any of the credit to fund, finance or facilitate any activities, business or transactions that are in violation of any such Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) not fund any repayment of the Obligations with proceeds that are directly or knowingly indirectly derived from any transaction or activity that is prohibited by any such Anti-Corruption Laws or Anti-Money Laundering Laws.

(y)   Beneficial Ownership Regulation. Promptly following any request therefor, the Borrower shall deliver to the Administrative Agent or any Lender information and documentation reasonably requested by the Administrative Agent or such Lender, as applicable, for purposes of compliance with the Beneficial Ownership Regulation.

Section 5.2  Negative Covenants of each Loan Party.

During the Covenant Compliance Period:

(a)   Other Business. Each Loan Party will not (i) engage in any business other than (A) entering into and performing its obligations under the Transaction Documents and other activities contemplated by the Transaction Documents or incidental thereto, (B) the acquisition, ownership and management of the Collateral, (C) the sale or disposition of Loans or other Collateral as permitted hereunder and (D) business incidental to the activities specified in the foregoing clauses (A), (B) and (C), (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to the Transaction Documents, or (iii) except as otherwise provided in Section 4.1(t)(v), form any Subsidiary or make any Investment in any other Person.

(b)   Collateral Not to be Evidenced by Instruments. Such Loan Party will not take any action to cause any Loan that is not, as of the Closing Date or the related Funding Date, as the case may be, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Loan or unless such Instrument is promptly delivered to the Collateral Agent, together with an Indorsement in blank, as collateral security for such Loan.

(c)   Security Interests. Except as otherwise permitted herein and in respect of any Discretionary Sale, Substitution, Optional Sale, or other sale permitted hereunder or required under the applicable Sale Agreement, such Loan Party will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any Collateral, whether now existing or hereafter transferred hereunder, or any interest therein.

(d)   Mergers, Acquisitions, Sales, etc. Such Loan Party will not be a party to any merger or consolidation, or purchase or otherwise acquire any of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person (excluding receipt of Equity Securities in the ordinary course of collection of a debt previously contracted in good faith), or sell, transfer, convey or lease any of its assets, or sell or assign with or without recourse any Collateral or any interest therein, other than as permitted or required pursuant to this Agreement (including as provided in Section 4.1(t)(iii)), the Sale Agreements.

(e)   Restricted Payments. Such Loan Party shall not make any Restricted Payments other than (i) with respect to amounts such Loan Party receives in accordance with Section 2.7 or Section 2.8, and (ii) with proceeds of Advances otherwise made in compliance with this Agreement.

(f)   Change of Location of Underlying Instruments. Such Loan Party shall not, without the prior consent of the Administrative Agent, consent to the Collateral Agent moving any Certificated Securities or Instruments from the Collateral Agent’s offices set forth in Section 5.5(c) on the Closing Date, unless such Loan Party has given at least ten (10) days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to ensure that the Collateral Agent’s first priority perfected security interest (subject to Permitted Liens) continues in effect.

(g)   ERISA Matters. The Borrower will not (a) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Pension Plan other than a Multiemployer Plan, (c) fail to make or permit any ERISA Affiliate to fail to make, any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Pension Plan so as to result in any liability, or (e) permit to exist any occurrence of any Reportable Event with respect to a Pension Plan.

(h)   Organizational Documents. Such Loan Party will not amend, modify, waive or terminate any provision of its organizational documents without the prior written consent of the Administrative Agent.

(i)   Changes in Payment Instructions to Obligors. Such Loan Party will not make any change, or permit the Servicer to make any change, in its instructions to Obligors (or agents on any Agented Loan) regarding payments to be made with respect to the Collateral to the General Collection Account, Canadian Dollar Account, Euro Account or GBP Account, as applicable, unless the Administrative Agent has consented to such change.

(j)   Preservation of Security Interest. Such Loan Party (at its expense) hereby authorizes the Collateral Agent to file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected ownership and security interest of the Collateral Agent for the benefit of the Secured Parties in, to and under the Loans and proceeds thereof and that portion of the Collateral in which a security interest may be perfected by filing.

(k)   Fiscal Year. Such Loan Party shall not change its fiscal year or method of accounting without providing the Administrative Agent with at least fifteen (15) days’ prior written notice (i) providing a detailed explanation of such changes and (ii) including a pro forma financial statements demonstrating the impact of such change.

(l)   Compliance with Sanctions. Such Loan Party shall not, and shall ensure that any Person directly or indirectly owning or controlling such Loan Party or any Person directly or indirectly owned or controlled by such Loan Party and, any director, officer or employee of any such Loan Party will not, directly or knowingly indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance, or facilitate any activities, business or transactions of or with a Sanctioned Person in violation of Sanctions, or (ii) in any other manner that is prohibited by Sanctions or that would otherwise cause any Lender to be in breach of any Sanctions. Each Loan Party shall, and shall ensure that any Person directly or indirectly owning or controlling such Loan Party or any Person directly or indirectly owned or controlled by such Loan Party and, any director, officer or employee of any such Loan Party will, comply with all applicable Sanctions, and maintain policies and procedures reasonably designed to promote compliance with Sanctions. Such Loan Party shall not fund any repayment of the Obligations with proceeds derived, directly or knowingly indirectly, from any transaction that is prohibited by Sanctions or that would otherwise cause any Lender or any other party to this Agreement to be in breach of any Sanctions.

Section 5.3  Affirmative Covenants of the Servicer.

The Servicer covenants and agrees with the Lenders that during the Covenant Compliance Period:

(a)   Compliance with Law. The Servicer will comply in all material respects with all Applicable Law, including those with respect to the performance of its obligations under this Agreement.

(b)   Preservation of Company Existence. The Servicer will (i) preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)   Performance and Compliance with Collateral. The Servicer will exercise its rights hereunder in order to permit the Borrower to duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each item of Collateral and will take all necessary action to preserve the first priority security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral.

(d)   Keeping of Records and Books of Account.

  (i)   The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral and the identification of the Collateral.

  (ii)   The Servicer shall permit the Administrative Agent or their respective designated representatives, to visit the offices of the Servicer during normal office hours and upon reasonable notice and examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Servicer having knowledge of such matters; provided, that the Borrower and the Servicer shall not be liable to the Administrative Agent for costs or expenses related to more than two such visits in any calendar year.

  (iii)   The Servicer will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Collateral indicating that the Loans are owned by the Loan Parties subject to the Lien of the Collateral Agent, for the benefit of the Secured Parties.

  (iv)   The Servicer will cooperate with such Loan Party and provide all information in its possession or reasonably available to it to such Loan Party or any Person designated by such Loan Party to receive such information so such Loan Party may comply with and perform its obligations under the Transaction Documents.

(e)   Events of Default. Within five (5) Business Days following the Servicer’s knowledge or notice of the occurrence of any Event of Default or Default, the Servicer will provide the Borrower and the Administrative Agent with written notice of the occurrence of such Event of Default or Default of which the Servicer has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the Servicer setting forth the details (to the extent known by the Servicer) of such event and the action, if any, that the Servicer proposes to take with respect thereto.

(f)   Other. The Servicer will promptly furnish to such Loan Party and the Administrative Agent such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Servicer as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent, the Collateral Agent or the Secured Parties under or as contemplated by this Agreement.

(g)   Proceedings. The Servicer will furnish to the Administrative Agent, promptly and in any event within five (5) Business Days after the Servicer receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Collateral Agent’s interest in the Collateral, the Servicer, or the Seller; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Collateral Agent’s interest in the Collateral, any Loan Party, the Servicer, or the Seller in excess of $10,000,000 or more shall be deemed to be material for purposes of this Section 5.3(g).

(h)   Deposit of Collections. The Servicer shall (and shall cause each of its Affiliates to) promptly, but in any event within three (3) Business Days after its receipt and identification thereof, deposit any Collections received by it into the Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable, and provide the related Obligor (or paying agent), with instructions to remit payments directly to the Collection Account as required herein.

(i)   Required Notices. The Servicer will furnish to such Loan Party and the Administrative Agent, promptly upon becoming aware thereof (and, in any event, within five (5) Business Days), notice of (1) any Servicer Termination Event, (2) any Assigned Value Adjustment Event, (3) any Change of Control with respect to the Servicer, (4) any other event or circumstance with respect to the Servicer that could reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Loan which was included in the latest calculation of any Borrowing Base as an Eligible Loan shall fail to meet one or more of the criteria (other than criteria waived by the Administrative Agent, on or prior to the related Funding Date in respect of such Loan or subsequently waived by the Administrative Agent) listed in the definition of “Eligible Loan”, (6) the occurrence of any default by an Obligor on any Loan in the payment of principal or interest or that would result in an Assigned Value Adjustment Event, or (7) the existence of any Lien (including Liens for Taxes) other than Permitted Liens on any Collateral.

(j)   Accounting Changes. Promptly and in any event within five (5) Business Days after the effective date thereof, the Servicer will provide to the Administrative Agent notice of any change in the accounting policies of the Servicer that could reasonably be expected to result in a Material Adverse Effect.

(k)   Loan Register. The Servicer will maintain, or cause to be maintained, with respect to each Noteless Loan a register (each, a “Loan Register”) in which it will record, or cause to be recorded, (v) the principal amount of such Noteless Loan, (w) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Noteless Loan received from the related Obligor, (y) the date of origination of such Noteless Loan and (z) the maturity date of such Noteless Loan. At any time on or after the Cutoff Date for any Noteless Loan included in the Collateral, at the request of the Administrative Agent, the Servicer shall deliver to the Loan Parties, the Administrative Agent and the Collateral Agent a copy of the related Loan Register, together with a certificate of a Responsible Officer of the Servicer certifying to the accuracy of such Loan Register as of the date of acquisition of such Noteless Loan by the Loan Parties, all of which information and certifications shall be deemed included in the applicable Borrowing Base Certificate.

(l)   Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Servicer shall, and shall ensure that each Person directly or indirectly owning or controlling the Servicer and each Person directly or indirectly owned or controlled by the Servicer and, to the Servicer’s knowledge, any director, officer or employee of the foregoing will: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects, and maintain policies and procedures reasonably designed to promote compliance with Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct due diligence in connection with the transactions contemplated herein required to comply with such Anti-Money Laundering Laws; (iii) ensure that the Borrower does not, directly or knowingly indirectly, use the proceeds of any Advance hereunder to fund, finance, or facilitate any activities, business or transactions that are in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure that the Borrower does not fund any repayment of the Obligations with proceeds that are directly or knowingly indirectly derived from any transaction or activity that is prohibited by any Anti-Corruption Laws or Anti-Money Laundering Laws.

(m)   Sanctions. The Servicer shall promptly, but no later than five (5) Business Days after becoming aware thereof, notify the Administrative Agent and the Lenders in writing of any breach of any representation, warranty or covenant relating to Sanctions or Sanctioned Persons by itself that could reasonably be expected to (1) result in violation of Sanctions by any Lender, including, for the avoidance of doubt, becoming a Sanctioned Person, or (2) have a Material Adverse Effect.

Section 5.4  Negative Covenants of the Servicer.

During the Covenant Compliance Period:

(a)   Mergers, Acquisition, Sales, etc. The Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Servicer is the surviving entity and unless:

  (i)   the Servicer has delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel each stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.4 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Administrative Agent may reasonably request;

  (ii)   the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent;

  (iii)   after giving effect thereto, no Event of Default or Servicer Termination Event or event that with notice or lapse of time would constitute either an Event of Default or a Servicer Termination Event shall have occurred; and

  (iv)   the Administrative Agent has consented in writing to such consolidation, merger, conveyance or transfer.

(b)   Change of Location of Underlying Instruments. The Servicer shall not, without the prior consent of the Administrative Agent, consent to the Collateral Custodian moving any Certificated Securities or Instruments from the Collateral Custodian’s offices set forth in Section 5.5(c) on the Closing Date, unless the Servicer has given at least ten (10) days’ written notice to the Administrative Agent and has authorized the Administrative Agent to take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral.

(c)   Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to Obligors or agents of Agented Loans regarding payments to be made with respect to the Collateral to the General Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable, unless the Administrative Agent, the Collateral Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, have consented to such change.

(d)   Compliance with Sanctions. None of the Servicer, any Person directly or indirectly owning or controlling the Servicer nor any Person directly or indirectly owned or controlled by the Servicer and, any director, officer or employee of the Servicer will, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance or facilitate any activities, business or transactions of or with a Sanctioned Person or (ii) in any manner that is prohibited by Sanctions or that would otherwise cause any Lender to be in breach of any Sanctions. The Servicer shall, and shall ensure that any Person directly or indirectly owning or controlling the Servicer or any Person directly or indirectly owned or controlled by the Servicer and, any director, officer or employee of the Servicer will, comply with all applicable Sanctions, and shall maintain policies and procedures reasonably designed to promote compliance with Sanctions.

Section 5.5  Affirmative Covenants of the Collateral Agent.

During the Covenant Compliance Period:

(a)   Compliance with Law. The Collateral Agent will comply in all material respects with all Applicable Law.

(b)   Preservation of Existence. The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)   Location of Underlying Instruments. Subject to Section 13.5, the Underlying Instruments shall remain at all times in the possession of the Collateral Custodian at its offices located at 225 W. Washington St., 9th Floor, Chicago, IL 60606, unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Underlying Instruments to be released to the Servicer on a temporary basis in accordance with the terms hereof, except as such Underlying Instruments may be released pursuant to this Agreement.

(d)   Corporate Collateral Agent Required; Eligibility. The Collateral Agent (including any successor Collateral Agent appointed pursuant to Section 7.5) hereunder shall at all times (i) be a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $100,000,000, and (iv) be subject to supervision or examination by federal or state authority. If such banking association publishes reports of condition at least annually, pursuant to Applicable Law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 5.5(d) its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 5.5(d), the Collateral Agent shall give prompt notice to the Borrower, the Servicer and the Lenders that it has ceased to be eligible to be the Collateral Agent.

Section 5.6  Negative Covenants of the Collateral Agent.

During the Covenant Compliance Period:

(a)   Underlying Instruments. The Collateral Agent will not dispose of any documents constituting the Underlying Instruments in any manner that is inconsistent with the performance of its obligations as the Collateral Agent pursuant to this Agreement and will not dispose of any Collateral except as contemplated by this Agreement.

(b)   No Changes to Collateral Agent Fee. The Collateral Agent will not make any changes to the Collateral Agent Fee set forth in the Collateral Agent Fee Letter without the prior written approval of the Administrative Agent and the Borrower.

Section 5.7  Covenants of the Equityholder and the Seller.

(a)   Required Notices.

  (i)   Each of the Seller and the Equityholder will furnish to the Borrower and the Administrative Agent, promptly upon becoming aware thereof (and, in any event, within three (3) Business Days), notice of (1) any Change of Control with respect to such Person, (2) any other event or circumstance with respect to such Person that could reasonably be expected to have a Material Adverse Effect, (3) with respect to the Seller, any Loan sold by the Seller to the Borrower failing to be an Eligible Loan on the date of such sale.

  (ii)   Each of the Seller and the Equityholder shall promptly, but no later than five (5) Business Days after becoming aware thereof, notify the Administrative Agent and the Lenders in writing of any breach of any representation, warranty or covenant relating to Sanctions or Sanctioned Persons by itself that could reasonably be expected to (1) result in violation of Sanctions by any Lender, including, for the avoidance of doubt, becoming a Sanctioned Person, or (2) have a Material Adverse Effect.

(b)   Negative Pledge. The Equityholder shall not permit any Person to have a Lien (other than a Permitted Lien) over the Capital Stock of the Borrower.

(c)   Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. Each of the Equityholder and the Seller, each Person directly or indirectly owning or controlling the Equityholder and the Seller and each Person directly or indirectly owned or controlled by the Equityholder and/or the Seller and, to the Equityholder’s and the Seller’s knowledge (as applicable), any director, officer or employee of the foregoing shall: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to promote compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the due diligence in connection with the transactions contemplated herein f required to comply with the Anti-Money Laundering Laws; (iii) ensure that no Loan Party uses any of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure that no Loan Party funds any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

(d)   Compliance with Sanctions. None of the Seller, the Equityholder, any Person directly or indirectly owning or controlling the Seller or the Equityholder, or any Person directly or indirectly owned or controlled by the Seller or the Equityholder and, any director, officer or employee of the Seller or the Equityholder will, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance or facilitate any activities, business or transactions of or with a Sanctioned Person or (ii) in any manner that is prohibited by Sanctions or that would otherwise cause any Lender to be in breach of any Sanctions. Each of the Seller and the Equityholder shall, and shall ensure that any Person directly or indirectly owning or controlling the Seller and the Equityholder or any Person directly or indirectly owned or controlled by the Seller and the Equityholder and, any director, officer or employee of the Seller and the

Equityholder will, comply with all applicable Sanctions, and shall maintain policies and procedures reasonably designed to promote compliance with Sanctions.

ARTICLE VI

COLLATERAL ADMINISTRATION

Section 6.1  Appointment of the Servicer.

The Servicer is hereby appointed as servicer and servicing agent of each Loan Party for the purpose of performing certain servicing functions including, without limitation, directing and supervising the investment and reinvestment of the Loans and Permitted Investments, servicing the Collateral, enforcing each Loan Party’s rights and remedies in, to and under the Collateral and performing certain administrative functions on behalf of each Loan Party delegated to it under this Agreement and in accordance with the applicable provisions of the Transaction Documents, and the Servicer hereby accepts such appointment. The Servicer shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of each Loan Party in connection with performing its obligations set forth herein. Except as may otherwise be expressly provided in this Agreement, the Servicer will perform its obligations hereunder in accordance with the Servicer Standard. The Servicer and each Loan Party hereby acknowledges that the Collateral Agent, the Administrative Agent, the Collateral Custodian and the other Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.

Section 6.2  Duties of the Servicer.

(a)   Duties. Subject to the provisions concerning its general duties and obligations as set forth in Section 6.1 and the terms of this Agreement, the Servicer agrees to manage the investment and reinvestment of the Collateral and shall perform on behalf of each Loan Party all duties and functions assigned to such Loan Party in this Agreement and the other Transaction Documents and the duties that have been expressly delegated to the Servicer in this Agreement; it being understood that the Servicer shall have no obligation hereunder to perform any duties other than as specified herein and in the other Transaction Documents. Each Loan Party hereby irrevocably (except as provided below) appoints the Servicer as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead in connection with the performance of its duties provided for in this Agreement, including, without limitation, the following powers: (A) to give or cause to be given any necessary receipts or acquittance for amounts collected or received hereunder, (B) to make or cause to be made all necessary transfers of the Loans, Equity Securities and Permitted Investments in connection with any acquisition, sale or other disposition made pursuant hereto, (C) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of any Loan Party all necessary or appropriate bills of sale, assignments, agreements and other instruments in connection with any such acquisition, sale or other disposition and (D) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of such Loan Party any consents, votes, proxies, waivers, notices, amendments, modifications, agreements, instruments, orders or other documents in connection with or pursuant to this Agreement and relating to any Loan, Equity Security or Permitted Investment. Each Loan Party hereby ratifies and confirms all that such attorney-in-fact (or any substitute) shall lawfully do hereunder and pursuant hereto and authorizes such attorney-in-fact to exercise full discretion and act for such Loan Party in the same manner and with the same force and effect as the managers or officers of such Loan Party might or could do in respect of the performance of such services, as well as in respect of all other things the Servicer deems necessary or incidental to the furtherance or conduct of the Servicer’s services under this Agreement, subject in each case to the applicable terms of this Agreement. Each Loan Party hereby authorizes such attorney-in-fact, in its sole discretion (but subject to applicable law and the provisions of this Agreement), to take all actions that it considers reasonably necessary and appropriate in respect of the Loans, the Equity Securities, the Permitted Investments and this Agreement. Nevertheless, if so requested by the Servicer or a purchaser of any Loan, Equity Security or Permitted Investment, each Loan Party shall ratify and confirm any such sale or other disposition by executing and delivering to the Servicer or such purchaser all proper bills of sale, assignments, releases, powers of attorney, proxies, dividends, other orders and other instruments as may reasonably be designated in any such request. Except as otherwise set forth and provided for herein, this grant of power of attorney is coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of any Loan Party. Notwithstanding anything herein to the contrary, the appointment herein of the Servicer as each Loan Party’s agent and attorney-in-fact shall automatically cease and terminate upon the resignation of the Servicer pursuant to Section 6.10 or any termination and removal of the Servicer pursuant to Section 6.11. Each of the Servicer and the Loan Parties shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement. The Servicer shall provide, and is hereby authorized to provide, the following services to the Loan Parties:

  (i)   select the Loans and Permitted Investments to be acquired and select the Loans, Equity Securities and Permitted Investments to be sold or otherwise disposed of by the applicable Loan Party;

  (ii)   invest and reinvest the Collateral;

  (iii)   instruct the Collateral Agent with respect to any acquisition, disposition, or tender of, or Offer with respect to, a Loan, Equity Security, Permitted Investment or other assets received in respect thereof by the applicable Loan Party;

  (iv)   perform the investment-related duties and functions (including, without limitation, the furnishing of Funding Notices, Repayment Notices, Reinvestment Notices, Borrowing Base Certificates and other notices and certificates that the Servicer is required to deliver on behalf of the Loan Parties) as are expressly required to be performed by the Servicer hereunder with regard to acquisitions, sales or other dispositions of Loans, Equity Securities, Permitted Investments and other assets permitted to be acquired or sold under, and subject to this Agreement (including any proceeds received by way of Offers, workouts and restructurings on Loan or other assets owned by a Loan Party) and shall comply with any applicable requirements required to be performed by the Servicer in this Agreement with respect thereto;

  (v)   negotiate on behalf of any Loan Party with prospective originators,

sellers or purchasers of Loans as to the terms relating to the acquisition, sale or other dispositions thereof;

  (vi)   subject to any applicable terms of this Agreement, monitor the Collateral on behalf of the Loan Parties on an ongoing basis and shall provide or cause to be provided to the Borrower copies of all reports, schedules and other data reasonably available to the Servicer that the Loan Parties are required to prepare and deliver or cause to be prepared and delivered under this Agreement, in such forms and containing such information required thereby, in reasonably sufficient time for such required reports, schedules and data to be reviewed and delivered by or on behalf of the Loan Parties to the parties entitled thereto under this Agreement. The obligation of the Servicer to furnish such information is subject to the Servicer’s timely receipt of necessary reports and the appropriate information from the Person responsible for the delivery of or preparation of such information or such reports (including without limitation, the Obligors of the Loans, the Loan Parties, the Collateral Agent, the Administrative Agent or any Lender) and to any confidentiality restrictions with respect thereto. The Servicer shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by a Person that the Servicer has no reason to believe is not duly authorized. The Servicer also may rely upon any statement made to it orally or by telephone and made by a Person the Servicer has no reason to believe is not duly authorized, and shall not incur any liability for relying thereon. The Servicer is entitled to rely on any other information furnished to it by third parties that it reasonably believes in good faith to be genuine provided that no Responsible Officer of the Servicer has actual knowledge that such information is materially incorrect;

  (vii)   subject to and in accordance with this Agreement, as agent of the Loan Parties and on behalf of the Loan Parties, direct the Collateral Agent to take, or take on behalf of the Loan Parties, as applicable, any of the following actions with respect to a Loan, Equity Security or Permitted Investment:

  (1)   purchase or otherwise acquire such Loan or Permitted Investment;

  (2)   retain such Loan, Equity Security or Permitted Investment;

  (3)   sell or otherwise dispose of such Loan, Equity Security or Permitted Investment (including any assets received by way of Offers, workouts and restructurings on assets owned by any Loan Party) in the open market or otherwise;

  (4)   if applicable, tender such Loan, Equity Security or Permitted Investment;

  (5)   if applicable, consent to or refuse to consent to any proposed amendment, modification, restructuring, exchange, waiver or Offer and give or refuse to give any notice or direction;

  (6)   retain or dispose of any securities or other property (if other than cash) received by any Loan Party;

  (7)   call or waive any default with respect to any Loan;

  (8)   vote on any matter for which any Loan Party has the right to vote pursuant to the Underlying Instruments (including to accelerate the maturity of any Loan);

  (9)   participate in a committee or group formed by creditors of an Obligor under a Loan or issuer or obligor of a Permitted Investment;

  (10)   after the occurrence of the Collection Date, determine in consultation with the Loan Parties when, in the view of the Servicer, it would be in the best interest of the Loan Parties to liquidate all or any portion of the Collateral (and, if applicable, after discharge of the Lien of the Collateral Agent in the Collateral under this Agreement) and, subject to the prior approval of the applicable Loan Party, execute on behalf of such Loan Party any such liquidation or any actions necessary to effectuate any of the foregoing;

  (11)   advise and assist the Loan Parties with respect to the valuation of the Loans, to the extent required or permitted by this Agreement; and

  (12)   exercise any other rights or remedies with respect to such Loan, Equity Security or Permitted Investment as provided in the Underlying Instruments of the Obligor or issuer under such assets or the other documents governing the terms of such assets or take any other action consistent with the terms of this Agreement which the Servicer reasonably determines to be in the best interests of the Loan Parties.

  (viii)   The Servicer may, but shall not be obligated to:

  (1)   retain accounting, tax, legal and other professional services on behalf of the Borrower as may be needed by the Loan Parties; and/or

  (2)   consult on behalf of the Loan Parties with the Collateral Agent, the Administrative Agent and the Lenders at such times as may be reasonably requested thereby in accordance with this Agreement and provide any such Person requesting the same with the information they are then entitled to have in accordance with this Agreement;

  (ix)   in connection with the purchase of any Loan by a Loan Party, the Servicer shall prepare, on behalf of such Loan Party, the information required to be delivered to the Collateral Agent with respect to such Loan, the Administrative Agent or any other Lender pursuant to this Agreement.

  (x)   prepare and submit claims to, and act as post-billing liaison with, Obligors on each Loan (for which no administrative or similar agent exists);

  (xi)   maintain all necessary records and reports with respect to the Collateral and provide such reports to the Loan Parties and the Administrative Agent in respect of the management and administration of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Loan Parties or the Administrative Agent may reasonably request;

  (xii)   maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate management and administration records evidencing the Collateral in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

  (xiii)   promptly deliver to each Loan Party, the Administrative Agent or the Collateral Agent, from time to time, such information and management and administration records (including information relating to its performance under this Agreement) as such Person may from time to time reasonably request;

  (xiv)   identify each Loan clearly and unambiguously in its records to reflect that such Loan is owned by a Loan Party and that such Loan Party has granted a security interest therein to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement;

  (xv)   notify each Loan Party and the Administrative Agent promptly upon obtaining actual knowledge of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Loan (or portion thereof) of which it has knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect;

  (xvi)   assist each Loan Party in maintaining the first priority, perfected security interest (subject to Permitted Liens) of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral;

  (xvii)   to the extent that the Loan File(s) are not held by the Collateral Agent, maintain the Loan File(s) with respect to Loans included as part of the Collateral; provided that upon the occurrence and during the continuation of an Event of Default or a Servicer Termination Event, the Administrative Agent may request the Loan File(s) to be sent to the Collateral Agent or its designee;

  (xviii)   to the extent that the Loan File(s) are not held by the Collateral Agent, with respect to each Loan included as part of the Collateral, make the applicable Loan File available for inspection by the Loan Parties or the Administrative Agent, upon reasonable advance notice, at the offices of the Servicer during normal business hours; and

  (xix)   direct the Collateral Agent to make payments pursuant to the instructions set forth in the latest Payment Date Statement in accordance with Section 2.7 and Section 2.8 and prepare such other reports as required to be prepared by the Servicer pursuant to Section 6.8.

It is acknowledged and agreed that each Loan Party possesses only such rights with respect to the enforcement of rights and remedies with respect to the Loans and the Underlying Assets and under the Underlying Instruments as have been transferred to such Loan Party with respect to the related Loan, and therefore, for all purposes under this Agreement, the Servicer shall perform its administrative and management duties hereunder only to the extent that, as a lender under the related Underlying Instruments, such Loan Party has the right to do so.

(b)   In performing its duties hereunder and when exercising its discretion and judgment in connection with any transactions involving the Loans, Equity Securities or Permitted Investments, the Servicer shall carry out any reasonable written directions of each Loan Party for the purpose of preventing a breach of this Agreement or any other Transaction Document; provided that such directions are not inconsistent with any provision of this Agreement by which the Servicer is bound or Applicable Law.

(c)   In providing services hereunder, the Servicer may, without the consent of any party, employ third parties, including, without limitation, its Affiliates, to render advice (including investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Loan Parties and to perform any of its duties hereunder; provided that such delegation of any of its duties hereunder or performance of services by any other Person shall not relieve the Servicer of any of its duties or liabilities hereunder.

(d)   The Servicer assumes no responsibility under this Agreement other than to perform the Servicer’s duties called for hereunder and under the terms of this Agreement applicable to the Servicer, in good faith and, subject to the Servicer Standard, shall not be responsible for any action of the Loan Parties or the Collateral Agent in following or declining to follow any advice, recommendation or direction of the Servicer.

(e)   In performing its duties hereunder and under the other Transaction Documents, the Servicer shall perform its obligations subject to the terms hereof and thereof in accordance with standards and procedures that are not less stringent than (i) the customary and usual standards and procedures that would be exercised by a prudent institutional servicer in connection with the servicing and administration of similar Obligors and similar assets under similar circumstances, and (ii) the customary standards and procedures exercised by the Servicer as of the date of determination in connection with the servicing and administration of similar Loans under similar circumstances (the “Servicer Standard”).

Notwithstanding anything to the contrary contained herein, the exercise by the Collateral Agent, the Administrative Agent or the Secured Parties of their rights hereunder (including, but not limited to, the delivery of a Servicer Termination Notice), shall not release the Servicer, the Seller or the Loan Parties from any of their duties or responsibilities with respect to the Collateral, except that the Servicer’s obligations hereunder shall terminate upon its removal under this Agreement. The Secured Parties, the Administrative Agent and the Collateral Agent shall not have any obligation or liability with respect to any Collateral, other than as provided for herein or in any other Transaction Document, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.

(f)   Nothing in this Section 6.2 or any other obligations of the Servicer under this Agreement shall release, modify, amend or otherwise affect any of the obligations of the Loan Parties or any other party hereunder.

(g)   The Servicer shall not be responsible or liable for delays or failures in performance resulting from acts of God, strikes, lockouts, riots, acts of war, epidemics, govern-mental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

(h)   Nothing herein shall prevent the Servicer or any of its Affiliates from engaging in other businesses, or from rendering services of any kind to the Borrower, the Administrative Agent, the Collateral Agent, the Securities Intermediary or their respective Affiliates or any other Person or entity regardless of whether such business is in competition with the Loan Parties or otherwise; provided, however, that such services are not provided pursuant to its role as Servicer hereunder; provided, further however that with respect to such businesses or services in addition to those provided hereunder, the Servicer shall not act as an agent for the Borrower and shall deal with each Loan Party on an arm’s-length basis.

(i)   Each Loan Party acknowledges and agrees that the Servicer and any of its Affiliates may acquire or sell obligations or securities, for their own account or for the accounts of their clients, without either requiring or precluding the acquisition or sale of such obligations or securities for the account of such Loan Party. Such investments may be the same or different from those made on behalf of the Loan Parties. In the event that, in light of market conditions and investment objectives, the Servicer determines that it would be advisable to acquire the same Loan both for a Loan Party and either the proprietary account of the Servicer or any Affiliate of the Servicer or another client of the Servicer, the Servicer will allocate the executions among the accounts in a fair and equitable manner, over time, and in accordance with the Internal Policies of the Servicer.

(j)   Each Loan Party hereby acknowledges and consents to various potential and actual conflicts of interest that may exist with respect to the Servicer as notified by the Servicer to such Loan Party; provided that nothing in this paragraph shall be construed as altering the express duties of the Servicer as set forth in this Agreement.

(k)   Notwithstanding anything to the contrary in this Agreement, none of the services performed by the Servicer shall result in or be construed as resulting in an obligation to perform any of the following: (i) the Servicer acting as an intermediary in securities for the Loan Parties; or (ii) the Servicer providing investment banking services to the Loan Parties.

Section 6.3  Authorization of the Servicer.

(a)   Each of the Loan Parties and the Collateral Agent hereby authorizes the Servicer to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the grant by the Loan Parties to the Collateral Agent for the benefit of the Secured Parties, of a security interest in the Collateral that at all times ranks senior to any other creditor of the Loan Parties (subject to Permitted Liens), to collect all amounts due under any and all Collateral, including, without limitation, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Seller could have done if it had continued to own such Collateral. Each of the Loan Parties and the Collateral Agent, on behalf of the Secured Parties, shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its management and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to permit the collectability of the Collateral. In no event shall the Servicer be entitled to make any Secured Party or the Collateral Agent a party to any litigation without such party’s express prior written consent, or to make any Loan Party a party to any litigation (other than any foreclosure or similar collection procedure) without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, the Servicer shall act solely on behalf of the Loan Parties as an independent contractor for the sole purpose of providing the services described herein.

(b)   After the declaration of the Termination Date, at the direction of the Administrative Agent, the Servicer shall take such action as the Administrative Agent may deem reasonably necessary or advisable to enforce collection of the Collateral; provided that the Collateral Agent may, in accordance with Section 5.1(m), notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Collateral Agent, on behalf of the Secured Parties, and direct that payments of all amounts due or to become due be made directly to the Collateral Agent or any collection agent, sub-agent or account designated by the Collateral Agent and, upon such notification and at the expense of the Borrower, the Collateral Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

(c)   In dealing with the Servicer and its duly appointed agents, none of the Administrative Agent, the Collateral Agent nor any Lender shall be required to inquire as to the authority of the Servicer or any such agent to bind any Loan Party.

Section 6.4  Collection of Payments; Accounts.

(a)   Collection Efforts. The Servicer will use commercially reasonable efforts consistent with the Servicer Standard to collect or cause to be collected all payments called for under the terms and provisions of the Loans included in the Collateral as and when the same become due.

(b)   Taxes and other Amounts. To the extent any Loan Party is required under the Underlying Instruments to perform such duties, the Servicer will collect or cause to be collected all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan to the extent required to be paid to such Loan Party for such application under the Underlying Instrument, directing all such payments to be paid to the General Collection Account, and direct the Collateral Agent to remit such amounts to the appropriate Governmental Authority or insurer as required by the Underlying Instruments.

(c)   Payments. On or before the applicable Funding Date, the applicable Loan Party or the Servicer, as applicable, shall have instructed all Obligors and paying agents of Agented Loans to make all payments owing to such Loan Party in respect of the Collateral directly to the General Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable, in accordance with Section 2.9; provided that neither such Loan Party nor the Servicer is required to so instruct any Obligor which is solely a guarantor unless and until the Servicer (on behalf of the applicable Loan Party) directly calls on the related guaranty.

(d)   Accounts. Each of the parties hereto hereby agrees that each Account shall be deemed to be a Securities Account. Each of the parties hereto hereby agrees to cause the Collateral Agent or any other Securities Intermediary that holds any cash or other Financial Asset for any Loan Party in an Account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.4(e) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset and (B) the jurisdiction governing the Account, all cash and other Financial Assets credited to the Account and the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) shall, in each case, be the State of New York. In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, the applicable Loan Party, unless such Financial Asset has also been Indorsed in blank or to the Collateral Agent or other Securities Intermediary that holds such Financial Asset in such Account.

(e)   Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent nor any Securities Intermediary shall be under any duty or obligation in connection with the acquisition by any Loan Party, or the grant by a Loan Party of a security interest to the Collateral Agent, of any Loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of such Loan Party under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). The Collateral Agent shall hold any Instrument delivered to it evidencing any Loan transferred to the Collateral Agent hereunder as custodial agent for the Secured Parties in accordance with the terms of this Agreement.

Section 6.5  Realization Upon Defaulted Loans.

The Servicer will use reasonable efforts consistent with the Underlying Instruments to maximize recoveries under a defaulted Loan in accordance with the Servicer Standard, which may include exercising available remedies. Subject to the terms of the Underlying Instruments and the Servicer Standard, the Servicer will comply in all material respects with Applicable Law in exercising such remedies.

Section 6.6  Servicer Compensation.

As compensation for its administrative and management activities hereunder, the Servicer or its designee shall be entitled to receive (but shall be permitted to waive by providing written notice of such waiver to the Collateral Agent at least one (1) Business Day prior to the Payment Date on which such payment is due and payable) the Servicer Fee pursuant to the provisions of Sections 2.7 and Section 2.8, as applicable. If and to the extent that there are insufficient funds to pay any Servicer Fee in full on any Payment Date or if any Servicer Fee has accrued but is not yet due and payable, the amount due or accrued and unpaid will be deferred and will be payable on such later Payment Date on which funds are available in accordance with the provisions of Sections 2.7 and Section 2.8, as applicable. For the avoidance of doubt, the Servicer may not defer all or any portion of the Servicer Fee.

Section 6.7  Expense Reimbursement.

The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Servicer, expenses incurred by the Servicer in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower; provided that the Borrower shall reimburse such expenses and the reasonable out-of-pocket expenses incurred by the Servicer (including out-of-pocket expenses incurred by the Servicer on behalf of the Borrower) in connection with its management of the Collateral and compliance with the terms of the Transaction Documents, to the extent of available funds in accordance with Section 2.7 or Section 2.8, as applicable.

Section 6.8  Reports; Information.

(a)   Obligor Financial Statements; Other Reports. The Servicer will deliver to the Administrative Agent, the Lenders and the Collateral Agent, with respect to each Obligor, (i) to the extent received by the Borrower and/or the Servicer pursuant to the related Underlying Instruments, the complete financial reporting package with respect to such Obligor and with respect to each Loan for such Obligor (including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Loan for such Obligor) provided to the Borrower and/or the Servicer quarterly by such Obligor, which delivery shall be made within 10 Business Days after receipt by the Borrower and/or the Servicer as specified in the Underlying Instruments, (ii) the annual budget (along with subsequent changes thereto) with respect to such Obligor and provided to the Borrower and/or the Servicer by such Obligor, which delivery shall be made within 10 Business Days after receipt by the Borrower and/or the Servicer as specified in the related Underlying Instruments and (iii)(x) the portfolio update, if any, prepared by the Servicer with respect to each Obligor on a quarterly basis no later than 20 Business Days after delivery of the information required pursuant to clauses (i) and (ii) and (y) all portfolio monitoring and servicing reports, if any, prepared by the Servicer during each calendar quarter with respect to each investment made by the Servicer and/or the Borrower, which delivery of the foregoing reports shall be made no later than 90 days after the end of each calendar quarter and 150 days after the end of each fiscal year. Upon demand by the Administrative Agent, the Servicer will provide such other information as the Administrative Agent may reasonably request with respect to any Obligor. The Administrative Agent will provide each Lender with a copy of such other documents and information promptly upon receipt thereof.

(b)   Amendments to Loans. The Servicer will deliver to the Administrative Agent (who will provide each Lender with a copy promptly upon receipt thereof) and the Collateral Agent a copy of any Material Modification to the Underlying Instruments of any Loan (along with any internal documents prepared by the Servicer and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) within 10 Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.

(c)   Payment Date Reporting. On each Payment Date, the Servicer will provide to the Borrower, each Lender, the Administrative Agent and the Collateral Agent, a monthly statement including (i) a Borrowing Base Certificate calculated as of the most recent Determination Date, (ii) a Loan Tape prepared as of the most recent Determination Date, and (iii) amounts to be remitted pursuant to Section 2.7 or Section 2.8, as applicable, to the applicable parties (which shall include any applicable wiring instructions of the parties receiving payment (to the extent provided to the Borrower and the Servicer)), with respect to related calendar month substantially in the form of Exhibit J.

(d)   Notice of Borrowing; Borrowing Base Certificate. On each Advance Date and on each reduction of Advances Outstanding pursuant to Section 2.3(b), the Borrower (or the Servicer on its behalf) will provide a Notice of Borrowing, a Notice of Reduction or a Termination/Reduction Notice, as applicable, updated as of such date, to the Administrative Agent and each Lender Agent (with a copy to the Collateral Agent). On each Measurement Date, the Borrower (or the Servicer on its behalf) will provide a Borrowing Base Certificate, updated as of such date (or the related Reporting Date, as applicable), to the Administrative Agent and each Lender Agent (with a copy to the Collateral Agent).

(e)   Financial Statements. The Servicer will submit to the Administrative Agent, each Lender Agent and the Collateral Agent, (i) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Equityholder, commencing with the fiscal quarter ending in June 2023, consolidated unaudited financial statements of the Equityholder for the most recent fiscal quarter, and (ii) within 120 days after the end of each fiscal year, commencing with the fiscal year ending in 2023, consolidated audited financial statements of the Equityholder audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year; provided, that any filing of financial statements, filings and reports which the Servicer may make to, or file with, the SEC or any successor shall satisfy the requirements of this Section 6.8(e).

(f)   Liquidity Reports. Upon the reasonable written request of the Administrative Agent, the Equityholder shall within a reasonable period of time provide a report to the Administrative Agent setting forth the liquidity position of the Equityholder, in form and substance mutually agreed to by the Administrative Agent and the Equityholder.

(g)   Litigation. The Servicer and/or the Borrower shall provide written notice in the event of litigation that could reasonably be expected in the Borrower’s reasonable judgment to have a material adverse effect on the Lender, such Party’s ability to perform its obligations under the Transaction Documents, the Servicer, the Borrower or the Loans.

Section 6.9  Annual Statement as to Compliance.

The Servicer will, at the request of the Administrative Agent, provide to the Borrower and the Administrative Agent, within one hundred fifty (150) days following such request by the Administrative Agent, a report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Termination Event has occurred or, if any such Servicer Termination Event has occurred and is continuing, a statement describing the nature thereof and the steps being taken to remedy such Servicer Termination Event.

Section 6.10  The Servicer Not to Resign.

The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s good faith determination in consultation with legal counsel that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. In connection with any such determination permitting the resignation of the Servicer, the Servicer shall deliver to the Administrative Agent and the Borrower a description of the circumstances giving rise to such determination.

Section 6.11  Servicer Termination Events.

Upon the occurrence and during the continuation of a Servicer Termination Event, notwithstanding anything herein to the contrary, the Administrative Agent, by written notice to the Servicer with a copy to the Borrower, the Collateral Agent and each other Lender (such notice, a “Servicer Termination Notice”), may, in its sole discretion, terminate all of the rights and obligations of the Servicer as “Servicer” under this Agreement. Each Servicer Termination Notice shall designate the date of such termination (the “Servicer Termination Date”) and the replacement Servicer, who shall be selected by the Administrative Agent in its sole discretion (which for the avoidance of doubt may be the Administrative Agent); provided that, notwithstanding any other provision set forth herein or in any other Transaction Document, no such replacement Servicer shall have any ability to direct any Loan Party (or the Collateral Agent on behalf of such Loan Party) to purchase any Loan, Permitted Investment or other asset. Until the Servicer Termination Date, the Servicer shall (i) unless otherwise notified by the Administrative Agent, continue to act in such capacity pursuant to Section 6.1 and (ii) as requested by the Administrative Agent in its sole discretion (A) terminate some or all of its activities as Servicer hereunder by the Administrative Agent in its sole discretion as necessary or desirable, (B) provide such information as may be requested by the Administrative Agent to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof and (C) take all other actions requested by the Administrative Agent, in each case to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof. Notwithstanding the foregoing, following the receipt of the Collateral Termination Notice and prior to the Servicer Termination Date, the Servicer or one or more of its Affiliates shall have the right to purchase all of the Loans, Permitted Investments and other asset owned by the Borrower for a purchase price at least equal to all outstanding Obligations; provided that the Borrower uses such purchase price to pay all outstanding Obligations.

ARTICLE VII

THE COLLATERAL AGENT

Section 7.1  Designation of Collateral Agent.

(a)   Initial Collateral Agent. The role of Collateral Agent with respect to the Underlying Instruments shall be conducted by the Person designated as Collateral Agent hereunder from time to time in accordance with this Section 7.1. Until the Administrative Agent shall give to Wells Fargo a Collateral Agent Termination Notice, Wells Fargo is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Agent pursuant to the terms hereof. The Collateral Agent’s services hereunder shall be conducted through its Corporate Trust Services division (including, as applicable, any agents or Affiliates utilized thereby).

(b)   Upon the Collateral Agent’s receipt of a Collateral Agent Termination Notice from the Administrative Agent of the designation of a successor Collateral Agent pursuant to the provisions of Section 7.5, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.

Section 7.2  Duties of Collateral Agent.

(a)   Appointment. Each Loan Party and the Administrative Agent hereby designate and appoint the Collateral Agent to act as its agent and hereby authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement. By entering into, or performing its duties under, this Agreement, the Collateral Agent shall not be deemed to assume any obligations or liabilities of any Loan Party or the Servicer under this Agreement or any other Transaction Document, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of any Loan Party or the Servicer under this Agreement.

(b)   Duties. On or before the initial Funding Date, and until its removal pursuant to Section 7.5, the Collateral Agent shall perform, on behalf of the Administrative Agent and the Secured Parties, the following duties and obligations:

  (i)   The Collateral Agent shall, promptly upon its actual receipt of a Borrowing Base Certificate from the Servicer on behalf of the Loan Parties, calculate the Borrowing Base and, if the Collateral Agent’s calculation does not correspond with the calculation provided by the Servicer on such Borrowing Base Certificate, deliver such calculation to each of the Administrative Agent, the Loan Parties and Servicer within one (1) day of receipt by the Collateral Agent of such Borrowing Base Certificate. The Collateral Agent shall also make required calculations for each Payment Date Statement as of the day that is four (4) Business Days prior to the applicable Payment Date, and deliver such calculations to the Loan Parties and the Servicer (and, following the delivery of a Notice of Exclusive Control, the Administrative Agent and the Servicer) for the Servicer’s

(or Administrative Agent’s, as applicable) review no later than two (2) Business Days prior to such Payment Date. Upon the approval (which may be by email) by the Servicer (or after delivery of a Notice of Exclusive Control, the Administrative Agent), the Payment Date Statement shall constitute instructions by the Servicer (or after delivery of a Notice of Exclusive Control, the Administrative Agent) to the Collateral Agent to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.

  (ii)   The Collateral Agent shall make payments in accordance with Section 2.7 and Section 2.8 and as otherwise expressly provided under this Agreement.

  (iii)   The Administrative Agent and each other Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by any Loan Party hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loans now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this clause shall be deemed to relieve any Loan Party or the Servicer of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral.

  (iv)   If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by the Administrative Agent. If the Collateral Agent does not receive such instructions within two (2) Business Days after its request therefor, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants obtained in good faith in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

  (v)   The Collateral Agent shall create a collateral database with respect to the Collateral (the “Collateral Database”), and update the Collateral Database daily for changes, including to reflect the sale or other disposition of the Collateral, based upon, and to the extent of, information furnished to the Collateral Agent by the Loan Parties as may be reasonably required by the Collateral Agent.

  (vi)   The Collateral Agent shall track the receipt and daily allocation to the Accounts of Collections, the outstanding balances therein, and any withdrawals therefrom and, on each Business Day, provide to the Servicer daily reports reflecting such actions as of the close of business on the preceding Business Day.

  (vii)   The Collateral Agent shall provide such other information with respect to the Collateral as may be routinely maintained by the Collateral Agent or as may be required by this Agreement, in each case as the Loan Parties, Servicer, the Collateral Custodian or the Administrative Agent may reasonably request from time to time.

  (viii)   The Collateral Agent shall notify the Loan Parties, the Servicer and the Administrative Agent upon receiving notices, reports or proxies or any other requests relating to corporate actions affecting the Collateral.

  (ix)   In performing its duties, (A) the Collateral Agent shall comply with the standard of care set forth in Section 7.6(c) and express terms of the Transaction Documents and (B) all calculations made by the Collateral Agent pursuant to this Section 7.2(b) using information that is not routinely maintained by the Collateral Agent, including EBITDA, Assigned Value and Unrestricted Cash of any Obligor shall be made using such amounts as provided by the Administrative Agent, the Loan Parties or the Servicer to the Collateral Agent.

  (x)   The Administrative Agent may direct the Collateral Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent.

  (xi)   Nothing herein shall prevent the Collateral Agent or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

  (xii)   Concurrently herewith, the Administrative Agent directs Wells Fargo as Collateral Agent to enter into the Securities Account Control Agreement.

Section 7.3  Merger or Consolidation.

Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, or that succeeds to the corporate trust business of the Collateral Agent substantially as a whole, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement, except where an instrument of transfer or assignment is required by law to effect such succession.

Section 7.4  Collateral Agent Compensation.

As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to a Collateral Agent Fee pursuant to the provision of Section 2.7(a)(1), Section 2.7(b)(1) or Section 2.8(1), as applicable. The Collateral Agent’s entitlement to receive the Collateral Agent Fee shall cease on the earlier to occur of: (i) its removal as Collateral Agent pursuant to Section 7.5 or (ii) the termination of this Agreement.

Section 7.5  Collateral Agent Removal.

The Collateral Agent may be removed, with or without cause, by the Administrative Agent (with, if no Default or Event of Default has occurred or is then continuing, the consent of the Borrower) by thirty (30) days’ written notice given in writing to the Collateral Agent and the Lenders (the “Collateral Agent Termination Notice”); provided that notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed, has agreed to act as Collateral Agent hereunder in full compliance with the requirements of Section 5.5(d), and has received all Underlying Instruments held by the previous Collateral Agent. In the case of a resignation or removal of the Collateral Agent, if no successor shall have been appointed and an instrument of acceptance by a successor shall not have been delivered to the Collateral Agent within ninety (90) days after the giving of such notice of resignation or removal, the Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

Section 7.6  Limitation on Liability.

(a)   The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder unless a Responsible Officer of the Collateral Agent receives written or email notice of such matter. Notice or knowledge of any matter by Wells Fargo in its capacity as Administrative Agent or Lender and other publicly available information shall not constitute notice or actual knowledge of the Collateral Agent.

(b)   The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)   The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties.

(d)   The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Agent shall not be obligated to take any legal action hereunder that might in its judgment be contrary to Applicable Law or involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)   The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent.

(f)   The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)   It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing or overseeing the performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h)   The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, that the Collateral Agent shall not be responsible for any willful misconduct or gross negligence on the part of any non-Affiliated agent or attorney appointed with due care by it hereunder.

(i)   The Collateral Agent shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services, terrorism, labor disputes, disease, epidemic, pandemic, quarantine, national emergency, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

(j)   It is expressly acknowledged by the parties hereto that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Administrative Agent, the Loan Parties and/or any related bank agent, obligor or similar party, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate).

(k)   The parties acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA Patriot Act and its implementing regulations, the Collateral Agent in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. Each Loan Party hereby agrees that it shall provide the Collateral Agent with such information as it may request including, but not limited to, such Loan Party’s name, physical address, tax identification number and other information that will help the Collateral Agent to identify and verify such Loan Party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 7.7  Resignation of the Collateral Agent.

The Collateral Agent shall not resign from the obligations and duties hereby imposed on it except upon (a) ninety (90) days’ prior written notice to the Loan Parties, the Servicer, Administrative Agent and each Lender, or (b) the Collateral Agent’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Agent could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Collateral Agent shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent. No such resignation shall become effective until a successor Collateral Agent acceptable to the Administrative Agent, the Servicer (if no Servicer Termination Event has occurred and is continuing) and the Loan Parties (if no Default or Event of Default has occurred and is continuing) in their respective sole discretion shall have assumed the responsibilities and obligations of the Collateral Agent hereunder, which Collateral Agent satisfies all requirements of Section 5.5(d).

ARTICLE VIII

SECURITY INTEREST

Section 8.1  Grant of Security Interest.

(a)   This Agreement constitutes a security agreement and the Advances effected hereby constitute secured loans by the applicable Lenders to the Borrower under Applicable Law. For such purpose, the Borrower hereby transfers, conveys, assigns and grants as of the Closing Date to the Collateral Agent for the benefit of the Secured Parties, a lien and continuing security interest in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all Collateral (other than any Collateral which constitutes Margin Stock), whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located, to secure the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations of the Borrower arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Obligations. Notwithstanding any of the other provisions set forth in this Agreement, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Applicable Law in effect as of the date hereof or requires a consent not obtained of any Governmental Authority pursuant to such Applicable Law. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its own fraud, gross negligence or willful misconduct. If the Borrower fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option and at the direction of the Administrative Agent, but without any obligation to do so, may itself perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Collateral Agent incurred in connection with such performance or compliance, shall be payable by the Borrower to the Collateral Agent in accordance with Sections 2.7 and 2.8 and shall constitute Obligations secured hereby.

(b)   The grant of a security interest under this Section 8.1 does not constitute and is not intended to result in a creation or an assumption by the Collateral Agent of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent on behalf of the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (c) the Collateral Agent shall not have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(c)   Notwithstanding anything to the contrary, the Equityholder, the Borrower, the Servicer, the Administrative Agent, the Collateral Agent and each Lender hereby agree to treat, and to cause each of their respective Affiliates to treat, each Advance as indebtedness for purposes of United States federal and state income tax or state franchise tax to the extent permitted by Applicable Law and shall file its tax returns or reports, or cause its Affiliates to file such tax returns or reports, in a manner consistent with such treatment.

Section 8.2  Release of Lien on Collateral.

(a)   At the same time as (i) any Loan expires by its terms or is prepaid in full and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account or (ii) any Loan has been the subject of a Discretionary Sale, Substitution or Optional Sale pursuant to Section 2.14, has been sold as required under the applicable Sale Agreement or has been sold pursuant to Section 9.2, the Collateral Agent, as agent for the Secured Parties will, to the extent requested by the Servicer or the Borrower, release its interest in such Collateral. In connection with any release of such Collateral, the Collateral Agent, on behalf of the Secured Parties, will upon receipt into the General Collection Account of the Proceeds of any such sale, payment in full or prepayment in full of a Loan, at the sole expense of the Borrower, (i) execute and deliver to the Borrower or the Servicer (or its designee) requesting the same, any assignments, bills of sale, termination statements and any other releases and instruments as such Person may reasonably request in order to effect the release and transfer of such Collateral, (ii) deliver (and cause the Collateral Custodian to deliver) any portion of the Collateral to be released from the Lien granted under this Agreement in its possession to or at the direction of the Borrower and (iii) otherwise take such actions as are necessary and appropriate to release the Lien of the Collateral Agent for the benefit of the Secured Parties on the applicable portion of the Collateral to be released and delivered to or at the direction of the Borrower such portion of the Collateral to be so released; provided that, the Collateral Agent, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such release, sale, transfer and/or assignment. Nothing in this Section shall diminish the Servicer’s obligations pursuant to Section 6.5 with respect to the Proceeds of any such sale.

(b)   On the Collection Date, the Collateral Agent, on behalf of the Secured Parties, will release the security interest in the Collateral created hereby, which release shall occur simultaneously with receipt in the Collection Account of the payoff amount specified in a payoff letter signed by the Administrative Agent. Upon request of the Borrower to the Collateral Agent and to the Administrative Agent, the Collateral Agent shall promptly provide to the Borrower and the Administrative Agent a computation of all amounts owing to the Collateral Agent as of the anticipated Collection Date and the Administrative Agent shall promptly provide to the Borrower, with a copy to the Collateral Agent, a computation of all amounts owing to the Administrative Agent and the Lenders as of the anticipated Collection Date. In connection with such release of the Collateral, the Collateral Agent, on behalf of the Secured Parties, will, at the sole expense of the Borrower, (i) execute and deliver to the Borrower or the Servicer (or its designee) requesting the same, any assignments, bills of sale, termination statements and any other releases and instruments as the Borrower may reasonably request in order to effect the release of the Collateral, (ii) deliver (or cause the Collateral Custodian to deliver) any portion of the Collateral to be released from the Lien granted under this Agreement in its possession to or at the direction of the Borrower or the Servicer (on behalf of the Borrower) and (iii) otherwise take such actions as are necessary and appropriate to release the Lien of the Collateral Agent for the benefit of the Secured Parties on the Collateral (including, without limitation, delivering a Termination Notice (as defined in the Securities Account Control Agreement) in respect of the Securities Account Control Agreement); provided that, the Collateral Agent, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such release.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1  Events of Default.

The following events shall be Events of Default (“Events of Default” and each, an “Event of Default”) hereunder:

(a)   (i) the Servicer (under Section 10.2) or the Seller fails to make any payment when due under any Transaction Document, within three (3) Business Days of the day such payment is required to be made, (ii) other than as set forth in the following clause (iii), the Borrower fails to pay any accrued and unpaid Interest (which shall be due on each Payment Date), Non-Usage Fee (which shall be due on each Payment Date) or any other payments when due and such failure continues for three (3) Business Days or (iii) the Borrower fails to repay the outstanding Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been made) in full on the Termination Date; provided that, in the case of a payment default resulting from a failure to disburse amounts solely due to an administrative or operational error or omission on the part of the Administrative Agent or Collateral Agent, such default will not cause an Event of Default unless such failure continues for seven (7) Business

Days;

(b)   the Borrower, any other Loan Party, the Equityholder or the Seller defaults in making any payment required to be made under an agreement for borrowed money (other than, in the case of the Borrower or any other Loan Party, this Agreement) to which it is a party individually or in an aggregate principal amount in excess of (i) with respect to the Borrower or any other Loan Party, $1,000,000, and (ii) with respect to the Seller and the Equityholder, $10,000,000, in excess of any amounts disputed in good faith by such Person and, in each case, such default is not cured within the applicable cure period, if any, provided for under such agreement;

(c)   any failure on the part of the Borrower, the Equityholder or the Seller to duly observe or perform in any material respect any other covenants or agreements of the Borrower, the Equityholder or the Seller (other than those specifically addressed by a separate Event of Default), as applicable, set forth in this Agreement or the other Transaction Documents to which the Borrower, the Equityholder or the Seller is a party and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person and (ii) the date on which a Responsible Officer of such Person acquires actual knowledge thereof;

(d)   the occurrence of (i) an Insolvency Event relating to the Borrower or (ii) an Insolvency Event relating to the Equityholder and an Equityholder Credit Event Cure has not been successfully completed within fifteen (15) Business Days of such occurrence;

(e)   the occurrence of a Servicer Termination Event;

(f)   [reserved];

(g)   the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess (net of insurance) individually or in the aggregate of $1,000,000 (or $10,000,000 with respect to the Seller or the Equityholder) against the Borrower, and the Borrower, the Equityholder or the Seller, as applicable, (i) have not satisfied, discharged or provided for the discharge of any such judgment, decree or order dismissed within sixty (60) days, or (ii) have not perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal or (iii) if applicable, an Equityholder Credit Event Cure has not occurred within fifteen (15) Business Days;

(h)   the Borrower shall assign or attempt to assign any of its rights, obligations or duties under this Agreement without the prior written consent of each Lender in their respective sole discretion;

(i)   the Borrower, the Equityholder or the Seller shall have made payments (other than payments made on behalf of such Person from insurance proceeds) individually or in the aggregate in excess of $1,000,000 (or $10,000,000 with respect to the Seller or the Equityholder) in settlement of any litigation claim or dispute;

(j)   the Borrower or the Seller fails to observe or perform any agreement or obligation with respect to the management and distribution of funds (excluding a promptly remedied failure resulting from a good faith administrative error) received with respect to the Collateral, and such failure is not cured within two (2) Business Days from the date on which such Party becomes aware of the failure;

(k)   the Borrower shall fail to qualify as a bankruptcy-remote entity based upon the criteria set forth in Section 4.1(t), such that reputable counsel of national standing could no longer render a substantive non-consolidation opinion with respect thereto;

(l)   any Transaction Document (or any material provision thereof), or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Servicer or the Seller;

(m)   the Borrower, the Equityholder, the Servicer, the Seller or any Governmental Authority shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder;

(n)   the Borrower ceases to have a valid ownership interest in all of the Collateral (subject to Permitted Liens) or the Collateral Agent shall fail to have a first priority perfected security interest in any part of the Collateral (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document;

(o)   the existence of a Borrowing Base Deficiency specified in clause (a) of the definition thereof (and not, for the avoidance of doubt, any other Borrowing Base Deficiency) which continues unremedied for five (5) Business Days after the earliest to occur of (i) the date on which written notice of such Borrowing Base Deficiency shall have been given to the Borrower or the Servicer, (ii) the date on which a Responsible Officer of the Borrower or the Servicer acquires actual knowledge thereof and (iii) the most recent Measurement Date; provided, that if the Servicer has provided a Cure Notice containing evidence satisfactory to the Lender that the Equityholder will contribute cash or Eligible Borrowing Base Cure Assets to cure such Borrowing Base Deficiency, then the grace period hereunder shall be extended to fifteen (15) Business Days, or, to the fourth Business Day of the immediately succeeding calendar month, if necessary;

(p)   any Loan Party, or the pool of Collateral shall become required to register as an “investment company” within the meaning of the 1940 Act;

(q)   the Internal Revenue Service or any other Governmental Authority shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower and such Lien shall not have been released within five (5) Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any assets of the Borrower and such lien shall not have been released within five (5) Business Days;

(r)   any representation, warranty or certification made or deemed made by the Borrower, the

Equityholder or the Seller in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made or deemed made and the same continues to be unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person and (ii) the date on which a Responsible Officer of such Person acquires actual knowledge thereof; provided, that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the eligibility of any Loan if such Loan is repurchased pursuant to Section 4.1 of the applicable Sale Agreement;

(s)   a Change of Control of the Borrower occurs;

(t)   (i) failure of any Loan Party to maintain at least one Independent Manager for more than seven days; provided, that no vote for a “Material Action” (as defined in the limited liability company agreement of the Borrower) shall be held until a new Independent Manager is appointed or (ii) the removal of any Independent Manager of any Loan Party without “cause” (as such term is defined in the organizational document of the Loan Parties) or without giving prior written notice to the Administrative Agent, each as required in the organizational documents of such Loan Parties; provided that, in the case of the foregoing clauses (i) and (ii), the applicable Loan Party shall have fifteen (15) days to replace any Independent Manager upon notice or actual knowledge of the resignation, removal, death, disability or incapacitation of the current Independent Manager; or

(u)   measured as of the last day of any fiscal quarter of the Equityholder, the Equityholder fails to maintain the asset coverage ratio required for a “business development company” under the 1940 Act and the same continues to be unremedied on the last day of the immediately following fiscal quarter of the Equityholder.

Section 9.2   Remedies.

(a)   Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall, at the request of the Administrative Agent and by notice to the Loan Parties, declare (i) the Termination Date to have occurred and all outstanding Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Loan Parties) or (ii) the Reinvestment Period End Date to have occurred; provided that, in the case of any event involving any Loan Party described in Section 9.1(c), all of the Obligations shall be immediately due and payable in full (without presentment, demand, notice of any kind, all of which are hereby expressly, waived by the Loan Parties) and the Termination Date shall be deemed to have occurred automatically upon the occurrence of any such event.

(b)   On and after the declaration or occurrence of the Termination Date, the Collateral Agent, for the benefit of the Secured Parties, shall have, with respect to the Collateral granted pursuant to Section 8.1, and in addition to all other rights and remedies available to the Collateral Agent and the Secured Parties under this Agreement or other Applicable Law, all rights and remedies of a secured party upon default provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative. Without limiting the generality of the foregoing, but subject to Section 9.2(c), the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Loan Parties or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances transfer all or any part of the Collateral into the Collateral Agent’s name or the name of any Secured Party or its nominee or nominees, and/or forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may sell and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash and/or may take such other actions as may be available under Applicable Law. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, auction or closed tender, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. In addition, each Loan Party and the Servicer hereby agree that they will, at the Borrower’s expense and at the direction of the Collateral Agent, forthwith, (i) assemble all or any part of the Collateral as directed by the Collateral Agent and make the same available to the Collateral Agent at a place to be designated by the Collateral Agent, whether at the Borrower’s premises or elsewhere, and (ii) without notice except as specified below, sell the Collateral or any part thereof upon such terms, in such lots, to such buyers, and according to such other instructions as the Collateral Agent at the direction of the Administrative Agent may deem commercially reasonable. Each Loan Party agrees that, to the extent notice of sale shall be required by law, ten (10) days’ notice to such Loan Party of any sale hereunder shall constitute reasonable and proper notification. All cash Proceeds received by the Collateral Agent on behalf of the Secured Parties in respect of any sale of, collection from, or other realization upon, all or any part of the Loans (after payment of any amounts incurred in connection with such sale) shall be deposited into the General Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable, and to be applied pursuant to Section 2.8. To the extent permitted by applicable law, each Loan Party waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by the Collateral Agent or any other Secured Party of any of its rights hereunder. Each Loan Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable and documented fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency, except as provided in Section 9.6(b).

(c)   In connection with the sale of the Collateral following a declaration that the Obligations are immediately due and payable pursuant to Section 9.2(a), the Equityholder or any Affiliates thereof (or any entity managed by the Investment Manager or its Affiliates) shall have the right to purchase any or all of the Loans in the Collateral, in each case by paying to the Collateral Agent in immediately available funds, an amount equal to all outstanding Obligations. If the Equityholder or any Affiliates thereof fail to exercise this purchase right within ten (10) days following the declaration that the Obligations are immediately due and payable pursuant to Section 9.2(a), then such contractual rights shall be irrevocably forfeited by the Equityholder and Affiliates thereof (and any entity managed by the Investment Manager or its Affiliates), but nothing herein shall prevent the Equityholder or its Affiliates (and any entity managed by the Investment Manager or its Affiliates) from bidding at any sale of such Collateral.

Section 9.3  Collateral Agent Shall Enforce Claims.

All rights of action and claims under this Agreement or any other Transaction Document shall be prosecuted and enforced by the Collateral Agent, at the direction of the Administrative Agent, in any legal or equitable proceeding, judicial or otherwise, relating thereto in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 2.8.

Section 9.4  Application of Cash Collected.

Any cash collected by the Collateral Agent with respect to the Obligations pursuant to this Article IX and any cash that may then be held or thereafter received by the Collateral Agent with respect to the Obligations hereunder shall be applied in accordance with Section 2.8, at the date or dates fixed by the Collateral Agent; provided, that (a) subject to clause (b), no such date may be fixed by the Collateral Agent unless the Collateral Agent has given the Borrower no fewer than two (2) Business Days’ prior written notice of such date, which notice shall set forth in reasonable detail the expected applications of cash on such date and (b) no failure by the Collateral Agent to deliver the notice required pursuant to the foregoing clause (a) will affect the application of funds in the Collection Accounts pursuant to Section 2.8 on the next succeeding Payment Date.

Section 9.5  Rights of Action.

Notwithstanding any other provision of this Agreement (other than Section 12.10) or in any other Transaction Document, the Administrative Agent shall have the right to direct the Collateral Agent to institute any proceedings, judicial or otherwise, with respect to any Transaction Document, or for the appointment of a separate receiver or trustee, or for any other remedy hereunder. The Collateral Agent shall only institute proceedings and exercise remedies hereunder at the direction of the Administrative Agent (which the Collateral Agent shall implement without delay) and, in taking any action as so directed, shall have the right to indemnity against the costs, expenses and liabilities to be incurred in compliance with such request.

Section 9.6  Unconditional Rights of Lenders to Receive Principal and Interest

(a)   Notwithstanding any other provision in this Agreement, each Lender shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on the Obligations as such principal and interest become due and payable in accordance with the terms hereof and, subject to the provisions of Section 9.5, upon the occurrence and during the continuation of an Event of Default, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Lender.

(b)   If collections in respect of the Collateral are insufficient to make payments due in respect of the Obligations, no other assets will be available for payment of the deficiency following realization of the Collateral and application of the proceeds thereof in accordance with Sections 2.7 and 2.8, and the obligations of any Loan Party to pay any deficiency shall thereupon be extinguished and shall not thereafter revive.

Section 9.7  Restoration of Rights and Remedies.

If the Collateral Agent or any Lender has instituted any judicial proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Collateral Agent or to such Lender, then and in every such case the Loan Parties, the Collateral Agent and the Lenders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Secured Parties shall continue as though no such proceeding had been instituted.

Section 9.8  Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Collateral Agent or to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.9  Delay or Omission Not Waiver

No delay or omission of the Collateral Agent or of any Lender to exercise any right or remedy accruing upon the occurrence and during the continuation of any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section 9.9 or by law to the Collateral Agent or to the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Agent or by the Lenders, as the case may be.

Section 9.10  Waiver of Stay or Extension Laws.

Each Loan Party covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Agreement; and each Loan Party (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 9.11  Power of Attorney. Each Loan Party hereby irrevocably appoints the Collateral Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement after the occurrence and during the continuance of a Default or an Event of Default, including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, each Loan Party hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent, each Loan Party shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request. For the avoidance of doubt, upon the occurrence and during the continuation of an Event of Default, the power of attorney granted by each Loan Party pursuant to this Section 9.11 supersedes any other power of attorney or similar rights granted by any Loan Party to any other party (including, without limitation, the Servicer) under this Agreement, any other Transaction Document or any other agreement; provided that, the Servicer may continue to exercise its rights under this Agreement until the Servicer has received notice of the Collateral Agent’s exercise of its power of attorney hereunder.

ARTICLE X

INDEMNIFICATION

Section 10.1  Indemnities by the Loan Parties.

(a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Loan Parties hereby agree to indemnify the Secured Parties and each of their respective assigns and officers, directors, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against, incurred by or asserted against such Indemnified Party or any of them arising out of or as a result of this Agreement or having an interest in the Collateral or in respect of any Loan included in the Collateral, excluding, however, any Indemnified Amounts to the extent resulting from gross negligence, willful misconduct or fraud on the part of any Indemnified Party. If any Loan Party has made any indemnity payment pursuant to this Section 10.1 or Section 10.3 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to such Loan Party an amount equal to the amount it has collected from others in respect of such Indemnified Amounts. Without limiting the foregoing, the Loan Parties shall indemnify each Indemnified Party for Indemnified Amounts (except to the extent resulting from gross negligence, willful misconduct or fraud on the part of such Indemnified Party) relating to or resulting from:

(i)   any representation or warranty made or deemed made by the Borrower, the Servicer (on behalf of the Borrower) or any of their respective officers under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(ii)    the failure of any Loan acquired on the Closing Date to be an Eligible Loan as of the Closing Date and the failure of any Loan acquired after the Closing Date to be an Eligible Loan on the related Funding Date;

(iii)   the failure by any Loan Party or the Servicer (on behalf of the Borrower) to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law, with respect to any Collateral or the nonconformity of any Collateral with any such Applicable Law;

(iv)   the failure to vest and maintain vested in the Collateral Agent, for the benefit of the Secured Parties, a first priority, perfected security interest in the Collateral, together with all Collections, free and clear of any Lien (other than Permitted Liens) whether existing at the time of any Advance or at any time thereafter;

(v)     prior to the Termination Date, a Borrowing Base Deficiency existing as of the close of business on any Business Day;

(vi)   the failure to file, or any unreasonable delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time;

(vii)  any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment with respect to any Collateral (including, without limitation, a defense based on the Collateral not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(viii)  any failure of any Loan Party or the Servicer (on behalf of the Loan Parties) to perform its duties or obligations in accordance with the provisions of this Agreement or any of the other Transaction Documents to which it is a party or any failure by any Loan Party or the Servicer (on behalf of the Loan Parties) to perform its respective duties under any Collateral;

(ix)   any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of any Loan Party to qualify to do business or file any notice or business activity report or any similar report;

(x)   any action taken by any Loan Party or the Servicer (on behalf of the Loan Parties) in the enforcement or collection of any Collateral;

(xi)   any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Underlying Assets or services that are the subject of any Collateral;

(xii)  any repayment by the Administrative Agent or another Secured Party of any amount previously distributed in reduction of Advances Outstanding or payment of Interest or any other amount due hereunder which amount the Administrative Agent or another Secured Party believes in good faith is required to be repaid;

(xiii)   except with respect to funds held in the Collection Account, the commingling of Collections on the Collateral at any time with other funds;

(xiv)   any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances or the security interest in the Collateral;

(xv)     any failure by any Loan Party to give reasonably equivalent value to the Seller or to the applicable third party transferor, in consideration for the transfer by the Seller or such third party to any Loan Party of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xvi)    the use of the proceeds of any Advance in a manner other than as provided in this Agreement or the Sale Agreements (other than as a result of a good faith administrative error); or

(xvii)   the failure of any Loan Party or any of its agents or representatives to remit to the Servicer (on behalf of the Loan Parties) or the Collateral Agent, Collections on the Collateral remitted to any Loan Party, the Servicer (on behalf of the Loan Parties) or any such agent or representative as provided in this Agreement.

(b)   Any amounts subject to the indemnification provisions of this Section 10.1 shall be paid by the Loan Parties to the Collateral Agent on behalf of the applicable Indemnified Party pursuant to Section 2.7 or 2.8, as applicable, on the Payment Date following such Person’s demand therefor (if given at least five (5) Business Days prior to such Payment Date, and, if not, on the next subsequent Payment Date), accompanied by a reasonably detailed description in writing of the related damage, loss, claim, liability and related costs and expenses.

(c)   If for any reason the indemnification provided above in this Section 10.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then each Loan Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and such Loan Party on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that no Loan Party shall be required to contribute in respect of any Indemnified Amounts excluded in Section 10.1(a).

(d)   The obligations of the Loan Parties under this Section 10.1 shall survive the resignation or removal of the Administrative Agent, the Servicer or the Collateral Agent and the termination of this Agreement.

(e)   This Section 10.1 shall not apply with respect to Taxes other than any Taxes representing damages, losses, or claims, etc. arising from non-Tax claims.

(f)   Notwithstanding anything contained in this Section 10.1 or otherwise in this Agreement or in any other Transaction Document, no Loan Party shall be liable to the Administrative Agent, the Lenders, any of the Secured Parties or any other Person for any consequential (including loss of profit), indirect, special or punitive damages under this Agreement or any other Transaction Document; provided that nothing contained in this sentence shall limit any Loan Party’s indemnification obligations hereunder to the extent such damages are included in a third party claim in connection with which an Indemnified Party is entitled to indemnification hereunder.

Section 10.2  Indemnities by the Servicer.

(a)   Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Indemnified Party by reason of any acts or omissions of the Servicer arising out of a breach of its obligations and duties under this Agreement and each other Transaction Document to which it is a party, including, but not limited to (i) any representation or warranty made by the Servicer under or in connection with any Transaction Document or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, (ii) the failure by the Servicer to comply with any Applicable Law, (iii) the failure of the Servicer to comply with its duties or obligations in accordance with this Agreement and the other Transaction Documents to which it is a party, (iv) any gross negligence, willful misconduct, bad faith or fraud on the part of the Servicer or (v) any litigation, proceedings or investigation against the Servicer in connection with any Transaction Document or its role as Servicer hereunder solely to the extent arising from the Servicer’s breach of its obligations and duties under this Agreement or any other Transaction Document to which it is a party excluding, however, any Indemnified Amounts to the extent resulting from gross negligence, willful misconduct or fraud on the part of any Indemnified Party. The provisions of this indemnity shall run directly to and be enforceable by an Indemnified Party subject to the limitations hereof.

(b)   Any amounts subject to the indemnification provisions of this Section 10.2 shall be paid by the Servicer to the applicable Indemnified Party within ten (10) Business Days following receipt by the Servicer of the Administrative Agent’s written demand therefor.

(c)   For the avoidance of doubt, the Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans.

(d)    The obligations of the Servicer under this Section 10.2 shall survive the resignation or removal of the Administrative Agent, the Collateral Agent and the termination of this Agreement.

(e)   Any indemnification pursuant to this Section 10.2 shall not be payable from the Collateral.

(f)   Notwithstanding anything contained in this Section 10.2 or otherwise in this

Agreement or in any other Transaction Document, the Servicer shall not be liable to the Administrative Agent, the Lenders, any of the Secured Parties or any other Person for any consequential (including loss of profit), indirect, special or punitive damages of any kind whatsoever under this Agreement or any other Transaction Document.

Section 10.3  After-Tax Basis.

Section 10.1 and Section 10.2 shall not apply with respect to Taxes other than any Taxes that represent Indemnified Amounts arising from any non-Tax claim.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.1  Appointment.

Each Secured Party hereby appoints and authorizes the Administrative Agent as its agent and hereby further authorizes the Administrative Agent to appoint additional agents and bailees (including, without limitation, the Collateral Agent) to act on its behalf and for the benefit of each of the Secured Parties. Each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Secured Party hereby appoints the Administrative Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may deem necessary or appropriate or that a Secured Party may reasonably request in order to perfect, protect or more fully evidence the security interests granted by the Loan Parties hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Administrative Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Lenders may direct the Administrative Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Administrative Agent hereunder, the Administrative Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Lenders; provided that the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action. To the extent not delivered or required to be delivered to the Lenders by the Borrower or the Servicer hereunder or the other Transaction Documents, the Administrative Agent shall furnish to the Lenders, promptly upon the

Administrative Agent’s receipt of the same, copies of all notices, certificates and other information delivered to the Administrative Agent under the Transaction Documents.

Section 11.2  Standard of Care.

The Administrative Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Section 11.3  Administrative Agent’s Reliance, etc.

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence, willful misconduct, fraud or bad faith. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for any Loan Party or the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made by any other Person in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of any of the Loan Parties, the Servicer, the Equityholder or the Seller or to inspect the property (including the books and records) of any of the Loan Parties, the Servicer, the Equityholder or the Seller; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

Section 11.4  Credit Decision with Respect to the Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

Section 11.5  Indemnification of the Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by any Loan Party or the Servicer), ratably in accordance with its Pro Rata Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder. The payment of amounts under this Section 11.5 shall be on an after-Tax basis. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with its Pro Rata Share promptly upon demand for any reasonable out-of-pocket expenses (including fees of one outside counsel in each applicable jurisdiction) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Servicer.

Section 11.6  Successor Administrative Agent.

The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least ten (10) days’ written notice thereof to each Lender and the Borrower. Upon any such resignation, the Lenders acting jointly shall appoint a successor Administrative Agent with the consent of the Borrower, such consent not to be unreasonably withheld. Each of the Borrower and each Lender agree that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $5,000,000, (ii) a Lender or (iii) an Affiliate of such a bank or a Lender. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 11.7  Payments by the Administrative Agent.

Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 3:30 p.m. on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

Section 11.8  Erroneous Payments.

(a)   Each Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Secured Party or any other Person who has received funds on behalf of a Lender, Secured Party or other Person (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment or (z) that such Payment Recipient otherwise becomes aware that such payment was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.8(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”) then such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section 11.8 shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)   Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent in writing of such occurrence.

(c)   In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and, upon written notice from the Administrative Agent, shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, with respect to any Payment Recipient who received such funds on its behalf shall cause such Payment Recipient to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)   In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Payment Recipient (i) such Payment Recipient shall be deemed to have assigned its Advances (but not its Commitments) with respect to which such Erroneous Payment was made to the Administrative Agent or, at the option of the Administrative Agent, any Lender Affiliated with the Administrative Agent, in a principal amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest, without further consent or approval of any party hereto, without any further payment by the Administrative Agent or its Affiliated Lender as the assignee of such Erroneous Payment Deficiency Assignment, and the Administrative Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. As to any Erroneous Payment Deficiency Assignment, the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.16. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(e)   Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower (except to the extent that the funds used to make such Erroneous Payment were received from the Borrower as repayment of such Obligations) and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received (except to the extent that the funds used to make such Erroneous Payment were received from the Borrower as repayment of such Obligations).

(f)   Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under pursuant to this Section 11.8 or under the indemnification provisions of this Agreement.

(g)   Each party’s obligations under this Section 11.8 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

ARTICLE XII

MISCELLANEOUS

Section 12.1  Amendments and Waivers.

Except as provided in this Section 12.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Administrative Agent, the Collateral Custodian, the Servicer, the Equityholder and the Required Lenders; provided that no amendment, waiver or consent shall:

(a)   increase the Commitment of any Lender without the written consent of such Lender;

(b)   waive, extend or postpone any date fixed by this Agreement or any other Transaction Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitment hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby;

(c)    reduce the principal of, or the rate of interest specified herein on, any Advance or Obligation, or any fees or other amounts payable hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby;

(d)   change Section 2.7, 2.8 or any related definitions or provisions in a manner that would alter the order of application of proceeds or would alter the pro rata sharing of payments required thereby, in each case, without the written consent of each Lender directly and adversely affected thereby;

(e)   change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(f)   consent to the assignment or transfer by the Borrower, the Seller or the Servicer of such Person’s rights and obligations under any Transaction Document to which it is a party (except as expressly permitted hereunder), in each case, without the written consent of each Lender;

(g)   make any modification to the definition of “Applicable Percentage”, “Assigned Value”, “Minimum Equity Amount”, “Eligible Loan”, “Aggregate Borrowing Base”,

“Borrowing Bases”, “Canadian Dollar Borrowing Base”, “Dollar Borrowing Base”, “Euro Borrowing Base,” “GBP Borrowing Base,” or “Adjusted Borrowing Value”, in each case, which would have a material adverse effect on the calculation of the Borrowing Base, without the written consent of each Lender; or

(h)   release all or substantially all of the Collateral or release any Transaction Document (other than as specifically permitted or contemplated in this Agreement or the applicable Transaction Document) without the written consent of each Lender;

provided, further, that, (i) any amendment of this Agreement that is solely for the purpose of adding a Lender may, subject to Section 12.16, be effected without the written consent of any other Lender, (ii) no such amendment, waiver or modification materially adversely affecting the rights or obligations of the Collateral Agent or Collateral Custodian shall be effective without the written agreement of such Person, (iii) any amendment of this Agreement that a Lender is advised by its legal or financial advisors to be necessary or desirable in order to avoid the consolidation of the Borrower with such Lender for accounting purposes may be effected without the written consent of any other Lender but with the consent of the Borrower and (iv) the Administrative Agent, the Servicer, the Collateral Custodian and the Borrower shall be permitted to amend any provision of the Transaction Documents (and such amendment shall become effective without any further action or consent of any other party to any Transaction Document) if the Administrative Agent, the Servicer, the Collateral Custodian and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Each waiver, amendment and consent made pursuant to this Section 12.1 shall be effective only in the specific instance and for the specific purpose for which given.

Section 12.2  Notices, etc.

All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, e-mailed, faxed, transmitted or delivered, as to each party hereto, at its address set forth on Annex A to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one Business Day after delivery to an overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible facsimile transmission or electronic mail transmission with a confirmation of receipt.

Section 12.3  Ratable Payments.

If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Secured Party (other than payments received pursuant to Section 10.1) in a greater proportion than that received by any other Secured Party, such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Obligations held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 12.4  No Waiver; Remedies.

No failure on the part of the Administrative Agent, the Collateral Agent or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 12.5  Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the Borrower, each other Loan Party, the Servicer, the Equityholder, the Administrative Agent, the Collateral Agent, the Secured Parties and their respective successors and permitted assigns. Each Indemnified Party shall be an express third-party beneficiary of this Agreement to the extent set forth herein.

Section 12.6  Term of this Agreement.

This Agreement, including, without limitation, each Loan Party’s representations and covenants set forth in Articles IV and V, and the Servicer’s representations, covenants and duties set forth in Articles IV and V, creates and constitutes the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect during the Covenant Compliance Period; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by any Loan Party or the Servicer pursuant to Articles IV and V, the provisions, including, without limitation the indemnification and payment provisions, of Article X, Section 2.13, Section 12.9, Section 12.10 and Section 12.11, shall be continuing and shall survive (i) any termination of this Agreement and the occurrence of the Collection Date and (ii) with respect to the rights and remedies of the Lenders under Article X, any sale by the Lenders of the Obligations hereunder.

Section 12.7  Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 12.8  Consent to Jurisdiction; Waivers.

Each of the Servicer, the Loan Parties, the Equityholder, the Lenders, the Administrative Agent and the Collateral Agent hereby irrevocably and unconditionally:

(a)   submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)   consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)   agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party;

(d)   agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)   waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.8 any special, indirect, exemplary, punitive or consequential (including loss of profit) damages of any kind whatsoever.

(f)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.9  Costs and Expenses.

(a)   In addition to (and without duplication of) the rights of indemnification granted to the Indemnified Parties under Article X hereof and amounts payable pursuant to Section 2.11, the Borrower agrees to pay on the next Payment Date occurring at least five (5) Business Days after submission of an invoice therefor, all reasonable invoiced out-of-pocket costs and expenses of the Administrative Agent and the Collateral Agent and, following the occurrence of an Event of Default, the other Secured Parties incurred in connection with the preparation, execution, delivery, administration (including periodic auditing, to the extent required to be paid by any Loan Party pursuant to this Agreement), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable invoiced fees and out-of-pocket expenses of one external counsel for each of the Administrative Agent and the Collateral Agent and, following the occurrence of an Event of Default, one external counsel for the other Secured Parties in each applicable jurisdiction with respect thereto and with respect to advising the Administrative Agent, the Servicer, the Collateral Agent and the Secured Parties as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all reasonable invoiced out-of-pocket costs and expenses, if any (including reasonable fees and expenses of one external counsel in each applicable jurisdiction), incurred by the Administrative Agent and the Collateral Agent and, following the occurrence of an Event of Default, the other Secured Parties in connection with the enforcement of this Agreement by such Person and the other documents to be delivered hereunder or in connection herewith.

(b)   The Borrower shall pay on the Payment Date following receipt of a request therefor, all other reasonable invoiced out-of-pocket costs and expenses that have been invoiced at least five (5) Business Days prior to such Payment Date and incurred by the Administrative Agent, in each case in connection with periodic audits of the Borrower’s books and records on two (2) occasions per fiscal year.

Section 12.10  No Proceedings. Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against, any Loan Party or the Equityholder any Insolvency Proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the end of the Covenant Compliance Period. The provisions of this Section 12.10 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 12.10 and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws of any jurisdiction. The provisions of this paragraph shall survive the termination of this Agreement.

Section 12.11  Recourse Against Certain Parties.

(a)   No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Administrative Agent, any Secured Party, any Loan Party, the Servicer, the Seller or the Equityholder as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, any Loan Party, the Servicer, the Seller or the Equityholder by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Administrative Agent, any Secured Party, any Loan Party, the Servicer, the Seller or the Equityholder contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate or limited liability company obligations of the Administrative Agent, any Secured Party, the Loan Parties, the Servicer, the Seller or the Equityholder, and that no personal liability whatsoever shall attach to or be incurred by the Administrative Agent, any Secured Party, the Loan Parties, the Servicer, the Seller or the Equityholder or any incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Loan Parties, the Servicer, the Seller or the Equityholder under or by reason of any of the obligations, covenants or agreements of the Administrative Agent, any Secured Party, the Loan Parties, the Servicer, the Seller or the Equityholder contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Administrative Agent, any Secured Party, the Loan Parties, the Servicer, the Seller or the Equityholder and each incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Loan Parties, the Servicer, the Seller or the Equityholder, or any of them, for breaches by the Administrative Agent, any Secured Party, the Loan Parties, the Servicer, the Seller or the Equityholder of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing non-recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, officer, employee, partner, member, manager or director of any Loan Party, the Servicer, the Seller or the Equityholder to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.

(b)   Notwithstanding any contrary provision set forth herein, no claim may be made by any Loan Party, the Seller, the Servicer or any other Person against the Administrative Agent and the Secured Parties or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of such Loan Party, the Seller and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c)   Notwithstanding any contrary provision set forth herein, no claim may be made by a Loan Party, the Seller, the Administrative Agent, any of the Secured Parties or any other Person against the Servicer or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the Loan Parties, the Seller, the Administrative Agent and the Secured Parties hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(d)   Notwithstanding any contrary provision set forth herein, no claim may be made by the Servicer, the Seller, the Administrative Agent, any of the Secured Parties or any other Person against the Loan Parties, or their Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the Servicer, the Seller, the Administrative Agent and the Secured Parties hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(e)   No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Administrative Agent and the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.

(f)    The provisions of this Section 12.11 shall survive the termination of this Agreement.

Section 12.12  Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances.

(a)   Each Loan Party shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Administrative Agent, as agent for the Secured Parties, and of the Secured Parties to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Administrative Agent, as agent of the Secured Parties, hereunder to all property comprising the Collateral. Each Loan Party shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 12.12(a).

(b)   Each Loan Party agrees that from time to time, at its expense, it will promptly authorize, execute and deliver all instruments and documents, and take all actions, that the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the security interest granted in the Collateral, or to enable the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document.

(c)   If any Loan Party or the Servicer fails to perform any of its obligations hereunder, the Administrative Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrative Agent’s or such Secured Party’s costs and expenses incurred in connection therewith shall be payable by such Loan Party as provided in Article X. Each Loan Party irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on its behalf (i) to execute on behalf of such Loan Party as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral, including those that describe the Collateral as “all assets,” or words of similar effect, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.

(d)   Without limiting the generality of the foregoing, each Loan Party will, not earlier than six (6) months and not later than three (3) months prior to the fifth (5th) anniversary of the date of filing of the financing statements referred to in Section 3.1(j) or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Covenant Compliance Period shall have ended, authorize, execute and deliver and file or cause to be filed an appropriate continuation statement with respect to each such financing statement.

Section 12.13  Confidentiality.

(a)   Each of the Administrative Agent, the Secured Parties, the Collateral Agent, the Loan Parties and the Servicer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and all information with respect to the other parties, including all information regarding the Collateral, the business and beneficial ownership of the Loan Parties and the Servicer hereto and their respective businesses and its Affiliates and any Obligor obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys, investors, rating agencies, potential investors or other agents engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loans contemplated herein and the agents of such Persons (“Excepted Persons”); provided that no competitively sensitive information can be distributed to an Excepted Person (other than external accountants, auditors, attorneys and other Excepted Persons governed by ethical obligations and requirements), including for the avoidance of doubt, potential Lenders (except to the extent no Borrower consent is needed to assign to such Person under Section 12.16), without the prior written consent of the Borrower or Servicer, as applicable, and each such Excepted Person shall, as a condition to any such disclosure, agree that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower, (ii) disclose the existence of this Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law, and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.13(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Servicer Termination Events, and priority of payment provisions.

(b)   Anything herein to the contrary notwithstanding, each Loan Party and the Servicer hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Servicer, the Collateral Agent or the Secured Parties by each other, (ii) by the Administrative Agent, the Collateral Agent and the Secured Parties to any prospective or actual assignee or participant of any of them, provided such Person agrees to hold such information confidential in accordance with the terms hereof and to use such information solely for the purposes of the transactions contemplated by this Agreement, or (iii) by the Administrative Agent, and the Secured Parties to S&P or Moody’s, any commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Lender, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information; provided that, no information that constitutes Proprietary Information shall be disclosed to any Person without the prior written consent of any Loan Party or the Servicer. In addition, the Secured Parties, the Administrative Agent, and the Servicer may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law). For purposes of this Section 12.13(b), “Proprietary Information” means all information prepared internally by or on behalf of the Servicer with respect to any Loan, including any credit memos, analyses or similar materials.

(c)   Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Administrative Agent’s, the Secured Parties’, the Collateral Agent’s, the Servicer’s, the Equityholder’s or any Loan Party’s business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, the Secured Parties, the Collateral Agent, the Servicer or any Loan Party or an officer, director, employee, shareholder or affiliate of any of the foregoing is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Loan Parties or, to the extent information with respect to the Servicer is included therein, the Servicer, (E) to any affiliate, independent or internal auditor, agent (including any potential sub-or-successor servicer), employee or attorney of the Collateral Agent or the Servicer having a need to know the same, (F) to any Person whose consent is required or to whom notice is required to be given in connection with the Borrower’s acquisition or disposition of any Loan or any assignment thereof, or (G) to any Person when required for USA Patriot Act or other “know your customer” purposes, provided that the Collateral Agent or the Servicer, as applicable, advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by any Loan Party or the Servicer, as applicable.

(d)   Notwithstanding any other provision of this Agreement, each of the Loan Parties and the Servicer shall each have the right to keep confidential from the Administrative Agent, the Collateral Agent and/or the Secured Parties, for such period of time as such Person determines is reasonable (i) any information that such Person reasonably believes to be in the nature of trade secrets and (ii) any other information that such Person or any of their Affiliates, or the officers, employees, directors, members or managers of any of the foregoing, is required by law as evidenced by an Opinion of Counsel.

(e)   Each of the Administrative Agent, the Secured Parties and the Collateral Agent will keep the information of the Obligors confidential in the manner required by the applicable Underlying Instruments.

Section 12.14  Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National

Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, the other Transaction Documents and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 12.15  Waiver of Setoff.

Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.

Section 12.16  Assignments by the Lenders.

(a)   Subject to Section 12.16(e), each Lender may, with the prior written consent of the Borrower (such consent not to be (x) unreasonably withheld, conditioned or delayed or (y) required if an Event of Default has occurred and is continuing), at any time assign an interest in, or sell a participation interest in any Advance (or portion thereof) or its Commitment hereunder (or any portion thereof) to any Person; provided that, (i) unless an Event of Default has occurred and is continuing, no transfer of any Commitment (or any portion thereof) or Advance (or any portion thereof) shall be made unless the transferee has either a long-term unsecured debt rating of “Baa2” or above from Moody’s or “BBB” or above from S&P, (ii) the consent of the Borrower is not required for any assignment (x) to any Affiliate of a Lender or (y) required by any change in Applicable Law or Governmental Authority applicable to such Lender (which change or requirement shall be disclosed in reasonable detail to the Borrower unless such disclosure is prohibited by Applicable Law or a Governmental Authority) and (iii) in the case of an assignment of any Commitment (or any portion thereof) or any Advance (or any portion thereof), the assignee executes and delivers to the Servicer, the Borrower the Administrative Agent and the Collateral Agent a fully executed Joinder Supplement substantially in the form of Exhibit F hereto; provided that no assignment by any Lender shall be effective if, after giving effect to such assignment, Wells Fargo would hold 50% or less of the aggregate Commitments (or, if the applicable Commitments have been terminated, 50% or less of the Advances Outstanding). Each Lender hereby represents and warrants that is a “Qualified Purchaser” within the meaning of Section 3(c)(7) of the 1940 Act. The parties to any such assignment or sale of a participation interest shall execute and deliver to such Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties. The Borrower shall not assign or delegate, or grant any interest in, or permit any Lien (except Permitted Liens) to exist upon, any of the Borrower’s rights, obligations or duties under the Transaction Documents without the prior written consent of the Administrative Agent. Notwithstanding anything contained in this Agreement to the contrary, Wells Fargo shall not need prior consent of the Borrower to consolidate with or merge into any other Person or convey or transfer substantially all of its properties and assets, including without limitation any Advance (or portion thereof), to any Person.

(b)   The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Servicer the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower, the Servicer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)   The Borrower agrees that each participant pursuant to Section 12.16(a) shall be entitled to the benefits of Section 2.12 and Section 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(f) (it being understood that the documentation required under Section 2.13(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such participant (A) agrees to be subject to the provisions of Section 2.12(g) as if it were an assignee hereunder; and (B) shall not be entitled to receive any greater payment under Section 2.12 or Section 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by the participating Lender or such participant with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case that occurs after the participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.12(g) with respect to the applicable participant.

(d)   Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of the applicable participants and the principal amounts (and stated interest) of each such participant’s interest in the Obligations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Obligations) to any Person except to the extent that such disclosure is necessary to establish that such Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)   Notwithstanding the foregoing provisions of this Section 12.16 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Advances or Commitments as collateral security to a Federal Reserve Bank or, as applicable, to such Lender’s trustee for the benefit of its investors (but no such assignment shall release any Lender from any of its obligations hereunder).

Section 12.17   Heading and Exhibits.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 12.18  Recognition of the U.S. Special Resolution Regimes.

To the extent that this Agreement and/or any other Transaction Document constitutes a QFC, the Borrower agrees with each Secured Party as of the Closing Date as follows:

(a)   In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement and/or such other Transaction Document, and any interest and obligation in or under this Agreement and/or such other Transaction Document from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or such other the Transaction Document, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)   In the event that a Covered Party or a BHC Act Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or such other Transaction Document that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or such other Transaction Document were governed by the laws of the United States or a state of the United States.

Section 12.19  Intent of the Parties.

It is the intent and understanding of each party hereto that the Advances are loans from the Lenders to the Borrower and do not constitute a “security” within the meaning of Section 8-102(15) of the UCC.

ARTICLE XIII

~~INTENT OF THE PARTIES~~THE COLLATERAL CUSTODIAN

Section 13.1  The Collateral Custodian.

(a)   Appointment. Alter Domus (US) LLC is hereby appointed as Collateral Custodian in accordance for the terms herein. The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein for the benefit of the Secured Parties until its removal or resignation as Collateral Custodian pursuant to the terms hereof. The Administrative Agent hereby designates and appoints the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The rights, protections, immunities and indemnities afforded to the Collateral Agent under this Agreement shall also be afforded to the Collateral Custodian.

(b)   Delivery of Required Loan Documents. In connection with each Loan included in the Collateral as of the Closing Date, and promptly following the acquisition of a Loan after the date hereof, the Borrower shall deliver, or cause to be delivered, to the Collateral Custodian the Required Loan Documents in respect of each Loan in physical or electronic form, as applicable; provided that for the avoidance of doubt, any Required Loan Documents, which constitute securities required to be delivered by the Borrower under Section 3.3(b) or (c) shall be delivered to the Collateral Custodian in accordance with such Section. In connection with delivery of any Required Loan Documents to the Collateral Custodian for any Loan, the Borrower shall deliver a Loan Checklist (or, if applicable, an updated Loan Checklist) for such Loan. All Required Loan Documents that are delivered to the Collateral Custodian shall be delivered to the Collateral Custodian at its document custody office located at Alter Domus (US) LLC, 225 W. Washington St., 9th Floor, Chicago, IL 60606, Attention: Doc Custody and Legal Department, or at such other office as shall be specified to the Borrower, the Collateral Agent and the Administrative Agent by the Collateral Custodian in a written notice prior to such change. The Collateral Custodian shall have no obligation to review or monitor any Required Loan Documents but shall only be required to hold those Required Loan Documents received by it in safekeeping.

(c)   Duties. From the Closing Date until its resignation or removal pursuant to Section 13.10, the Collateral Custodian shall perform the following duties and obligations:

  (i)   The Collateral Custodian shall take and retain custody of the Required Loan Documents delivered by any Loan Party pursuant to and in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties. Within five (5) Business Days of its receipt of any Required Loan Documents and the related Loan Checklist, the Collateral Custodian shall review the Required Loan Documents delivered to it to confirm that (A) the Obligor name matches the Loan Checklist, (B) such Required Loan Documents have been executed by each party thereto and appear to have no missing or mutilated pages, (C) each item listed in the Loan Checklist has been provided to the Collateral Custodian and (D) the related original balance (based on a comparison to the note or assignment agreement, as applicable) is greater than or equal to the loan balance listed on the related Loan Schedule (such items (A) through (D) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Required Loan Documents hereunder to the Collateral Custodian, the Servicer shall provide to the Collateral Custodian hard copy (which may be preceded by an electronic copy in EXCEL or a comparable format acceptable to the Collateral Custodian as applicable) of the related Loan Checklist that contains a list of all related Required Loan Documents and whether they require original signatures, the Loan identification number and the name of the Obligor with respect to each related Loan. Notwithstanding anything herein to the contrary, the Collateral Custodian’s obligation to review the Required Loan Documents shall be limited to reviewing such Required Loan Documents based on the information provided on the Loan Checklist. If, at the conclusion of such review, the Collateral Custodian is unable to confirm the Review Criteria, the Collateral Custodian shall within one (1) Business Day notify the Servicer and the applicable Loan Party of such determination and provide the Servicer and such Loan Party with a list of the non-complying Loans and the applicable Review Criteria that they fail to satisfy. The Servicer shall have twenty (20) Business Days to correct any non-compliance with any Review Criteria. If after the conclusion of such time period the Servicer has still not cured any non-compliance by a Loan with any Review Criteria, the Collateral Custodian shall promptly notify the Servicer, the applicable Loan Party and the Administrative Agent of such continued non-compliance and such Loan shall cease to be an Eligible Loan until such non-compliance is cured. In addition, if requested in writing in the form of Exhibit D by the Servicer and approved by the Administrative Agent within ten (10) Business Days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return the Required Loan Documents for any Loan which fails to satisfy any Review Criteria to such Loan Party. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Underlying Instruments.

  (ii)   In taking and retaining custody of the Underlying Instruments, the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Underlying Instruments or the instruments therein; and provided further that the Collateral Custodian’s duties as agent shall be limited to those expressly contemplated herein.

  (iii)   All Required Loan Documents that are originals shall be kept in fire resistant vaults, rooms or cabinets at the offices of the Collateral Custodian. All Required Loan Documents shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall segregate the Required Loan Documents on its inventory system and will not commingle the physical Required Loan Documents with any other files of the Collateral Custodian.

  (iv)   On each Reporting Date, the Collateral Custodian shall provide a written report to the Administrative Agent and the Servicer (in a form mutually agreeable to the Administrative Agent and the Collateral Custodian) identifying each Loan for which it holds Required Loan Documents and any Review Criteria that each such Loan fails to satisfy. The Servicer shall have twenty (20) Business Days after notice or knowledge thereof to correct any non-compliance with any Review Criteria. To the extent such non-compliance has not been cured within such time period, such Loan shall cease to be an Eligible Loan until such non-compliance is cured.

  (v)   The Collateral Custodian agrees to cooperate with the Administrative Agent and deliver any Required Loan Documents to the Administrative Agent as requested in order to take any action that the Administrative Agent deems necessary or desirable in order to exercise or enforce any of the rights of a Secured Party hereunder. In the event the Collateral Custodian receives instructions from the Servicer or any Loan Party which conflict with any instructions received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent.

  (vi)   On or promptly following the Closing Date, the Collateral Custodian shall provide the Collateral Agent, the Administrative Agent, the Borrower and the Servicer access to an electronic database maintained by the Collateral Custodian, which such database shall identify the Required Loan Documents delivered to the Collateral Custodian per the Loan Checklist.

  (vii)   Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Custodian shall not have or be deemed to have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Loan Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility. The Collateral Custodian shall not be deemed to assume any obligations or liabilities of the Borrower, the Administrative Agent or Collateral Agent hereunder or under any other Loan Document.

  (viii)   After the occurrence and during the continuance of an Event of Default, the Collateral Custodian agrees to cooperate with the Collateral Agent and promptly deliver any Required Loan Documents to the Collateral Agent (acting at the direction of the Required Lenders) as requested in order to take any action that the Lenders deem necessary or desirable in order for the Collateral Agent to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder. In the event the Collateral Custodian receives instructions from the Borrower which conflict with any instructions received from the Collateral Agent (acting at the direction of the Required Lenders) at any time other than following the occurrence and during the continuance of an Event of Default, the Collateral Custodian shall rely on and follow the instructions given by the Collateral Agent. After the occurrence and during the continuance of an Event of Default, the Collateral Custodian shall rely on and follow only the instructions given by the Collateral Agent and shall not follow any instructions given by the Borrower.

   (ix)   The Collateral Agent or the Administrative Agent (each acting at the direction of the Required Lenders) may direct the Collateral Custodian in writing to take any action incidental to its duties hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Collateral Agent or Administrative Agent, as applicable; provided that the Collateral Custodian shall not be required to take any such action at the direction of the Administrative Agent, the Collateral Agent, or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder (unless it has been provided with an indemnity agreement (including the indemnity provisions contained herein and in the other Transaction Documents) which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Administrative Agent or Collateral Agent, as applicable, and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent or the Collateral Agent, as applicable, within 10 Business Days of its receipt of such request, then the Administrative Agent or the Collateral Agent, as applicable, shall be deemed to have declined to consent to the relevant action.

   (x)   The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian or the Administrative Agent or Collateral Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless an authorized officer of the Collateral Custodian has received written notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default, and stating that such notice is a “Notice of Event of Default.” In the absence of receipt of such notice, the Collateral Custodian may conclusively assume that there is no Event of Default.

Section 13.2  Collateral Custodian Compensation.

As compensation for its custodial activities hereunder, the Collateral Custodian shall be entitled to compensation from the Borrower as set forth in the Collateral Custodian Fee Letter. The Collateral Custodian’s entitlement to receive such compensation shall cease on the earlier to occur of (a) the effective date of its removal as Collateral Custodian pursuant to Section 13.10 of this Agreement, (b) the effective date of its resignation as Collateral Custodian pursuant to Section 13.10 of this Agreement or (c) the termination of this Agreement; provided that, for the avoidance of doubt, the Collateral Custodian shall remain entitled to receive, as and when such amounts are payable under the terms of this Agreement, any unpaid fees prior to the release of all Required Loan Documents from the custody of the Collateral Custodian.

Section 13.3  Limitation on Liability.

(a)   The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, instruction, statement, request, waiver, consent, report, letter or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement certificate, request, waiver, consent, opinion, report, receipt or other paper or document. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon the written instructions of the Administrative Agent or the Collateral Agent, as applicable, and no party shall have any right of action whatsoever against the Collateral Custodian as a result of the Collateral Custodian acting or (where so instructed) refraining from acting hereunder in accordance with the instructions of the Administrative Agent or the Collateral Agent. The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(b)   Neither the Collateral Custodian nor any of its directors, officers, agents, or employees shall be liable for any error of judgment, or for any action taken or omitted to be taken by it or them as Collateral Custodian under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction).

(c)   The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Required Loan Documents, the Loans or any other Collateral, and will not be required to and will not make any representations as to the validity or value of any of the Collateral.

(d)   It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any other Required Loan Document. In case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of an Event of Default, request instructions from the Borrower and may, after the occurrence of an Event of Default, request instructions from the Administrative Agent or the Collateral Agent (each on behalf of the Required Lenders), and shall be entitled at all times to refrain from taking any action unless it has received instructions from such Persons, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent or the Collateral Agent. In no event shall the Collateral Custodian be liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e)   The Collateral Custodian shall have no responsibilities or duties with respect to any Required Loan Document while such Required Loan Document is not in its possession.

Section 13.4  Collateral Custodian Resignation.

Upon the effective date of the Collateral Custodian’s resignation pursuant to Section 13.10, or if the Collateral Custodian is given written notice of an earlier termination hereof pursuant to Section 13.10, the Collateral Custodian shall (i) deliver all of the Required Loan Documents in the possession of Collateral Custodian to the successor Collateral Custodian, and (ii) be reimbursed for any costs and expenses Collateral Custodian shall incur in connection with the termination of its duties under this Agreement.

Section 13.5  Release of Documents.

(a)   Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent after the occurrence of an Event of Default), upon written receipt from the Servicer of a request for release of documents and receipt in the form annexed hereto as Exhibit D, to release to the Servicer within two (2) Business Days of receipt of such request, the related Underlying Instruments or the documents set forth in such request and receipt from the Servicer. All documents so released to the Servicer shall be held by the Servicer in trust for the benefit of the Collateral Agent in accordance with the terms of this Agreement. The Servicer shall return to the Collateral Agent the Underlying Instruments or other such documents (i) promptly upon the request of the Administrative Agent (after the occurrence of an Event of Default), or (ii) when the Servicer’s need therefor in connection with such enforcement or servicing no longer exists, unless the Loan shall be liquidated or sold, in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation or sale from the Servicer to the Collateral Custodian in the form annexed hereto as Exhibit D, the Servicer’s request and receipt submitted pursuant to the first sentence of this subsection shall be released by the Collateral Custodian to the Servicer.

(b)   Release for Payment. Upon receipt by the Collateral Custodian of the Servicer’s request for release of documents and receipt in the form annexed hereto as Exhibit D (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been or will be credited to the Collection Account as provided in this Agreement), the Collateral Custodian shall promptly release the related Underlying Instruments to the Servicer.

Section 13.6  Return of Underlying Instruments.

(a)   Each Loan Party may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), require that the Collateral Custodian return each Required Loan Document (as applicable), respectively (a) delivered to the Collateral Custodian in error, (b) as to which the lien on the Underlying Asset has been so released pursuant to Section 8.2, (c) that has been the subject of a Discretionary Sale, Substitution or Optional Sale pursuant to Section 2.14 or (e) that is required to be redelivered to the Borrower or a Securitization Subsidiary (at the direction of the Borrower) in connection with the termination of this Agreement, in each case by submitting to the Collateral Custodian and the Administrative Agent a written request in the form of Exhibit D hereto (signed by both the Borrower, or if applicable a Securitization Subsidiary, and the Administrative Agent) specifying the Collateral to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower, or if applicable such Securitization Subsidiary and the Administrative Agent promptly, but in any event within five (5) Business Days, return the Underlying Instruments so requested to the Borrower or such Securitization Subsidiary (as directed by the Borrower).

Section 13.7  Shipment of Required Loan Documents.

(a)   Written instructions as to the method of shipment and shipper(s) the Collateral Custodian is requesting to utilize in connection with the transmission of Required Loan Documents in the performance of the Collateral Custodian’s duties hereunder shall be delivered by the Borrower, the Servicer or the Required Lenders to the Collateral Custodian prior to any shipment of any Required Loan Documents hereunder. The Servicer shall arrange for the provision of such services at the cost and expense of the Borrower (or, at the Collateral Custodian’s option, the Borrower shall reimburse the Collateral Custodian for all reasonable and documented costs and expenses of the Collateral Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Required Loan Documents as the Servicer deems appropriate.

Section 13.8  Access to Certain Documentation and Information Regarding the Collateral; Audits.

(a)   The Servicer, each Loan Party, the Collateral Custodian and the Collateral Agent shall provide to the Administrative Agent access to the Underlying Instruments and all other documentation in the possession of such Persons regarding the Collateral including in such cases where the Administrative Agent may direct the Collateral Agent in connection with the enforcement of the rights or interests of the Collateral Agent, on behalf of the Secured Parties, hereunder, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two (2) Business Days’ prior written request, (ii) during normal business hours and (iii) subject to the Servicer’s, each Loan Party’s, Collateral Custodian’s and Collateral Agent’s normal security and confidentiality procedures. Periodically, at the discretion of the Administrative Agent, the Administrative Agent may review the Servicer’s collection and administration of the Collateral in order to assess compliance by the Servicer with Article VI and may conduct an audit of the Collateral, and Underlying Instruments in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time.

(b)   Without limiting the foregoing provisions of Section 13.8 (a), from time to time on request of the Administrative Agent, the Collateral Custodian shall permit certified public accountants or other independent auditors acceptable to the Administrative Agent to conduct a review of the Underlying Instruments and all other documentation regarding the Collateral. Up to two (2) such reviews per fiscal year at a cost not to exceed $50,000 per audit shall be at the expense of the Borrower and additional reviews in a fiscal year shall be at the expense of the requesting Lender(s); provided that, after the occurrence and during the continuance of an Event of Default, any such reviews, regardless of frequency, shall be at the expense of the Borrower.

Section 13.9  Collateral Agent.

The Collateral Custodian agrees that, with respect to any Required Loan Documents at any time or times in its possession, the Collateral Custodian shall be the agent of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

Section 13.10  Removal and Resignation.

(a)   Collateral Custodian may be removed, with or without cause, by the Administrative Agent upon 30 days prior written notice to the Collateral Custodian (the “Collateral Custodian Termination Notice”); provided that, notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity (and, for the avoidance of doubt, so long as it continues to act in such capacity, shall continue to receive any fees and any other amounts to which it is entitled to receive in such capacity under the terms of this Agreement and the Collateral Custodian Fee Letter) until a successor Collateral Custodian has been appointed and has agreed to act as Collateral Custodian hereunder.

(b)   Collateral Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than thirty (30) days after delivery to the Administrative Agent of written notice of such resignation specifying a date when such resignation shall take effect. If no successor collateral custodian has accepted appointment as the Collateral Custodian by the date thirty (30) days following a resigning Collateral Custodian’s notice of resignation, the resigning Collateral Custodian’s resignation shall nevertheless thereupon become effective, and the Collateral Agent (or its designee) shall perform the duties of the Collateral Custodian hereunder until such time, if any, as the Collateral Agent appoints a successor Collateral Custodian. Upon the effective date of such resignation, or if the Administrative Agent gives Collateral Custodian written notice of an earlier termination hereof, Collateral Custodian shall (i) be reimbursed for any costs and expenses Collateral Custodian shall incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the required Loan Documents in the possession of Collateral Custodian to the Administrative Agent or to such Person as the Administrative Agent may designate to Collateral Custodian in writing upon the receipt of a request in the form of Exhibit H. For the avoidance of doubt, the Collateral Custodian shall be entitled to receive, as and when such amounts are payable in accordance with this Agreement, any fees accrued through the effective date of its resignation pursuant to and in accordance with this Section 13.10.

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